                                                                   EXHIBIT 10.13

                                   $30,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of November 7, 1997


                                 by and between


                             OCULAR SCIENCES, INC.,

                             a Delaware corporation,

                                 AS A BORROWER,


                       OCULAR SCIENCES PUERTO RICO, INC.,

                             a Delaware corporation,

                                 AS A BORROWER,


                                       and


                            COMERICA BANK-CALIFORNIA,

                                  AS THE LENDER

                                TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS.............................  2
          SECTION 1.1.    CERTAIN DEFINED TERMS.....................................  2
          SECTION 1.2.    Accounting Terms.......................................... 17
          SECTION 1.3.    Other Definitional Provisions............................. 18

ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES............................ 18
          SECTION 2.1.    Advances.................................................. 18
                   (a)    Facility A Advances....................................... 19
                   (b)    Facility B Advances....................................... 19
                   (c)    Use of Proceeds........................................... 19
          SECTION 2.2.    Mechanics of Advances..................................... 19
                   (a)    Borrowings................................................ 19
                   (b)    Notice of Borrowing....................................... 19
                   (c)    Telephonic Notice......................................... 20
                   (d)    Funding of Advances....................................... 20
                   (e)    Notice of Borrowing Irrevocable........................... 20
          SECTION 2.3.    Evidence of Debt.......................................... 20
                   (a)    Promise to Repay.......................................... 20
                   (b)    Loan Account.............................................. 20
          SECTION 2.4.    Fees...................................................... 21
                   (a)    Closing Fee............................................... 21
                   (b)    Commitment Fees........................................... 21
          SECTION 2.5.    Repayment................................................. 21
                   (a)    Facility A................................................ 21
                   (b)    Facility B................................................ 21
                   (c)    Maturity.................................................. 21
                   (d)    Voluntary Prepayments..................................... 21
                   (e)    Optional Reduction or Termination of Facility A........... 22
                   (f)    Excess Exposure........................................... 22
                   (g)    Change of Control......................................... 23
          SECTION 2.6.    Interest.................................................. 23
                   (a)    Base Rate Advances........................................ 23
                   (b)    Facility A Eurodollar Rate Advances....................... 23
                   (c)    Facility B Eurodollar Rate Advances....................... 23
                   (d)    Negotiated Rate Advances.................................. 24
                   (e)    Default Interest.......................................... 24
          SECTION 2.7.    Interest Rate Determination and Protection................ 24
                   (a)    Determination of Eurodollar Rate and Negotiated Rate...... 24
                   (b)    Notice of Eurodollar Rate and Negotiated Rate............. 24

                   (c)    Alternative Interest Rate................................. 24
                   (d)    Minimum Amounts........................................... 25
                   (e)    Lender's Determination Conclusive......................... 25
          SECTION 2.8.    Voluntary Conversion of Advances.......................... 25
                   (a)    Notice of Continuance/Conversion.......................... 25
                   (b)    Telephonic Notice......................................... 25
                   (c)    Requirements.............................................. 26
                   (d)    Base Rate Advances........................................ 26
          SECTION 2.9.    Funding Losses............................................ 26
          SECTION 2.10.   Increased Costs........................................... 27
                   (a)    Increase in Cost.......................................... 27
                   (b)    Increase in Capital Requirements.......................... 27
          SECTION 2.11.   Illegality................................................ 28
          SECTION 2.12.   Payments and Computations................................. 28
                   (a)    Payments.................................................. 28
                   (b)    Computations.............................................. 28
                   (c)    Payment on Business Day................................... 28
          SECTION 2.13.   Taxes..................................................... 29
                   (a)    Net Payments.............................................. 29
                   (b)    Payment of Other Taxes.................................... 29
                   (c)    Indemnification........................................... 29
                   (d)    Evidence of Payments...................................... 29
          SECTION 2.14.   COLLATERAL AND GUARANTIES................................. 30
          SECTION 2.15.   Issuance of Letters of Credit............................. 30
          SECTION 2.16.   Payment of Letters of Credit; Reimbursement............... 30
          SECTION 2.17.   Letter of Credit Fees..................................... 32
          SECTION 2.18.   Uniform Custom and Practice............................... 32

ARTICLE III
                       CONDITIONS OF LENDING........................................ 32
          SECTION 3.1.    Conditions Precedent on the Closing Date.................. 32
                   (a)    Loan Documents............................................ 32
                   (b)    Corporate Documents....................................... 33
                   (c)    Governmental Consents..................................... 33
                   (d)    No Injunction............................................. 33
                   (e)    Other Deliveries.......................................... 34
                   (f)    Legal Opinions............................................ 34
                   (g)    Cancellation of Original Credit Agreement................. 34
                   (h)    Payment of Existing Debt.................................. 34
                   (i)    Payment of Fees and Expenses.............................. 35
                   (j)    No Material Adverse Change................................ 35
          SECTION 3.2.    Conditions Precedent to Each Extension of Credit.......... 35
                   (a)    Notice.................................................... 35
                   (b)    Certification............................................. 35

ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES............................... 36
          SECTION 4.1.    Representations and Warranties of the Borrower............ 36
                   (a)    Organization.............................................. 36
                   (b)    Power and Authority....................................... 36
                   (c)    Due Authorization......................................... 36
                   (d)    Subsidiaries and Ownership of Capital Stock............... 36
                   (e)    Governmental Approval..................................... 37
                   (f)    Binding and Enforceable................................... 37
                   (g)    Financial Information..................................... 37
                   (h)    Material Adverse Change................................... 37
                   (i)    Compliance................................................ 37
                   (j)    Litigation................................................ 37
                   (k)    No Conflict............................................... 38
                   (l)    No Default................................................ 38
                   (m)    Payment of Taxes.......................................... 38
                   (n)    Margin Regulations........................................ 38
                   (o)    Conduct of Business....................................... 38
                   (p)    Environmental Matters..................................... 38
                   (q)    ERISA Compliance.......................................... 39
                   (r)    Title to Assets; No Infringement.......................... 40
                   (s)    Undisclosed Liabilities................................... 40

ARTICLE V
COVENANTS OF THE BORROWERS.......................................................... 40
          SECTION 5.1.    Financial Covenants....................................... 40
                   (a)    Maximum Leverage Ratio.................................... 40
                   (b)    Minimum Fixed Charge Coverage Ratio....................... 40
                   (c)    Minimum Quick Ratio....................................... 41
                   (d)    Minimum Tangible Effective Net Worth...................... 41
          SECTION 5.2.    Affirmative Covenants..................................... 41
                   (a)    Compliance with Laws...................................... 41
                   (b)    Inspection of Property and Books and Records.............. 41
                   (c)    Reporting Requirements.................................... 41
                   (d)    Preservation of Corporate Existence, Etc.................. 43
                   (e)    New Subsidiaries.......................................... 43
                   (f)    Maintenance of Property................................... 44
                   (g)    Insurance................................................. 44
                   (h)    Payment of Taxes and Lienable Items....................... 44
                   (i)    Use of Proceeds........................................... 44
                   (j)    Permitted Cash Investments................................ 44
                   (k)    Further Assurances........................................ 44
          SECTION 5.3.    Negative Covenants........................................ 45
                   (a)    Liens..................................................... 45
                   (b)    Disposition of Assets..................................... 47
                   (c)    Investments............................................... 48
                   (d)    Limitation on Debt and Accommodation Obligations.......... 49

                   (e)    Transactions with Affiliates.............................. 51
                   (f)    Restricted Junior Payments................................ 51
                   (g)    Mergers, Etc.............................................. 52
                   (h)    Conduct of Business....................................... 52
                   (i)    Compliance with ERISA..................................... 52
                   (j)    Payment Restrictions Affecting Subsidiaries............... 53

ARTICLE VI
                       EVENTS OF DEFAULT...........................................  53
          SECTION 6.1.    Events of Default......................................... 53
                   (a)    Non-Payment of Principal.................................. 53
                   (b)    Non-Payment of Interest................................... 53
                   (c)    Non-Payment of Other Obligations.......................... 53
                   (d)    Representations and Warranties............................ 53
                   (e)    Financial and Negative Covenants.......................... 53
                   (f)    Reporting and Collateral Covenants........................ 53
                   (g)    Other Agreements.......................................... 54
                   (h)    Default as to Other Debt.................................. 54
                   (i)    Bankruptcy................................................ 54
                   (j)    Judgments................................................. 55
                   (k)    Material Adverse Change................................... 55
                   (l)    Loan Documents............................................ 55
                   (m)    Collateral Documents...................................... 55
                   (n)    ERISA..................................................... 55
          SECTION 6.2.    Rights Not Exclusive...................................... 56

ARTICLE VII
                       MISCELLANEOUS...............................................  56
          SECTION 7.1.    Amendments................................................ 56
          SECTION 7.2.    Notices................................................... 56
          SECTION 7.3.    No Waiver; Remedies....................................... 57
          SECTION 7.4.    Costs and Expenses........................................ 57
          SECTION 7.5.    Right of Set-off.......................................... 57
          SECTION 7.6.    General Indemnity......................................... 57
          SECTION 7.7.    Assignments and Participations............................ 58
          SECTION 7.8.    Binding Effect............................................ 59
          SECTION 7.9.    Governing Law............................................. 59
          SECTION 7.10.   Waiver of Jury Trial...................................... 59
          SECTION 7.11.   Limitation of Liability................................... 60
          SECTION 7.12.   Confidentiality........................................... 60
          SECTION 7.13.   Entire Agreement.......................................... 60
          SECTION 7.14.   Termination of Original Credit Agreement.................. 60
          SECTION 7.15.   Survival.................................................. 61
          SECTION 7.16.   Execution in Counterparts................................. 61


EXHIBITS

   Exhibit A-1   Form of Notice of Borrowing
   Exhibit A-2   Form of Notice of Continuance/Conversion

   Exhibit B-1   Form of Amended and Restated Subsidiary Guaranty
   Exhibit B-2   Form of Parent Guaranty
   Exhibit B-3   Form of Amended and Restated Pledge Agreement

   Exhibit C-1   Form of Opinion of Counsel for the Borrowers
   Exhibit C-2   Form of Opinion of Puerto Rican Counsel for Ocular
                 Sciences Puerto Rico, Inc.
   Exhibit C-3   Form of Opinion of Foreign Counsel

   Exhibit D-1   Form of Compliance Certificate


SCHEDULES
   Schedule 4.1(d)     List of Subsidiaries
   Schedule 4.1(e)     List of Governmental Approvals
   Schedule 4.1(j)     List of Litigation
   Schedule 4.1(o)     List of Business Lines
   Schedule 4.1(p)     List of Environmental Matters
   Schedule 4.1(q)     List of ERISA Matters
   Schedule 4.1(s)     List of Undisclosed Liabilities
   Schedule 5.3(c)     List of Investments
   Schedule 5.3(d)     List of Liens and Debts

                      AMENDED AND RESTATED CREDIT AGREEMENT



               This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 7, 1997, is made by and between OCULAR SCIENCES, INC., a Delaware corporation (formerly known as O.S.I. Corporation and herein referred to as "Ocular Sciences"), as a Borrower, and OCULAR SCIENCES PUERTO RICO, INC., a Delaware corporation (formerly known as O.S.I. Puerto Rico Corporation and herein referred to as "O.S.I. Puerto Rico"), as a Borrower, and COMERICA
BANK-CALIFORNIA, a California chartered bank, as the Lender.

                                    RECITALS

         WHEREAS, O.S.I. Puerto Rico has requested that the Lender loan funds to O.S.I. Puerto Rico, and the Lender has agreed to lend money to O.S.I. Puerto Rico subject to the terms and conditions of this Agreement;

         WHEREAS, O.S.I. Corporation, a California corporation (the "Predecessor"), was merged with and into Ocular Sciences pursuant to an Agreement and Plan of Merger dated as of July 30, 1997;

         WHEREAS, Ocular Sciences is the surviving corporation of the aforesaid merger;

         WHEREAS, the Predecessor and the Lender are parties to a certain Credit Agreement dated as of October 30, 1996, as amended by Amendment Number One to Credit Agreement dated as of February 27, 1997, Amendment Number Two to Credit Agreement dated as of July 7, 1997, and Amendment Number Three to Credit Agreement dated as of July 18, 1997 (as so amended, the "Original Credit Agreement");

         WHEREAS, Ocular Sciences has requested that the Lender amend and restate the Original Credit Agreement; and

         WHEREAS, the Lender is willing to amend the Original Credit Agreement upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrowers and the Lender agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement:

         ACCOMMODATION OBLIGATION means, as applied to any Person, any direct or indirect guaranty, endorsement or other liability of that Person with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (i) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Accommodation Obligation is made or, if not stated or if indeterminable, the maximum reasonably estimated potential liability in respect thereof. Endorsements of checks for collection or deposit in the ordinary course of business are not Accommodation Obligations.

         ADVANCE means a Facility A Advance or a Facility B Advance.

         AFFILIATE of a specified Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Person specified. For this purpose, "control," "controlled by" and "under common control with" mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         AGREEMENT means this Amended and Restated Credit Agreement.

         APPLICABLE AMOUNT means the per annum interest margin applicable to Base Rate Advances, Facility A Eurodollar Rate Advances, Facility B Eurodollar Rate Advances and Negotiated Rate Advances and the per annum commitment fees pertaining to Facility A, in each case as set forth below opposite the applicable Leverage Ratio determined by the Lender, initially as set forth in the certificate delivered on the Closing Date pursuant to Section 3.1(e)(iii) and thereafter in the most recent financial statements and Compliance Certificate delivered by the Borrower pursuant to Section 5.2(c). The Lender's determination of the applicable

Leverage Ratio shall be conclusive absent manifest error. Any such change in the Applicable Amount shall be given prospective effect only, effective on the fifth Business Day after receipt of the most recent financial statements and Compliance Certificate, in each case with no retroactivity or clawback; PROVIDED, HOWEVER, that if the Borrowers shall fail to timely deliver such financial statements and Compliance Certificate for any period, then the Applicable Amount shall be based on the highest level set forth below until the fifth Business Day after the Borrowers shall deliver such financial statements and Compliance Certificate to the Lender.


Leverage Ratio           Base Rate         Facility A        Facility B        Negotiated    Commitment
                         Advances          Eurodollar        Eurodollar          Rate            Fee
                                              Rate              Rate           Advances
                                            Advances          Advances
---------------------------------------------------------------------------------------------------------
Greater than or equal
to 0.50 to 1.00             0.00%              1.50%              1.75%           1.75%        0.375%

---------------------------------------------------------------------------------------------------------
Less than 0.50 to 1.00
but greater than or
equal 0.25 to 1.00
                            0.00%              1.25%              1.50%           1.50%        0.250%
---------------------------------------------------------------------------------------------------------
Less than 0.25 to 1.00      0.00%              1.00%              1.25%           1.25%        0.250%
---------------------------------------------------------------------------------------------------------


         ASSET SALE means the sale, sale-leaseback, license, transfer or other disposition of any asset, business or property of either Borrower or any of their Subsidiaries, other than (i) sales and other dispositions of inventory in the ordinary course of business; (ii) sales of used, worn-out or surplus equipment in which the proceeds are reinvested in other fixed assets within one hundred eighty (180) days from the date of sale; (iii) sales and leasebacks of equipment acquired by either Borrower or any of their Subsidiaries not more than one hundred eighty (180) days prior to such sale or leaseback; and (iv) non-exclusive licenses and similar arrangements for the use of intellectual property of either Borrower or any of their Subsidiaries.

         AUTHORIZED OFFICER means the chief executive officer, president, chief financial officer or controller of a Borrower.

         BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDING means (i) any case commenced by or against either Borrower under any chapter of the United States Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of either Borrower, any receivership or assignment for the benefit of creditors relating to either Borrower or any similar case or proceeding relative to either Borrower or its creditors, as such, in each case whether or not voluntary, (ii) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to either Borrower, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, and (iii) any other proceeding of any type or nature in which claims against either Borrower generally are determined, proven or paid.

         BASE RATE means, for any day, a fluctuating interest rate per annum equal to the then effective rate of interest announced publicly by the Lender at its head office from time to time as its prime commercial lending rate (it being understood that such rate is merely a reference rate and is not the best, lowest or most favorable rate offered by the Lender).

         BASE RATE ADVANCE means an Advance which bears interest by reference to the Base Rate as provided in Section 2.6(a).

         BORROWER means Ocular Sciences or O.S.I. Puerto Rico, individually, and BORROWERS mean Ocular Sciences and O.S.I. Puerto Rico, collectively.

         BREAKAGE COSTS is defined in Section 2.9.

         BUSINESS DAY means any day except a Saturday or Sunday or a day when commercial banks are authorized or required by law to be closed in San Jose, California and (i) if the applicable Business Day relates to a Eurodollar Rate Advance, additionally means such a day on which commercial banks are authorized or required by law to be closed in Detroit, Michigan or London, England, and
(ii) if the applicable Business Day relates to a Negotiated Rate Advance, additionally means such a day on which commercial banks are authorized or required by law to be closed in Detroit, Michigan.

         CAPITAL LEASE means, with respect to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         CASH FLOW means, for any period, an amount determined as (i) Consolidated Net Income for such period, PLUS (ii) to the extent deducted in determining Consolidated Net Income and without duplication, the sum of (A) all charges for Consolidated Interest Expense, depreciation and amortization for such period, PLUS (B) all non-cash charges required by GAAP relating to dispositions of property, plant and equipment for such period, MINUS (iii) preferred stock dividends paid or payable by Ocular Sciences or any of its consolidated Subsidiaries during such period, MINUS (iv) Consolidated Capital Expenditures for such period, all computed and calculated in accordance with GAAP.

         CHANGE OF CONTROL means a transaction or series of related transactions by which either (i) any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Ocular Sciences (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all securities of Ocular Sciences entitled to vote in the election of directors, (ii) Ocular Sciences shall cease to own one hundred percent (100%) of all classes of stock of O.S.I. Puerto Rico, or (iii) a majority of the member of Ocular Sciences' or O.S.I. Puerto Rico's board of directors are Persons who were not in office on the Closing Date and were not initially nominated by directors who were in office on the Closing Date or by successor directors elected or appointed upon the initial nomination of such directors or successor directors.

         CLAIMS is defined in Section 7.6.

         CLOSING DATE means the date on which all of the conditions precedent set forth in Section 3.1 are satisfied or waived in writing by the Lender.

         CODE means the Internal Revenue Code of 1986.

         COLLATERAL means all property which at any time is subject or is to become subject to any Lien granted or created under any of the Collateral Documents.

         COLLATERAL DOCUMENTS means the Pledge Agreement and all other instruments, documents and agreements at any time delivered to the Lender to create or evidence Liens to secure the Obligations.

         COMPLIANCE CERTIFICATE means a certificate in substantially the form of Exhibit D-1.

         CONSOLIDATED CAPITAL EXPENDITURES means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability (but without duplication) during that period and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Ocular Sciences and its Subsidiaries) made or incurred during such period which, in accordance with GAAP, are required to be included in or reflected by the fixed asset accounts of Ocular Sciences or any of its Subsidiaries in any of their balance sheets (including expenditures for equipment purchased within one hundred eighty (180) days of the trade-in or sale of existing equipment owned by Ocular Sciences or any of its Subsidiaries but only to the extent that the gross amount of such purchase price exceeds the book value of the equipment being traded in or sold, but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds or condemnation awards).

         CONSOLIDATED INTEREST EXPENSE means, for any period, total interest expense (including the interest component of Capital Leases) of Ocular Sciences and its consolidated Subsidiaries for such period determined in accordance with GAAP, except that amortization or write-off of original issue discount, capitalized debt issuance costs and expenses, and non-cash interest payments or accruals shall in any event be excluded.

         CONSOLIDATED NET INCOME means, for any period, the net income of Ocular Sciences and its consolidated Subsidiaries for such period determined in accordance with GAAP.

         CONSOLIDATED TOTAL DEBT means, as of any date of determination for Ocular Sciences and its consolidated Subsidiaries, all items of indebtedness, obligation or liability (other than Subordinated Debt) that should be classified, and reported on Ocular Sciences' consolidated balance sheet, as liabilities in accordance with GAAP.

         DEBT means, as applied to any Person, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance of debt securities or otherwise); (ii) all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services or interest thereon, except accounts and accrued expenses currently payable; (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments, whether or not contingent; (iv) all monetary obligations of such Person under any Capital Lease; (v) all obligations of such Person (contingent or otherwise) to purchase, retire or redeem any capital stock or other equity interests in such Person or any Affiliate of such Person; (vi) all monetary obligations of such Person measured by, or determined on the basis of, the value of any capital stock of such Person or any Affiliate of such Person; (vii) all Accommodation Obligations of such Person; and (viii) all liabilities and obligations secured by (or as to which the holder of the liability or obligation has an existing right, contingent or otherwise, to be secured by) any Lien, except a Non-Consensual Lien, upon any property of such Person or any Subsidiary of such Person.

         DISALLOWED POST-PETITION INTEREST/EXPENSE CLAIMS means any claim for interest on Advances accrued or computed for or as to any period of time at any time after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding at the rate (including any applicable post-default rate) set forth in this Agreement or other applicable Loan Document or for fees, expense reimbursements, indemnification or other similar Obligations accrued or determined for or as to any such period of time in accordance with the provisions of this Agreement or any such Loan Document, if such claim is not allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding.

         DOLLARS and $ mean United States dollars or such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

         ENVIRONMENTAL CLAIMS means any and all administrative, regulatory or judicial claims, demands, directives, proceedings, orders, decrees and judgments relating in any way to any Environmental Law or any Environmental Permit.

         ENVIRONMENTAL LAWS means all federal, state and local laws, statutes, rules, regulations, ordinances and codes, and any binding judicial or administrative interpretation thereof or requirement thereunder, including any judicial or administrative order by any Governmental Authority, relating to the regulation or protection of human health, safety, the environment and natural resources.

         ENVIRONMENTAL PERMIT means any license, permit, authorization, registration or approval issued or required under any Environmental Law.

         EQUITY ISSUANCE means the issuance or sale of any capital stock or other equity, ownership or profit interests (except a dividend on any such stock or interest declared and payable solely in additional shares of such stock or interest) by (i) Ocular Sciences to any Person, or (ii) any Subsidiary of Ocular Sciences to any Person, other than to Ocular Sciences or to any other wholly-owned Subsidiary of Ocular Sciences.

         ERISA means the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE means any entity which is (or at any relevant time was) a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with either Borrower as defined in
Section 414(b), (c) or (m) of the Code.

         ERISA EVENT means (i) any of the events set forth in Section 4043(b) of ERISA with respect to a Pension Plan; (ii) a withdrawal by either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan subject to Title IV of ERISA;
(v) a failure to make required contributions to a Pension Plan or Multiemployer Plan; (vi) the imposition of any liability under Title VI of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate; (vii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (viii) either Borrower or any ERISA Affiliate engages in a nonexempt prohibited transaction or otherwise becomes liable with respect to a nonexempt prohibited transaction, the consequences of which, in the aggregate, constitute or could reasonably be expected to result in a Material Adverse Change; or (ix) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by either Borrower or any ERISA Affiliate with respect to any Pension Plan for which either Borrower or any of their Subsidiaries may be liable, the consequences of which, in the aggregate, constitute or could reasonably be expect to result in a Material Adverse Change.

         EURODOLLAR RATE means, for any Interest Period applicable to a Eurodollar Rate Advance,

                  (i) the per annum interest rate at which deposits in eurodollars are offered to the Lender by other prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar Rate Advance and for a period equal to the relevant Interest Period at approximately 11:00 a.m. (Pacific time) one (1) Business Day prior to the first day of such Interest Period, DIVIDED BY

                  (ii) an amount determined as one MINUS the stated maximum rate (expressed as a decimal) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Lender, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%.

         EURODOLLAR RATE ADVANCE means a Facility A Eurodollar Rate Advance or a Facility B Eurodollar Rate Advance.

         EVENT OF DEFAULT is defined in Section 6.1.

         FACILITY A means the credit available to Ocular Sciences pursuant to
Section 2.1(a) and Section 2.15.

         FACILITY A ADVANCE means a loan in Dollars made by the Lender to Ocular Sciences pursuant to Section 2.1(a).

         FACILITY A AMOUNT means, as any date of determination, an amount determined as (i) $20,000,000, MINUS (ii) all Facility A Reductions which have become and remain effective.

         FACILITY A AVAILABILITY means, as of any date of determination, an amount determined as (i) the Facility A Amount then in effect, MINUS (ii) the aggregate principal amount of Facility A Advances then outstanding, MINUS (iii) the Letter of Credit Usage then outstanding.

         FACILITY A EURODOLLAR RATE ADVANCE means an Advance which bears interest at the Eurodollar Rate as provided in Section 2.6(b).

         FACILITY A MATURITY DATE means June 30, 2000.

         FACILITY A REDUCTION means each permanent reduction of the credit available to Ocular Sciences under Facility A, whether made voluntarily pursuant to Section 2.5(e) or required to be made pursuant to Section 2.5(g), Section 6.1 or any other provision of this Agreement or otherwise becoming effective in accordance with this Agreement.

         FACILITY AMOUNT means the Facility A Amount and the Facility B Amount.

         FACILITY B means the credit available to O.S.I. Puerto Rico pursuant to
Section 2.1(b).

         FACILITY B ADVANCE means a loan in Dollars made by the Lender to O.S.I. Puerto Rico pursuant to Section 2.1(b).

         FACILITY B AMOUNT means, as any date of determination, an amount determined as (i) $10,000,000, MINUS (ii) all Facility B Reductions which have become and remain effective.

         FACILITY B EURODOLLAR RATE ADVANCE means an Advance which bears interest at the Eurodollar Rate as provided in Section 2.6(c).

         FACILITY B REDUCTION means each permanent reduction of the loan outstanding to O.S.I. Puerto Rico under Facility B, whether made voluntarily pursuant to Section 2.5(d) or required to be made pursuant to Section 2.5(g),
Section 6.1 or any other provision of this Agreement or otherwise becoming effective in accordance with this Agreement.

         FDIC means the Federal Deposit Insurance Corporation or any Person succeeding to the present functions and powers of the Federal Deposit Insurance Corporation.

         FEDERAL RESERVE BANK means any one of twelve central banks, or any one of their branches, that are part of the Federal Reserve System and that constitute the so-called Federal Reserve Banks.

         FISCAL QUARTER means a fiscal quarter of Ocular Sciences.

         FISCAL QUARTER END DATE means the last day of a Fiscal Quarter.

         FISCAL YEAR means a fiscal year of Ocular Sciences.

         FIXED CHARGE COVERAGE RATIO means, as of any Fiscal Quarter End Date, the ratio of (i) Cash Flow for the four consecutive Fiscal Quarters ending on such Fiscal Quarter End Date, DIVIDED BY (ii) the sum of (A) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on such Fiscal Quarter End Date, PLUS

(B) the aggregate of all principal payments with respect to all indebtedness for borrowed money (including Capital Leases but specifically excluding Facility A Advances and Facility B Advances) due and payable by Ocular Sciences or any of its consolidated Subsidiaries during the four consecutive Fiscal Quarters following such Fiscal Quarter End Date, PLUS (C) from the Closing Date through April 30, 1999, an assumed amount of $1,818,182, PLUS (D) from and after May 1, 1999, the aggregate principal amount of outstanding Facility B Advances due and payable by O.S.I. Puerto Rico during the four consecutive Fiscal Quarters following such Fiscal Quarter End Date.

         FOREIGN SUBSIDIARIES means initially the Persons listed on Schedule 4.1(d) below the heading "Foreign" and thereafter shall mean such Persons who are or may become Subsidiaries of Ocular Sciences whose assets and business are then located primarily outside of the United States. For purposes of determining after the Closing Date which Subsidiaries of Ocular Sciences shall be subject to the provision of Section 5.2(e) requiring that sixty-five percent (65%) of the stock or other equity interests thereof owned directly or indirectly by Ocular Sciences be pledged and delivered to the Lender, "Foreign Subsidiaries" shall mean such other Persons as may become Subsidiaries of Ocular Sciences (i) to whom Section 956(d) of the Code applies, and (ii) who qualify as a Material Subsidiary. For the purposes of this Agreement, O.S.I. Puerto Rico shall not be treated as a Foreign Subsidiary.

         GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

         GOVERNMENTAL AUTHORITY means any nation, state, sovereign or government, any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         GUARANTOR means with respect to the Subsidiary Guaranty each Subsidiary Guarantor and with respect to the Parent Guaranty means Ocular Sciences.

         GUARANTY means the Subsidiary Guaranty and the Parent Guaranty.

         HAZARDOUS MATERIALS means (i) flammable explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and petroleum products, and (ii) chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition, listing or identification of "hazardous substances," "hazardous wastes," hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "medical waste," "infectious waste," "biomedical waste," "biohazardous waste," or words of similar import, under any applicable Environmental Law.

         INDEMNIFIED PERSON is defined in Section 7.6.

         INTANGIBLE ASSETS means, as of any date of determination for Ocular Sciences and its consolidated Subsidiaries in accordance with GAAP, assets having no physical existence and that should be classified as intangible assets, including, without limitation, goodwill, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, organizational expenses and deferred charges (including, without limitation, unamortized debt issuance costs).

         INTEREST PERIOD means, for each Eurodollar Rate Advance and each Negotiated Rate Advance, the period commencing on the date of such Advance or the date of the conversion of any Advance into such an Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be (i) not less than fourteen (14) days and not more than one hundred eighty (180) days with respect to a Eurodollar Rate Advance, and (ii) not less than one (1) year and not more than five and one-half (5.5) years with respect to a Negotiated Rate Advance, in each case as a Borrower may select by notice received by the Lender not later than 11:00 a.m. (Pacific time) one (1) Business Day prior to the first day of such Interest Period; PROVIDED, HOWEVER, that:

                  (i) Ocular Sciences may not select any Interest Period applicable to a Facility A Advance which ends after the Facility A Maturity Date;

                  (ii) O.S.I. Puerto Rico may not select any Interest Period applicable to a Facility B Eurodollar Advance which ends after any date on which some or all of the principal amount of such Facility B Eurodollar Advance is scheduled to be repaid unless, after giving effect to such selection, the aggregate unpaid principal amount of Facility B Eurodollar Advances having Interest Periods which end on or prior to such date is at least equal to the principal amount of the Facility B Advance due and payable on and prior to such date;

                  (iii) O.S.I. Puerto Rico may not select any Interest Period applicable to a Negotiated Rate Advance which extends beyond the maturity date of Facility B;

                  (iv) the last day of any Interest Period shall be a Business Day; and

                  (v) the Borrowers may not have more than an aggregate of seven
         (7) Interest Periods in effect at any one time under Facility A and Facility B.

         INVESTMENT means (i) the acquisition of any interest in any business or Person, whether by sale, lease or otherwise, (ii) the funding of any loan, extension of credit, accommodation or capital contribution to or for the benefit of any Person, and (iii) the acquisition of any debt or equity securities of or claim against or interest in any Person, whether upon original issuance, by purchase or otherwise.

         LENDER means Comerica Bank-California, a California chartered bank.

         LETTER OF CREDIT means a letter of credit or similar undertaking issued by the Lender for the benefit of Ocular Sciences as provided in Section 2.15.

         LETTER OF CREDIT USAGE means, as of any date of determination, an amount determined as (i) the aggregate undrawn amount of all Letters of Credit then outstanding, PLUS (ii) the aggregate unreimbursed drawings under all such Letters of Credit then outstanding.

         LEVERAGE RATIO means, as of any Fiscal Quarter End Date, the ratio of
(i) Consolidated Total Debt as of such Fiscal Quarter End Date, DIVIDED BY (ii) Tangible Effective Net Worth as of such Fiscal Quarter End Date.

         LIEN means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of any asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease, or other title retention agreement relating to such asset (other than an operating lease).

         LOAN DOCUMENTS means this Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Collateral Documents and all other guaranties and other agreements, instruments and written indicia of the Obligations delivered to the Lender by or on behalf of a Borrower or any other Loan Party pursuant to or in connection with the transactions contemplated hereby.

         LOAN PARTIES means, collectively, the Borrowers and all Material Subsidiaries (other than Foreign Subsidiaries) that are parties to any Loan Document, and LOAN PARTY means, individually, each Borrower and each Material Subsidiary (other than a Foreign Subsidiary) that is a party to any Loan Document.

         MATERIAL ADVERSE CHANGE means any materially adverse change in the financial condition, assets, liabilities, business, operations or prospects of Ocular Sciences and its Subsidiaries, taken as a whole.

         MATERIAL ENVIRONMENTAL CLAIM means any Environmental Claim, regardless of merit, which does or can reasonably be expected to (i) result in either Borrower or any of their Subsidiaries expending in the aggregate an amount in excess of $1,000,000 to defend against, settle or satisfy, or (ii) prevent or enjoin either Borrower or any of their Subsidiaries from carrying on business on any property on which it conducts operations if the inability to carry on business on any such property does or can reasonably be expected to cause a Material Adverse Change.

         MATERIAL SUBSIDIARY means each Subsidiary of Ocular Sciences that has
(i) as of the end of the most recent Fiscal Quarter, total assets representing ten percent (10%) or more of the total assets of Ocular Sciences and its consolidated Subsidiaries, (ii) for the most recent Fiscal Quarter, total revenues representing ten percent (10%) or more of the revenues of Ocular Sciences and its consolidated Subsidiaries, or (iii) for the most recent Fiscal Quarter, net income representing ten percent (10%) or more of Consolidated Net Income.

         MULTIEMPLOYER PLAN means any Plan which is "multiemployer plan," as defined in Section 4001(a)(3) of ERISA.

         NEGOTIATED RATE means, for any Interest Period applicable to a Negotiated Rate Advance,

                  (i) the per annum assessment rate incurred by the Lender to the FDIC for deposit insurance of Dollar deposits at offices of the Lender in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period, PLUS

                  (ii) an amount determined as (A) the per annum interest rate determined by the Lender at its sole and absolute discretion as the rate applicable to the Lender's source of funds in an amount comparable to the relevant Negotiated Rate Advance and for a period equal to the relevant Interest Period at approximately 11:00 a.m. (Pacific time) one
         (1) Business Day prior to the first day of such Interest Period, DIVIDED BY (B) one (1) MINUS the stated maximum rate (expressed as a decimal) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) under any regulation of the Board of Governors of the Federal Reserve System (or any successor agency thereto) that are applicable during such Interest Period, all as conclusively determined (absent manifest error) by the Lender, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%.

         NEGOTIATED RATE ADVANCE means a Base Rate Advance or a Eurodollar Rate Advance under Facility B that, from and after May 1, 1999, is converted into an Advance bearing interest at the Negotiated Rate as provided in Section 2.6(d).

3.6 that the Company has not passed and will not pass a voluntary winding-up resolution, no petition has been or will be presented or order made by a Court for the winding-up, dissolution or administration of the Company and no receiver, trustee, administrator, administrative receiver or similar officer has been or will be appointed in relation to the Company or any of its assets or revenues;

3.7 that each of the Credit Agreement and the Pledge Agreement are legal, valid, binding and enforceable under the laws of the State of California and that the Bank has not breached and will not breach any of the terms of the Documents;

3.8 that there is nothing on the Credit Agreement, the Pledge Agreement or in any agreement referred to in the documents reviewed by us which will affect the import of any of the statements made in this Opinion;

3.9 the capacity, power and authority of all parties to enter into, perform, observe and comply with all the terms of, and the due execution and delivery by such parties of, the Documents;

3.10 the accuracy and completeness of all factual representations contained or referred to in the Documents and in the documents referred to in paragraph 2 (which representations we have not independently verified) and that there are no other facts which were relevant as at 7 November 1997.

3.11 that on 7 November 1997, each of OSI and OSI PR was and will remain a duly organised and validly existing corporation in good standing under the laws of the State of Delaware and had and has all corporate power and authority and full legal right to own its properties (including, in the case of OSI, the capital stock or shares of its subsidiaries) and to carry on the businesses in which it was engaged on 7 November 1997 and proposed to be engaged thereafter.

3.12 that the Bank (pursuant to the Documents) is and will be a bona fide purchaser or transferee for value of the Charged Shares and rights secured under the Pledge Agreement without notice of any other concurrent or prior transfer, charge, mortgage or other encumbrance or security interest of whatsoever nature or claim in respect of the Charged Shares and rights at the date on which monies were and are advanced under the Credit Agreement and at the date of such purchase or transfer of the Charged Shares.

3.13 that no taxes or duties are payable in any jurisdiction outside England in connection with the documents referred to in this paragraph 3 or, if any taxes or duties are payable, that they will be fully paid in accordance with the law of such jurisdiction(s);

3.14 that to the extent that any consents were or are have been or will be required from any governmental or regulatory authority or agency or any third party (including banks or other lenders) in any jurisdiction outside England or from any third party (including banks or other lenders) in England all such consents have been and will be obtained for the pledging of the Charged Shares pursuant to the Pledge Agreement and the transfer of the Charged Shares pursuant thereto;

                                    -page 3-

3.15 that none of the parties is or will be seeking to achieve any purpose not apparent from the Documents which might render any of the Documents illegal or void and

3.16 that there are no provisions of the laws of any jurisdiction outside England which would have any implication on the opinions we express

3.17 that the execution of the Pledge Agreement, the delivery of the same together with the delivery of the share certificates referred to in paragraph
2.6 and the stock transfer form referred to in paragraph 2.5 to the Bank were done as security for the indebtedness of OSI pursuant to the Credit Agreement,

3.18 that the terms set out in the Documents are not altered prior to the Transfer (as defined in paragraph 3.19) of the Charged Shares to the Bank;

3.19 that any Transfer (as herein defined) of the Charged Shares to the Bank is pursuant to the proper and valid exercise of an entitlement to do so on the part of the Bank under the terms of the Pledge Agreement (whether as a result of an Event of Default (as defined in the Pledge Agreement) or otherwise). For the purposes of this Opinion TRANSFER means the completion by the Bank of the stock transfer form referred to in paragraph 2.5 and the registration in the register of members of the Company of the Bank as a member of the Company following the delivery by the Bank of such stock transfer form, duly stamped and the share certificates referred to in paragraph 2.6 to the Company for registration thereof.

We have made such examination of the laws of England as currently applied by English Courts as in our judgement is necessary for the purpose of this opinion. We do not however purport to be qualified to pass upon and express no opinion herein as to the laws of any jurisdiction other than those of England. This Opinion is governed by and shall be construed in accordance with English law.

4.    OPINIONS

Based upon and subject to the foregoing and further subject to the assumptions and qualifications in this Opinion and having regard to such legal considerations as we have deemed relevant, we are of the opinion that:

4.1 the Company is a company duly incorporated under the laws of England as a private limited liability company and is validly existing thereunder. As at 4 November 1997, the Company was in Good Standing as herein defined. By GOOD STANDING (a phrase which has no recognised meaning under English law), we mean that according to a certificate dated 4 November 1997 from the Registrar of Companies, the Company has been in continuous and unbroken existence since the date of its incorporation on 25 April 1985 and that there is no document on the public file showing the institution of any proceedings for the winding up or liquidation of the Company or that the Company is not still in operation.



                                        - page 4 -

4.2 The Charged Shares have been duly authorised for issuance by the Company and have been issued to OSI fully paid up or credited as fully paid up.

4.3 Under the laws of England, there are no legal restrictions on the Transfer of the Charged Shares pursuant to the proper and valid enforcement of the Charge and the Transfer of the Charged Shares in manner aforesaid does not require any governmental approval or authorization in England, and the Memorandum and Articles of Association of the Company do not contain any restrictions on the Transfer of the Charged Shares in manner aforesaid and do not require any approval or other authorisation of the members of the Company in connection therewith.

4.4 The execution by OSI of the Pledge Agreement and delivery of the same together with the delivery of the share certificates referred to in paragraph
2.6 and the stock transfer form referred to in paragraph 2.5 to the Bank create a valid equitable pledge of the Charged Shares under the laws of England, enforceable in England.

4.5 All actions of the Company and OSI required by the laws of England in respect of the Charge to create a valid and enforceable equitable pledge under the laws of England have been duly taken by the Company and OSI.

4.6  Until the occurrence of:

4.6.1  any Event of Default (as defined in the Pledge Agreement);

4.6.2  any other event entitling the Bank to enforce the Charge; or

4.6.3  any Transfer of the Charged Shares to the Bank

the Charge will not result in the imposition upon the Bank of any liability applicable to membership of the Company for capital contributions to the Company, for funding any unfunded obligations of the Company or for any other liability of the Company.

5    QUALIFICATIONS

The opinions expressed herein are subject to the following qualifications:

5.1 the validity and enforcement of any of the Documents may be limited by statutes of limitation, lapse of time and by laws relating to bankruptcy, insolvency, liquidation, arrangement, moratorium, re-organisation or other laws relating to or affecting generally the enforcement of the rights of creditors, and claims may be or become subject to set-off or counterclaim;

5.2 equitable remedies, such as injunction and specific performance, are discretionary and may not necessarily be awarded by the English Courts; in particular, such remedies may not be available where damages are considered to be an adequate and appropriate remedy;

                                   - page 5 -

5.3 a provision that a calculation, determination or certificate will be conclusive and binding will not apply to a calculation, determination or certificate which is given unreasonably, arbitrarily or without good faith or which is fraudulent or manifestly inaccurate and will not necessarily prevent judicial enquiry into the merits of any claim;

5.4 failure to exercise a right may operate as a waiver of that right notwithstanding a provision such as section 8.5 of the Pledge Agreement;

5.5 we express no opinion on the accuracy or completeness of any statements or warranties of fact set out in the Documents, which statements and warranties we have not independently verified;

5.6 we express no opinion on any provision in any of the Documents requiring written amendments and waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon or granted by or between the parties;

5.7 where any party to any of the Documents is vested with a discretion or may determine a matter in its opinion, Courts in England may require that such a discretion be exercised reasonably or that such an opinion be based on reasonable grounds;

5.8 An English Court would determine in its discretion whether or not an invalid, illegal or unenforceable provision may be severed or be partially effective, notwithstanding a provision such as section 8.7 of the Pledge Agreement;

5.9 the exercise by the Bank of the powers and remedies conferred on it by each of the Documents or otherwise vested in it by law will be subject to general equitable principles regarding the enforcement of security and the general supervisory powers and discretion of the English Courts in the context thereof and we express no opinion as to the efficacy of any powers conferred upon or the Bank or any receiver, administrative receiver or similar officer appointed under the Documents insofar as these powers go beyond those conferred by statute or by common law;

5.10 an English Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Court and an undertaking by any party to the Documents to bear any indemnity in respect of any taxes or duties might not be enforceable in respect of United Kingdom stamp duties, pursuant to Section 117 of the Stamp Act 1891, if such were imposed in the future;

5.11 the opinion expressed in paragraph 4.1 that the Company is a company duly incorporated under English law is based on the assumption set out in paragraph 3.6, on our telephone enquiry made on 5 November 1997 confirming that no winding up petition had been presented in respect of the Company but otherwise solely upon the result of a search conducted by our agents at the Companies Registry on 4 November 1997. It should be noted that:-

5.11.1 a search at the Companies Registry is not capable of revealing whether or not a winding-up petition or a petition for the making of an administration order has been presented; and

                                   - page 6 -

5.11.2 notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at the Companies Registry immediately and there may be delay in the relevant notice appearing on the file of the relevant party;

5.12      we express no opinion as to:

5.12.1    the priority of any of the security created by the Pledge Agreement;

5.12.2 the legality, validity, binding nature or enforceability of the payment obligations contained in the Documents;

5.12.3 the efficacy of the Pledge Agreement in relation to any property other than the Charged Shares;

5.13 unless and until the Charged Shares are registered in the register of members of the Company in the name of the Bank the Charge will take effect as an equitable charge and may be defeated by interests acquired by third parties without notice of the Charge;

5.14 we express no opinion as to whether any provision in the Documents conferring a right of set-off or similar right would be effective against a liquidator, administrator or a creditor;

5.15 as regards the enforcement of a judgement of a foreign Court, the Courts of England will not simply register and enforce such judgment. It would be necessary to commence fresh proceedings before the English Courts, in which the foreign judgment would be evidence of liability, subject to satisfaction of the following criteria:

5.15.1 the procedural rules for commencement and maintenance of proceedings before the English Courts would need to be observed;

5.15.2 the foreign Court must properly have had jurisdiction to hear and determine the matter;

5.15.3    the decision of the foreign Court must have been final and conclusive;

5.15.4    the decision of the foreign Court must have been for a fixed sum only;

5.15.5 the decision of the foreign Court must not have been obtained by fraud or by a trick;

5.15.6 the decision of the foreign Court must not be contrary to public policy or have been given in proceedings of a penal or revenue nature; and

5.15.7 the decision of the foreign Court must not be contrary to natural justice;

5.16 the Transfer of the Charged Shares to the Bank will attract ad valorem stamp duty at the rate of 50 pence for each pound 100 (or part thereof) of consideration and accordingly the Bank will be required to submit the stock transfer form referred to in paragraph 2.5 for stamping and pay the



                                   - page 7 -
duty thereon prior to being entitled to be registered as a member of the Company in the register of members of the Company.

5.17 The Company's loan facility from Midland Bank Plc (Midland) contains a provision which would entitle Midland to withdraw the facility in the event of a change of control of the Company. There is no definition of "control" in the Midland loan documentation. However, it is likely that control would be deemed to change if the Charged Shares were registered in the name of the Bank.

This Opinion is given for the sole benefit of the Bank in connection with the transactions contemplated by the Credit Agreement. This Opinion is not to be disclosed to any other person nor is it to be relied upon by any other person or for any other purpose or quoted or referred to in any public document without our prior written consent.

Yours faithfully

/s/ MOORE & BLATCH

MOORE & BLATCH




                                        -page 8-

                                   EXHIBIT D-1

                         FORM OF COMPLIANCE CERTIFICATE


      This Compliance Certificate is being delivered by the undersigned, Authorized Officers of Ocular Sciences, Inc. ("Ocular Sciences") and Ocular Sciences Puerto Rico, Inc. ("Ocular Sciences Puerto Rico") (individually, a "Borrower" and collectively, the "Borrowers"), on behalf of each Borrower (and not in an individual capacity), to Comerica Bank-California (the "Lender") pursuant to Section 5.2(c)(vi) of that certain Amended and Restated Credit Agreement dated as of November 7, 1997 by and between the Borrowers and the Lender (as amended or modified from time to time, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

      The undersigned hereby certify and warrant to the Lender, on behalf of each Borrower (and not in an individual capacity), as follows:

      1. The representations and warranties contained in Article IV of the Agreement and Article III of the Pledge Agreement are true and correct in all material respects on and as of the date of this Compliance Certificate (or, in the case of representations and warranties stated as having been made only on the date of the Agreement, on the date of such Agreement).

      2. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

      3.    Since December 31, 1996, there has been no Material Adverse Change.

      4.    All Loan Documents are in full force and effect.

      5. The following is a true and correct computation of the ratios and financial tests contained in the Agreement as of _______, 19__ (the "Fiscal Quarter End Date"):

      (a)   Section 5.1(a) - Maximum Leverage Ratio


            (i)     Total liabilities of Ocular Sciences and its
                    consolidated Subsidiaries as of the Fiscal
                    Quarter End Date as determined in
                    accordance with GAAP:                           $___________

            (ii)    Subordinated Debt as of the Fiscal Quarter
                    End Date:                                       $___________


                                    D-1-1

            (iii)   Consolidated Total Debt as of the Fiscal
                    Quarter End Date [Item 5(a)(i) minus Item
                    5(a)(ii)]:                                      $___________

            (iv)    Tangible Effective Net Worth as of the
                    Fiscal Quarter End Date [Item 5(d)(ix)
                    below]:                                         $___________

            (v)     Leverage Ratio as of the Fiscal Quarter End
                    Date [Item 5(a)(iii) divided by Item 5(a)(iv)]: _______:1.00

            (vi)    The ratio in Item 5(a)(v) may not be greater
                    than:                                           0.75:1.00


      (b)   Section 5.1(b) - Minimum Fixed Charge Coverage Ratio

            (i)     Consolidated Net Income for the four
                    consecutive Fiscal Quarters ending on the
                    Fiscal Quarter End Date:                        $___________

            (ii)    Consolidated Interest Expense for the four
                    consecutive Fiscal Quarters ending on the
                    Fiscal Quarter End Date:                        $___________

            (iii)   Depreciation and amortization expense of
                    Ocular Sciences and its consolidated
                    Subsidiaries for the four consecutive Fiscal
                    Quarters ending on the Fiscal Quarter End
                    Date as determined in accordance with
                    GAAP:                                           $___________

            (iv)    All non-cash charges of Ocular Sciences and
                    its consolidated Subsidiaries required by
                    GAAP relating to dispositions of property,
                    plant and equipment for the four
                    consecutive Fiscal Quarters ending on the
                    Fiscal Quarter End Date:                        $___________

            (v)     Preferred stock dividends paid or payable
                    by Ocular Sciences or any of its
                    consolidated Subsidiaries during the four
                    consecutive Fiscal Quarters ending on the
                    Fiscal Quarter End Date:                        $___________

            (vi)    Consolidated Capital Expenditures for the
                    four consecutive Fiscal Quarters ending on
                    the Fiscal Quarter End Date:                    $___________


                                      D-1-2

            (vii)   Cash Flow for the four consecutive Fiscal
                    Quarters ending on the Fiscal Quarter End
                    Date [Item 5(b)(i) plus Item 5(b)(ii) plus
                    Item 5(b)(iii) plus Item 5(b)(iv) minus
                    Item 5(b)(v) minus Item 5(b)(vi)]:              $___________

            (viii)  Consolidated Interest Expense for the four
                    consecutive Fiscal Quarters ending on the
                    Fiscal Quarter End Date:                        $___________

            (ix)    The aggregate of all principal payments
                    with respect to all indebtedness for
                    borrowed money (including Capital Leases
                    but specifically excluding Facility A
                    Advances and Facility B Advances) due and
                    payable by Ocular Sciences or any of its
                    consolidated Subsidiaries during the four
                    consecutive Fiscal Quarters following such
                    Fiscal Quarter End Date:                        $___________

            (x)     From the Closing Date through April 30,
                    1999, an assumed amount of $1,818,182, and
                    from and after May 1, 1999, the aggregate
                    principal amount of outstanding Facility B
                    Advances due and payable by Ocular
                    Sciences Puerto Rico during the four
                    consecutive Fiscal Quarters following such
                    Fiscal Quarter End Date:                        $___________

            (xi)    Item 5(b)(viii) plus Item 5(b)(ix) plus Item
                    5(b)(x):                                        $___________

            (xii)   Fixed Charge Coverage Ratio as of the
                    Fiscal Quarter End Date [Item 5(b)(vii)
                    divided by Item 5(b)(xi)]:                      _______:1.00

            (xiii)  The ratio in Item 5(b)(xii) may not be less
                    than:                                           1.10:1.00


      (c)   Section 5.1(c) - Minimum Quick Ratio


            (i)     The sum of unrestricted cash and
                    unrestricted Permitted Cash Investments of
                    Ocular Sciences and its consolidated
                    Subsidiaries as of the Fiscal Quarter End
                    Date as determined in accordance with
                    GAAP:                                           $___________


                                      D-1-3

            (ii)    Trade accounts receivable (net of applicable
                    reserves therefor) of Ocular Sciences and its
                    consolidated Subsidiaries as of the Fiscal
                    Quarter End Date as determined in accordance
                    with GAAP:                                      $___________

            (iii)   Item 5(c)(i) plus Item 5(c)(ii):                $___________

            (iv)    Current liabilities (excluding the aggregate
                    principal amount of Facility A Advances
                    outstanding under the Agreement) of
                    Ocular Sciences and its consolidated
                    Subsidiaries as of the Fiscal Quarter End
                    Date as determined in accordance with
                    GAAP:                                           $___________

            (v)     The aggregate principal amount of Facility
                    A Advances outstanding under the
                    Agreement:                                      $___________

            (vi)    Item 5(c)(iv) plus Item 5(c)(v):                $___________

            (vii)   Quick Ratio as of the Fiscal Quarter End
                    Date [Item 5(c)(iii) divided by Item 5(c)(vi)]: _______:1.00

            (viii)  The ratio in Item 5(c)(vii) may not be less
                    than:                                           1.15:1.00

      (d)   Section 5.1(d) - Minimum Tangible Effective Net Worth

            (i)     Base amount:                                    $76,900,000

            (ii)    Cumulative Consolidated Net Income (but
                    without taking into account any losses),
                    commencing with the Fiscal Quarter ending
                    on September 30, 1997 and ending with the
                    Fiscal Quarter ending on the Fiscal Quarter
                    End Date (provided that the Fiscal Quarter
                    ending on September 30, 1997 shall include
                    the period from September 1, 1997 through
                    September 30, 1997 only):                       $___________

            (iii)   80% of Item 5(d)(ii):                           $___________

            (iv)    100% of the net cash proceeds from any
                    Equity Issuance after the Closing Date:         $___________

            (v)     Item 5(d)(i) plus Item 5(d)(iii) plus Item
                    5(d)(iv):                                       $___________


                                      D-1-4

            (vi)    Net book value of all assets of Ocular Sciences
                    and its consolidated Subsidiaries as of the
                    Fiscal Quarter End Date as determined in
                    accordance with GAAP:                           $___________

            (vii)   Intangible Assets as of the Fiscal Quarter
                    End Date:                                       $___________

            (viii)  Consolidated Total Debt as of the Fiscal
                    Quarter End Date [Item 5(a)(iii) above]:        $___________

            (ix)    Tangible Effective Net Worth as of the
                    Fiscal Quarter End Date [Item 5(d)(vi)
                    minus Item 5(d)(vii) minus Item 5(d)(viii):     $___________

            (x)     The amount in Item 5(d)(ix) may not be less
                    than the amount in Item 5(d)(v).                Yes/No


      The undersigned have reviewed the terms of the Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their Subsidiaries during the Fiscal Quarter covered by this Compliance Certificate.

      IN WITNESS WHEREOF, each Borrower has caused this Compliance Certificate to be executed and delivered, and the certifications and warranties contained herein to be made, as of this ___ day of ________, 19__ .


OCULAR SCIENCES, INC.                  OCULAR SCIENCES PUERTO RICO,
                                       INC.



By:_______________________________     By:__________________________________

Its:______________________________     Its:_________________________________


                                      D-1-5

         1934 ACT means the Securities Exchange Act of 1934.

         NON-CONSENSUAL LIEN means a Lien permitted under Section 5.3(a)(iv),
(v), (vi), (vii), (viii) or (x).

         NOTICE OF BORROWING means a notice substantially in the form of Exhibit A-1.

         NOTICE OF CONTINUANCE/CONVERSION means a notice substantially in the form of Exhibit A-2.

         OBLIGATIONS means, with respect to each Borrower, all present and future debts, obligations and liabilities of every type and description of such Borrower or any other Loan Party at any time arising under or in connection with this Agreement, any other Loan Document or any Rate Contract, due or to become due to the Lender, any Indemnified Person or any other Person and includes, without limitation, (i) all liability for principal of and interest on any Advances, and (ii) all liability under the Loan Documents for any fees, taxes, compensation, costs, losses, expense reimbursements and indemnification.

         OCULAR SCIENCES means Ocular Sciences, Inc., a Delaware corporation.

         OCULAR SCIENCES CANADA means Ocular Sciences Canada, Inc., formerly OSI Canada Corporation, a corporation organized under the laws of Canada and a wholly-owned Subsidiary of Ocular Sciences.

         OCULAR SCIENCES LIMITED means Ocular Sciences Limited, a corporation organized under the laws of the United Kingdom and a wholly-owned Subsidiary of Ocular Sciences.

         ORIGINAL CREDIT AGREEMENT has the meaning set forth in the Recitals of this Agreement.

         O.S.I. PUERTO RICO means Ocular Sciences Puerto Rico, Inc., a Delaware corporation and a wholly-owned Subsidiary of Ocular Sciences.

         OTHER TAXES is defined in Section 2.13(b).

         PARENT GUARANTY means the Parent Guaranty, in substantially the form of Exhibit B-2, executed by Ocular Sciences and delivered pursuant to Section 3.1(a)(iii) and all guaranties, instruments and agreements at any time delivered by Ocular Sciences in respect of, in exchange or substitution for, or in replacement of, such guaranty or to evidence its guaranty of payment of any of the Obligations of O.S.I. Puerto Rico.

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

         PENSION PLAN means any Plan which is (i) an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and (ii) not a Multiemployer Plan.

         PERMITTED CASH INVESTMENTS means (i) certificates of deposit or money market securities with maturities of three years or less issued by any United States, Australian, Canadian, Japanese or European commercial bank with capital, surplus and undivided profits of $500,000,000 or more; (ii) obligations issued by, or guaranteed by, the United States government and maturing within three years from the date of acquisition thereof; (iii) commercial paper, municipal bonds and similar instruments with maturities of three years or less rated at least P-1 or A-3, respectively, by Moody's Investors Service, Inc., or rated at least A-1 or A, respectively, by Standard & Poor's Corporation, or receiving an equivalent rating from any other nationally recognized rating agency; (iv) repurchase or reverse repurchase agreements issued by any United States commercial bank with capital surplus and undivided profits of $500,000,000 or more; and (v) investments in money market funds or mutual funds that invest solely in investments described in clauses (i) through (iv).

         PERSON means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         PLAN means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which either Borrower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which either Borrower or any ERISA Affiliate may incur any liability, and (ii) which covers any employee or former employee of either Borrower or any ERISA Affiliate (with respect to their relationship with such entities).

         PLEDGE AGREEMENT means the Amended and Restated Pledge Agreement in substantially the form of Exhibit B-3, executed by Ocular Sciences and delivered pursuant to Section 3.1(a)(iv), and each joinder therein by any other Subsidiary of Ocular Sciences to create a Lien that secures the Obligations.

         POTENTIAL DEFAULT means any event or condition described in Section 6.1 which, with any notice or passage of time (or both) expressly described in
Section 6.1, would constitute an Event of Default.

         PREDECESSOR has the meaning set forth in the Recitals of this Agreement.

         QUALIFIED PLAN means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which either Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

         QUICK RATIO means, as of any Fiscal Quarter End Date for Ocular Sciences and its consolidated Subsidiaries in accordance with GAAP, the ratio of
(i) the sum of unrestricted cash, PLUS unrestricted Permitted Cash Investments, PLUS trade accounts receivable (net of applicable reserves therefor), DIVIDED BY
(ii) the sum of current liabilities, PLUS (without duplication) the aggregate principal amount of Facility A Advances outstanding under the Agreement, in each case as of such Fiscal Quarter End Date.

         RATE CONTRACT means any interest rate and currency swap agreement, cap, floor or collar agreement, interest rate insurance, currency spot or forward contract, or other agreement or arrangement designed to provide protection against fluctuations in interest or currency exchange rates entered into by either Borrower or any of their Subsidiaries and any Person which is, or at the time such contract, agreement or arrangement was entered into, the Lender or an Affiliate of the Lender.

         REPORTABLE EVENT means any of the events set forth in Section 4043(b) of ERISA, a withdrawal from a plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         SUBORDINATED DEBT means any Debt of Ocular Sciences or any of its Subsidiaries which is subordinate to the Obligations having terms and conditions satisfactory to the Lender.

         SUBSIDIARY means, with respect to any Person, any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled directly or indirectly by such Person or one or more Subsidiaries of such Person or a combination thereof.

         SUBSIDIARY GUARANTOR means O.S.I. Puerto Rico and each Material Subsidiary (other than any Foreign Subsidiary) that executes a joinder to the Subsidiary Guaranty.

         SUBSIDIARY GUARANTY means the Amended and Restated Subsidiary Guaranty, in substantially the form of Exhibit B-1, executed by O.S.I. Puerto Rico and delivered pursuant to Section 3.1(a)(ii), and each joinder therein by any other Material Subsidiary (other than any Foreign Subsidiary), and all guaranties, instruments and agreements at any time delivered by any Material Subsidiary (other than any Foreign Subsidiary) in respect of, in exchange or substitution for, or in replacement of, such guaranty or to evidence its guaranty of payment of any of the Obligations of Ocular Sciences.

         TANGIBLE EFFECTIVE NET WORTH means, as of any date of determination for Ocular Sciences and its consolidated Subsidiaries in accordance with GAAP, the amount determined as (i) the net book value of all assets (other than Intangible Assets) after all appropriate deductions which are either required or reflected by Ocular Sciences in its consolidated balance sheets (including, without limitation, reserves for doubtful receivables, returns, obsolescence, depreciation and amortization), MINUS (ii) Consolidated Total Debt.

         TAXES is defined in Section 2.13(a).

         UCC means the Uniform Commercial Code, as adopted and applied in the state of California.

         UNFUNDED PENSION LIABILITY means, with respect to any Pension Plan that is subject to Title IV of ERISA, the excess of such Pension Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of such Pension Plan's assets, as defined in Section 3(26) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions).

         UNITED STATES and U.S. mean the United States of America.

         WELFARE PLAN means any Plan which is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

         WITHDRAWAL LIABILITIES means the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if a Borrower and each ERISA Affiliate made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.


         SECTION 1.2. ACCOUNTING TERMS. All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP applied on a consistent basis. If GAAP changes during the term of this Agreement so as to affect the calculation of any term defined herein, the Borrowers and the Lender agree to negotiate in good faith toward an amendment of this Agreement which shall approximate, to the extent possible, the economic effect of the original provisions hereof after taking into account such change in GAAP, but until the parties are able to agree upon such amendment (a) the Borrowers shall be deemed in compliance with the provisions hereof only if and to the extent it would have been in compliance if such change in GAAP had not occurred, and (b) the Borrowers shall deliver to the Lender, with each financial report delivered by the

Borrowers hereunder, information sufficient to confirm such compliance as if such change in GAAP had not occurred.

         SECTION 1.3. OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "including" is not limiting and means "including without limitation."

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (e) References to statutes, acts or codes shall include all regulations promulgated thereunder, and references to statutes, acts, codes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                  (f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (g) Unless the context otherwise requires, all terms used in this Agreement that are not specifically defined in this Agreement and that are defined in the UCC shall have the meanings assigned to such terms in the UCC.


                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.1. ADVANCES.

                  (a) FACILITY A ADVANCES. Subject to the terms and conditions herein, the Lender agrees to make Facility A Advances to Ocular Sciences, from time to time on any Business Day from the Closing Date and prior to the Facility A Maturity Date, in an aggregate principal amount outstanding at any time not to exceed the Facility A Amount, as such Facility A Amount may be reduced from time to time in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the aggregate principal amount of Facility A Advances outstanding at any time shall not exceed an amount determined as (i) the Facility A Amount then in effect, MINUS (ii) the Letter of Credit Usage then outstanding. Subject to the terms and conditions hereof and within the foregoing limits, Ocular Sciences may borrow, repay and reborrow Facility A Advances.

                  (b) FACILITY B ADVANCES. Subject to the terms and conditions herein, the Lender agrees to make Facility B Advances to O.S.I. Puerto Rico, from time to time on any Business Day from the Closing Date through April 30, 1999, in an aggregate principal amount outstanding at any time not to exceed the Facility B Amount, as such Facility B Amount may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the preceding sentence or any other provision hereof to the contrary, O.S.I. Puerto Rico may not request, and the Bank shall have no obligation to make, Negotiated Rate Advances prior to May 1, 1999. From and after May 1, 1999, subject to the terms and conditions hereof, O.S.I. Puerto Rico may request that outstanding Base Rate Advances and outstanding Eurodollar Rate Advances under Facility B be converted into Negotiated Rate Advances pursuant to
         Section 2.8 of this Agreement. Facility B Advances which are repaid or prepaid by O.S.I. Puerto Rico may not be re-borrowed.

                  (c) USE OF PROCEEDS. The Facility A Advances shall be used by Ocular Sciences to provide for its working capital and general corporate needs. The Facility B Advances shall be used by O.S.I. Puerto Rico (i) initially to repay all outstanding indebtedness owing by it to Banco Bilbao Vizcaya Puerto Rico, and (iii) thereafter to finance the construction of an industrial building in Santa Isabel, Puerto Rico and to finance the purchase of machinery and equipment.

         SECTION 2.2. MECHANICS OF ADVANCES.

                  (a) BORROWINGS. Each Base Rate Advance shall be in a minimum amount of $250,000 or an integral multiple of $50,000 in excess thereof. Each Eurodollar Rate Advance and each Negotiated Rate Advance shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, except that the initial Eurodollar Rate Advance to retire the outstanding indebtedness of O.S.I. Puerto Rico to Banco Bilbao Vizcaya Puerto Rico shall be in the amount specified in the payoff letter dated November 6, 1997.

                  (b) NOTICE OF BORROWING. To request an Advance (other than a Negotiated Rate Advance), a Borrower shall deliver a Notice of Borrowing to the Lender not later than 11:00 a.m. (Pacific time) (i) one (1) Business Day prior to the date of the requested Advance in the case of a Eurodollar Rate Advance, and (ii) on the date of the requested Advance in the case of a Base Rate Advance. The Notice of Borrowing shall specify (A) the date of the requested Advance, which shall be a Business Day; (B) the amount of such Advance; (C) whether such Advance will consist of a Base Rate Advance or a Eurodollar Rate Advance; (D) whether such Advance will be a Facility A Advance or a Facility B Advance, and (E) in the case of a Eurodollar Rate Advance, the initial Interest Period for such Eurodollar Rate Advance.

                  (c) TELEPHONIC NOTICE. In lieu of delivering a Notice of Borrowing, a Borrower may give the Lender telephonic notice of any proposed Advance by the time required under Section 2.2(b) and in such event shall promptly (but in no event later than 5:00 p.m. (Pacific time) on the date of the requested Advance) deliver a confirmatory written Notice of Borrowing to the Lender. If the telephonic request differs in any respect from the written Notice of Borrowing subsequently delivered, then the Lender shall notify such Borrower of such discrepancy and in such case the telephonic request shall govern as to the terms of the Advance made in accordance with such telephonic request. The Lender's determination of the contents of any telephonic request shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (d) FUNDING OF ADVANCES. Upon fulfillment of the applicable conditions set forth in Article III, the Lender shall, not later than 2:00 p.m. (Pacific time) on the date of the requested Advance, make same day funds in Dollars in the amount of the Advance available to the Borrower which requested such Advance.

                  (e) NOTICE OF BORROWING IRREVOCABLE. Each Notice of Borrowing and telephonic request shall be irrevocable and binding on the Borrower requesting such Advance.

         SECTION 2.3. EVIDENCE OF DEBT.

                  (a) PROMISE TO REPAY. Ocular Sciences hereby agrees to pay when due the principal amount of each Facility A Advance, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement. O.S.I. Puerto Rico hereby agrees to pay when due the principal amount of each Facility B Advance, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement.

                  (b) LOAN ACCOUNT. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of each Borrower to the Lender resulting from each Advance owing by the applicable Borrower to the Lender from time to time, including the amount of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in each such loan account or accounts shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.4. FEES.

                  (a) CLOSING FEE. On the Closing Date, the Borrowers shall pay to the Lender a one time non-refundable fee of $35,000.

                  (b) COMMITMENT FEES. On the last day of each January, April, July and October, commencing January 31, 1998, and continuing thereafter until the Facility A Maturity Date, Ocular Sciences shall pay a commitment fee to the Lender, at a rate equal to the Applicable Amount attributable to commitment fees, computed in arrears and based on the average daily Facility A Availability (PLUS, for the purposes of this computation only, the outstanding amount of Letter of Credit Usage consisting of documentary (commercial) Letters of Credit). No commitment fee shall be payable in respect of Facility B.

         SECTION 2.5. REPAYMENT. Each Borrower agrees to repay the Advances as follows:

                  (a) FACILITY A. The Facility A Advances shall be repaid in full on the Facility A Maturity Date.

                  (b) FACILITY B. The Facility B Advances shall be repaid to the Lender in consecutive principal installments of $250,000 (or such lesser amount as is then outstanding with respect to Facility B), which shall be payable on the last day of each January, April, July and October, with the first such installment to be paid on July 31, 1999, and the last such installment to be paid on October 31, 2004, at which time the entire unpaid principal and accrued unpaid interest with respect to the Facility B Advances shall be due and payable in full.


                  (c) MATURITY. Facility A shall terminate on the Facility A Maturity Date at which time all outstanding amounts under this Agreement shall be due and payable. Facility B shall terminate on October 31, 2004 at which time the Facility B Advances and any accrued and unpaid interest thereon shall be due and payable.

                  (d) VOLUNTARY PREPAYMENTS. A Borrower may from time to time prepay, without premium or penalty, the outstanding principal amount of Advances under either Facility A or Facility B, or both, as such Borrower may elect, in whole or in part, so long as (i) such Borrower gives two (2) Business Days prior written notice to the Lender no later than 11:00 a.m. (Pacific time) (except that notices regarding Facility A prepayments may be given no later than 11:00 a.m. (Pacific time) on the same day as the prepayment) stating (A) the proposed date of the prepayment; (B) the principal amount of the prepayment; (C) whether such prepayment will consist of Base Rate Advances, Eurodollar Rate Advances or Negotiated Rate Advances; and (D) whether such prepayment will consist of Facility A Advances or Facility B Advances; (ii) each partial prepayment is made in a principal amount of not less than $250,000 or integral multiples of $50,000 in excess thereof; (iii) if any Eurodollar Rate Advance is paid prior to the last day of the Interest Period for such Advance, all unpaid interest accrued to the date of prepayment on the principal amount prepaid and all Breakage Costs incurred as a result of the prepayment are also paid; (iv) if any Negotiated Rate Advance is paid prior to the last day of the Interest Period for such advance or any principal installment pertaining to a Negotiated Rate Advance is paid prior to the regularly scheduled date such installment was due, all unpaid interest accrued to the date of prepayment on the principal amount prepaid and all Breakage Costs incurred as a result of the prepayment are also paid; and (v) all unpaid interest under Facility B accrued to the date of prepayment is paid concurrently with any prepayment in full. Notice of prepayment, once given, shall be irrevocable, and the amount of the prepayment specified in the notice shall accordingly be due and payable on the prepayment date specified therein. Principal that is prepaid under Facility A may be re-borrowed on the terms and conditions set forth herein, but principal that is prepaid under Facility B may not be re-borrowed. All prepayments of Facility B shall be credited to future scheduled installments payable with respect to Facility B in the inverse order of maturity.

                  (e) OPTIONAL REDUCTION OR TERMINATION OF FACILITY A. Ocular Sciences may permanently reduce the Facility A Amount, in whole or in part, upon at least five (5) Business Days prior written notice to the Lender; PROVIDED, HOWEVER, that (i) each partial reduction of the Facility A Amount shall be in a minimum amount of $1,000,000 or integral multiples of $100,000 in excess thereof; (ii) each reduction or termination shall be accompanied by the payment of the commitment fee, if any, accrued on the Facility A Amount so reduced through the date of such reduction or termination; (iii) the Facility A Amount, as so reduced, shall not be less than an amount determined as the sum of
         (A) the aggregate principal amount of Facility A Advances then outstanding, PLUS (B) the Letter of Credit Usage then outstanding; (iv) Ocular Sciences shall prepay the amount, if any, by which the sum of
         (x) the aggregate principal amount of Facility A Advances then outstanding, PLUS (y) the Letter of Credit Usage then outstanding, exceeds the Facility A Amount as so reduced, together with interest thereon to the date of prepayment, and (v) if the termination or reduction of the Facility A Amount requires the prepayment of Eurodollar Rate Advances, then the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Advance.

                  (f) EXCESS EXPOSURE. If, at any time for any reason, the sum of (i) the aggregate principal amount of outstanding Facility A Advances, PLUS (ii) the outstanding Letter of Credit Usage, exceeds the Facility A Availability in effect at such time, then Ocular Sciences shall immediately, without notice or demand, repay Facility A Advances in an amount equal to such excess.

                  (g) CHANGE OF CONTROL. Each Borrower shall give the Lender written notice of a Change of Control twenty (20) Business Days prior to a Change of Control (or if twenty (20) Business Days' notice is not practicable, such lesser notice (but not less than five (5) Business
         Days) as is practicable). On the date of a Change of Control (i) all Advances then outstanding to such Borrower shall be due and payable in full, (ii) with respect to a Change of Control of Ocular Sciences, Ocular Sciences shall deposit with the Lender cash collateral (in a form acceptable to the Lender) in an amount equal to the Letter of Credit Usage then outstanding, and (iii) the Facility Amount shall be automatically and permanently reduced to zero.

                  SECTION 2.6. INTEREST. Each Borrower agrees to pay interest on the unpaid principal amount of each Advance made by the Lender from the date of such Advance until such principal amount shall be repaid in full, at the following rates per annum:

                  (a) BASE RATE ADVANCES. Whenever such Advance is a Base Rate Advance, a rate per annum equal on each day to the Base Rate as in effect on such day PLUS the Applicable Amount attributable to Base Rate Advances, with all such interest payable quarterly in arrears on the last day of each January, April, July and October, commencing January 31, 1998, and (i) with respect to the Facility A Advances, on the Facility A Maturity Date, and (ii) with respect to the Facility B Advances, on such other date that such Advances are repaid, or required to be repaid, in full.

                  (b) FACILITY A EURODOLLAR RATE ADVANCES. Whenever such Advance is a Eurodollar Rate Advance under Facility A, a rate per annum equal on each day during the Interest Period for such Eurodollar Rate Advance to the sum of the Eurodollar Rate for such Interest Period determined for such day PLUS the Applicable Amount attributable to Facility A Eurodollar Rate Advances, with all interest so accrued payable on the last day of such Interest Period, and if such Interest Period has a duration of more than ninety (90) days, on the day which occurs ninety
         (90) days after the first day of such Interest Period.

                  (c) FACILITY B EURODOLLAR RATE ADVANCES. Whenever such Advance is a Eurodollar Rate Advance under Facility B, a rate per annum equal on each day during the Interest Period for such Eurodollar Rate Advance to the sum of the Eurodollar Rate for such Interest Period determined for such day PLUS the Applicable Amount attributable to Facility B Eurodollar Rate Advances, with all interest so accrued payable on the last day of such Interest Period, and if such Interest Period has a duration of more than ninety (90) days, on the day which occurs ninety (90) days after the first day of such Interest Period.

                  (d) NEGOTIATED RATE ADVANCES. Whenever such Advance is a Negotiated Rate Advance under Facility B, a rate per annum equal on each day during the Interest Period for such Negotiated Rate Advance to the sum of the Negotiated Rate for such Interest Period determined for such day PLUS the Applicable Amount attributable to Negotiated Rate Advances, with all interest so accrued payable quarterly in arrears on the last day of each January, April, July and October, commencing July 31, 1999 and on such other date that the Facility B Advances are repaid, or required to be repaid, in full.

                  (e) DEFAULT INTEREST. Upon written notice from the Lender to a Borrower, from and after the occurrence of an Event of Default, all amounts outstanding to such Borrower under this Agreement, to the extent permitted by law, will bear interest equal to the greater of (i) the rate applicable to Base Rate Advances PLUS three percent (3%) per annum, or (ii) the rate otherwise payable on such amount (without giving effect to this provision) PLUS three percent (3%) per annum.

         SECTION 2.7. INTEREST RATE DETERMINATION AND PROTECTION.

                  (a) DETERMINATION OF EURODOLLAR RATE AND NEGOTIATED RATE. The Eurodollar Rate and Negotiated Rate for each Interest Period applicable to a Eurodollar Rate Advance or a Negotiated Rate Advance shall be determined by the Lender at or before 11:00 a.m. (Pacific time) one (1) Business Day before the first day of such Interest Period.

                  (b) NOTICE OF EURODOLLAR RATE AND NEGOTIATED RATE. The Lender shall give prompt notice to a Borrower of the Eurodollar Rate and Negotiated Rate for any Interest Period when determined by the Lender.

                  (c) ALTERNATIVE INTEREST RATE. If, with respect to any Eurodollar Rate Advance or Negotiated Rate Advance, the Lender determines that by reason of any change in applicable law or regulation or regulatory requirement, or in the interpretation or application thereof, or compliance by the Lender with any request (whether or not having the force of law) of any banking authority, or of any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the Lender determines that (i) adequate and reasonable means do not exist for ascertaining a Eurodollar Rate or a Negotiated Rate, as applicable, for any requested Interest Period, (ii) the rate at which deposits in any Eurodollar Rate or Negotiated Rate do not accurately reflect the cost to the Lender of making or maintaining such Eurodollar Rate Advance or Negotiated Rate Advance for any Interest Period, or (iii) Dollar deposits are not available to the Lender in an amount substantially equal to such Eurodollar Rate Advance or Negotiated

         Rate Advance and for a period equal to such Interest Period, then the Lender shall forthwith so notify the Borrowers and thereupon (A) each Eurodollar Rate Advance or Negotiated Rate Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Advance, and (B) the obligation of the Lender to make or continue, or to convert Advances into, Eurodollar Rate Advances or Negotiated Rate Advances shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist.

                  (d) MINIMUM AMOUNTS. No Advance of LESS than $1,000,000 may be made or continued as, or converted into, Eurodollar Rate Advances or Negotiated Rate Advances. If at any time the outstanding principal amount of any Eurodollar Rate Advance is reduced to less than $1,000,000, then such Advance shall automatically and immediately convert into a Base Rate Advance.

                  (e) LENDER'S DETERMINATION CONCLUSIVE. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.8. VOLUNTARY CONVERSION OF ADVANCES.

                  (a) NOTICE OF CONTINUANCE/CONVERSION. Subject to the provisions of Section 2.7 and Section 2.11, a Borrower may on any Business Day, by giving the Lender a Notice of Continuance/Conversion not later than 11:00 a.m. (Pacific time) on the preceding Business Day,
         (i) convert Base Rate Advances into either Eurodollar Rate Advances or Negotiated Rate Advances; provided, however, that conversions into Negotiated Rate Advances may only be effected from and after May 1, 1999; (ii) convert Eurodollar Rate Advances into either Base Rate Advances or Negotiated Rate Advances; provided, however, that conversions into Negotiated Rate Advances may only be effected from and after May 1, 1999; (iii) convert Negotiated Rate Advances into either Base Rate Advances or Eurodollar Rate Advances; (iv) continue Eurodollar Rate Advances as Eurodollar Rate Advances; or (iv) continue Negotiated Rate Advances as Negotiated Rate Advances, but (A) such Borrower may convert either a Eurodollar Rate Advance or a Negotiated Rate Advance only on the last day of an Interest Period; (B) such Borrower may continue a Eurodollar Rate Advance as a Eurodollar Rate Advance only as of the last day of an Interest Period for such Eurodollar Rate Advance; (C) such Borrower may continue a Negotiated Rate Advance as a Negotiated Rate Advance only as of the last day of an Interest Period for such Negotiated Rate Advance, and (D) no Advance may be converted into or continued as either a Eurodollar Rate Advance or a Negotiated Rate Advance at any time when an Event of Default or Potential Default has occurred and is continuing.

                  (b) TELEPHONIC NOTICE. In lieu of delivering a Notice of Continuance/Conversion, a Borrower may give the Lender telephonic notice of any proposed conversion or continuance by the time required under Section 2.8(a) and in such event shall promptly (but in no event later than 5:00 p.m. (Pacific time) on the Business Day prior to the date of the requested conversion or continuance) deliver a confirmatory written Notice of Continuance/Conversion to the Lender. If the telephonic request differs in any respect from the written Notice of Continuance/Conversion subsequently furnished, then the Lender shall notify such Borrower of such discrepancy and in such case the telephonic request shall govern as to the terms of such Notice of Continuation/Conversion. The Lender's determination of the contents of any telephonic request shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (c) REQUIREMENTS. Each Notice of Continuance/Conversion or telephonic request shall specify (i) the date of the requested continuance or conversion; (ii) whether such Advance is a continuance or conversion of an outstanding Advance; (iii) the principal amount of the Advance to be converted or continued; (iv) whether such Advance is a Facility A Advance or a Facility B Advance; and (v) in the case of an Advance which is converted into or continued as either a Eurodollar Rate Advance or a Negotiated Rate Advance, the duration of the Interest Period for such Advance.

                  (d) BASE RATE ADVANCES. Unless a Eurodollar Rate or Negotiated Rate, as appropriate, has been determined for a particular Advance and applies to such Advance on a particular day in accordance with the provisions hereof, such Advance shall be a Base Rate Advance and shall accrue interest at the rate then applicable to Base Rate Advances.

         SECTION 2.9. FUNDING LOSSES. If (a) any Eurodollar Rate Advance or Negotiated Rate is repaid or converted into a Base Rate Advance on any day other than the last day of the relevant Interest Period (whether as a result of any optional prepayment, mandatory prepayment, payment upon acceleration, mandatory conversion or otherwise), (b) a Borrower fails to borrow, continue or convert any Eurodollar Rate Advance or Negotiated Rate Advance in accordance with a Notice of Borrowing, a Notice of Continuance/Conversion or a telephonic request delivered to the Lender (whether as a result of the failure to satisfy any applicable conditions or otherwise); or (c) a Borrower fails to make any prepayment of either a Eurodollar Rate Advance or a Negotiated Rate Advance in accordance with any notice of prepayment delivered to the Lender, then such Borrower shall, upon demand by the Lender, reimburse the Lender for all reasonable costs and losses incurred by the Lender as a result of such repayment, prepayment or failure ("Breakage Costs"), including reasonable costs and losses incurred by the Lender as a result of funding arrangements or contracts entered into by the Lender to fund Eurodollar Rate Advances or Negotiated Rate Advances. Breakage Costs shall be payable only if demanded within ninety (90) days after the end of the applicable Interest Period and shall be due within thirty (30) days after demand. Demand shall be made by delivery to a Borrower of a certificate of the Lender, setting forth in reasonable detail the calculation of the Breakage Costs for which demand is made, and such certificate shall, in the absence of manifest error, be conclusive and binding on such Borrower. The calculation of any amounts payable to the Lender shall be made as though the Lender shall have actually funded or committed to fund the relevant Eurodollar Rate Advance or Negotiated Rate Advance through the purchase of an underlying deposit in an amount equal to such Eurodollar Rate Advance or Negotiated Rate Advance, respectively, and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that the Lender may fund any Eurodollar Rate Advance or Negotiated Rate Advance in any manner it deems fit, and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. If a Borrower shall be obligated to repay either Eurodollar Rate Advances or Negotiated Rate Advances pursuant to Section 2.11 on a date that is not the last day of the Interest Period for such Advance, then such Borrower may, in lieu of making such payment on such date in order to avoid the obligation to pay Breakage Costs, deposit Dollars with the Lender in an amount equal to the principal amount of either the Eurodollar Rate Advances or Negotiated Rate Advances being repaid PLUS interest to the date such prepayment will be applied. Such deposit shall be (i) held by the Lender on terms and conditions satisfactory to the Lender in its sole discretion, and (ii) applied by the Lender to such Eurodollar Rate Advances or Negotiated Rate Advances on the last day of the Interest Period therefor.

         SECTION 2.10. INCREASED COSTS.

                  (a) INCREASE IN COST. If, due to either (i) the introduction of, any change in or in the interpretation of, any law or regulation after the Closing Date, or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the Closing Date, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or Negotiated Rate Advances, then the applicable Borrower shall from time to time pay to the Lender additional amounts sufficient to compensate the Lender or participant for such increased cost. Such costs shall be payable only if demanded within six (6) months after they were incurred and shall be due within thirty (30) days after demand. Demand shall be made by delivery to such Borrower of a certificate of the Lender, setting forth in reasonable detail the calculation of the costs for which demand is made. Such certificate shall, in the absence of manifest error, be conclusive and binding on such Borrower.

                  (b) INCREASE IN CAPITAL REQUIREMENTS. If the Lender determines that compliance with any change in law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case after the Closing Date, affects or would affect the amount of capital required or expected by any central bank or other

         Governmental Authority to be maintained by either the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's commitment to lend or funding hereunder and other commitments or funding of this type, then, upon demand by the Lender, the applicable Borrower shall, within thirty (30) days after demand from time to time by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender determines in good faith that such increase in capital is allocable to the existence of the Lender's commitment to lend or funding hereunder. No such compensation may be demanded as to increased capital maintained by the Lender more than six (6) months before compensation was first demanded by the Lender under this Section 2.10(b). Demand for such compensation shall be made by delivery to such Borrower of a certificate of the Lender setting forth the amount demanded. Such certificate shall, in the absence of manifest error, be conclusive and binding on such Borrower.

         SECTION 2.11. ILLEGALITY. Notwithstanding any other provision of this Agreement, if the Lender shall notify the Borrowers that the introduction of, any change in or in the interpretation of, any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to perform its obligations hereunder to make either Eurodollar Rate Advances or Negotiated Rate Advances or to fund or maintain either Eurodollar Rate Advances or Negotiated Rate Advances hereunder, then (i) the obligation of the Lender to make or continue, or to convert Advances into, Eurodollar Rate Advances or Negotiated Rate Advances shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and (ii) the Borrowers shall forthwith either (A) prepay in full all Eurodollar Rate Advances and Negotiated Rate Advances of the Lender then outstanding, together with interest accrued thereon and Breakage Costs related thereto, or (B) convert all Eurodollar Rate Advances and Negotiated Rate Advances of the Lender then outstanding into Base Rate Advances and pay all interest accrued thereon to the date of conversion and all Breakage Costs related thereto.

         SECTION 2.12. PAYMENTS AND COMPUTATIONS.

                  (a) PAYMENTS. Each Borrower shall make each payment due hereunder not later than 2:00 p.m. (Pacific time) on the day payment is due in Dollars received by the Lender at its address referred to in
         Section 7.2 in same day funds.

                  (b) COMPUTATIONS. Except as otherwise specified in Section 2.17(a), all computations of interest and fees accruing at a per annum rate shall be made on the basis of the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable and a year of three hundred sixty (360) days.

                  (c) PAYMENT ON BUSINESS DAY. Whenever any payment hereunder is due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees.

         SECTION 2.13. TAXES.

                  (a) NET PAYMENTS. Any and all payments by either Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any municipal subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively, are "Taxes"). If either Borrower is required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, then (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13), the Lender receives an amount equal to the sum it would have received if no such deductions had been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) PAYMENT OF OTHER TAXES. In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) INDEMNIFICATION. Each Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
         Section 2.13) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this indemnity shall be due within thirty (30) days after written demand therefor.

                  (d) EVIDENCE OF PAYMENTS. Within thirty (30) days after the date of any payment of Taxes, each Borrower will furnish to the Lender, at its address referred to in Section 7.2, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, each Borrower will furnish to the Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.

         SECTION 2.14. COLLATERAL AND GUARANTIES. Payment and performance of all Obligations of either Borrower or any of their Subsidiaries under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents. Payment and performance of all Obligations of Ocular Sciences under this Agreement and all other Loan Documents shall be unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty. Payment and performance of all Obligations of O.S.I. Puerto Rico under this Agreement and all other Loan Documents shall be unconditionally guaranteed by Ocular Sciences pursuant to the Parent Guaranty.

         SECTION 2.15. ISSUANCE OF LETTERS OF CREDIT. Upon the request of Ocular Sciences, and subject to the conditions set forth in Article III hereof and such other conditions to the opening of Letters of Credit as the Lender requires of its customers generally, the Lender shall from time to time open standby and/or documentary (commercial) letters of credit (each, a "Letter of Credit") for the account of Ocular Sciences; PROVIDED, HOWEVER, that the Letter of Credit Usage shall not at any time exceed $3,000,000, and PROVIDED, FURTHER, that no Letter of Credit shall be opened if at such time the sum of (a) the Letter of Credit Usage then outstanding (after giving effect to the requested new Letter of Credit), PLUS (b) the aggregate principal amount of Facility A Advances then outstanding, shall exceed the Facility A Amount existing at such time. The issuance of each Letter of Credit shall be made on at least five (5) Business Days' prior written notice from Ocular Sciences to the Lender, which written notice shall be an application for a Letter of Credit on the Lender's customary form completed to the satisfaction of the Lender, together with the proposed form of the Letter of Credit (which shall be denominated in Dollars and require drafts payable at sight and otherwise be satisfactory to the Lender) and such other certificates, documents and other papers and information as the Lender may reasonably request. The Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any standby Letter of Credit shall not be later than three hundred sixty
(360) days from the date of issuance thereof or such later date to which a Letter of Credit expiration date may be extended by the application of automatic extension or "evergreen" provisions of such Letter of Credit, and the expiration date of any documentary (commercial) Letter of Credit shall not be later than one hundred eighty (180) days from the date of issuance thereof; PROVIDED, HOWEVER, that in no event shall any Letter of Credit have an expiration date later than the Facility A Maturity Date. Each Letter of Credit shall be issued for lawful purposes occurring in the ordinary course of business of Ocular Sciences.

         SECTION 2.16. PAYMENT OF LETTERS OF CREDIT; REIMBURSEMENT. The Lender shall review each draft and any accompanying documents presented under a Letter of Credit. Promptly after the Lender shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, (a) the Lender shall, not later than 11:00 a.m. (Pacific time) on the date payment under the Letter of Credit is to be made, give telephonic or facsimile notice to Ocular Sciences of the receipt and amount of such draft and the date on which payment thereon will be made, (b) the Lender shall, not later than 2:00 p.m. (Pacific time) on such day, make the appropriate payment to the beneficiary of such Letter of Credit, and (c) Ocular Sciences shall, not later than 2:00 p.m. (Pacific time) on such date, reimburse the Lender for such payment (such reimbursement may be in the form of a Facility A Advance if Ocular Sciences meets all of the conditions precedent for such an Advance and complies with the requirements of Section 2.1). If Ocular Sciences does not reimburse the Lender within the time set forth above, then Ocular Sciences shall pay to the Lender (in addition to the amount of the drawing) interest on such amount at a rate per annum equal to the rate applicable to Base Rate Advances hereunder PLUS three percent (3%), payable on demand. The obligations of Ocular Sciences under this Section 2.16 to reimburse the Lender for all drawings under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, setoff, defense or other right which Ocular Sciences or any other Person may at any time have against the beneficiary under any Letter of Credit or the Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Lender) or any other Person in connection with this Agreement or any other transaction;

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, and

                  (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

It is understood that in making any payment under any Letter of Credit (A) the Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Lender.

         SECTION 2.17. LETTER OF CREDIT FEES.

                  (a) Ocular Sciences agrees to pay to the Lender, with respect to each standby Letter of Credit, an issuance fee equal to the then effective Applicable Amount (i.e. the per annum interest margin) pertaining to Facility A Eurodollar Rate Advances multiplied by the face amount of such Letter of Credit for the period from and including the date of issuance to and including the stated expiry date, payable prior to issuance of such Letter of Credit.

                  (b) Ocular Sciences agrees to pay to the Lender, with respect to each documentary (commercial) Letter of Credit, an issuance fee at the rate customarily charged by the Lender at the time in like circumstances, payable prior to issuance of such Letter of Credit.

                  (c) Ocular Sciences agrees to pay to the Lender on demand, such other commissions, negotiation fees, transfer fees, and other fees, charges and expenses in connection with the issuance, amendment, transfer, cancellation, handling or administration of each Letter of Credit which are customarily charged by the Lender at the time in connection with such matters.

                  (d) Any fees paid pursuant to this Section 2.17 are non-refundable.

         SECTION 2.18. UNIFORM CUSTOM AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letter of Credit) apply to the Letters of Credit.


                                   ARTICLE III
                              CONDITIONS OF LENDING

         SECTION 3.1. CONDITIONS PRECEDENT ON THE CLOSING DATE. This Agreement shall become effective and binding upon the parties hereto only if each of the following conditions precedent is satisfied or waived by the Lender no later than November 7, 1997:

                  (a) LOAN DOCUMENTS. The Lender must have received:

                           (i) this Agreement, including all exhibits and
                  schedules hereto, duly executed by each Borrower and the Lender;

                           (ii) the Subsidiary Guaranty, duly executed by each
                  Material Subsidiary (excluding any Foreign Subsidiary);

                           (iii) the Parent Guaranty, duly executed by Ocular
                  Sciences; and

                           (iv) the Pledge Agreement, duly executed by Ocular
                  Sciences, together with certificates representing the Pledged Shares of O.S.I. Puerto Rico, Ocular Sciences Limited, and Ocular Sciences Canada referred to in Schedule A to such Pledge Agreement, accompanied by undated stock powers executed in blank.

                  (b) CORPORATE DOCUMENTS. The Lender must have received:

                           (i) copies of the articles or certificate of
                  incorporation and by-laws or other governing documents of each Loan Party as in effect on the Closing Date, certified as of the Closing Date by the Secretary of State of the state in which such Loan Party is incorporated or formed or the Secretary or an Assistant Secretary of such Loan Party, as applicable;

                           (ii) copies of resolutions of the board of directors
                  of each Loan Party approving the transactions contemplated hereby and authorizing the execution, delivery and performance of each Loan Document to which it is a party, certified as of the Closing Date by a Secretary or an Assistant Secretary of such Loan Party;

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and, in the case of a Borrower, to request an extension of credit hereunder; and

                           (iv) a good standing certificate for each Loan Party,
                  issued as of a recent date by the Secretary of State of (A) the state in which such Loan Party is incorporated or formed, and (B) each state in which it owns material assets and conducts material operations.

                  (c) GOVERNMENTAL CONSENTS. Each Loan Party must have obtained all consents, approvals and authorizations required from any Governmental Authority in connection with the execution, delivery and performance of its obligations under the Loan Documents.

                  (d) NO INJUNCTION. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, and no litigation shall be pending or threatened which, in the reasonable judgment of the Lender, would enjoin, prohibit or restrain (i) the making of the Advances or the issuance of Letters of Credit, or (ii) the consummation of the transactions contemplated by the Loan Documents.

                  (e) OTHER DELIVERIES. The Lender must have received:

                           (i) a copy of Ocular Sciences' audited financial
                  statement for the Fiscal Year ended December 31, 1996;

                           (ii) a certificate dated as of the Closing Date and
                  signed by an Authorized Officer, certifying on behalf of each Borrower that, as of the Closing Date, (A) the representations and warranties contained in Article IV of the Agreement and
                  Article III of the Pledge Agreement are true and correct on and as of the Closing Date, as though made on and as of such date, (B) no Event of Default or Potential Default has occurred and is continuing, (C) since December 31, 1996, there has been no Material Adverse Change, and (D) each of the other applicable conditions precedent set forth in this Article III has been satisfied;

                           (iii) a certificate dated as of the Closing Date and
                  signed by an Authorized Officer setting forth a calculation of the Leverage Ratio as of September 30, 1997;

                           (iv) all documents evidencing other necessary
                  corporate action and governmental approvals, if any, with respect to this Agreement or any other Loan Document; and

                           (v) such other certificates, agreements, documents or
                  instruments as the Lender may reasonably request in writing.

                  (f) LEGAL OPINIONS. The Lender must have received an opinion of (i) Fenwick & West LLP, outside counsel for the Borrowers, (ii) Bird Bird & Hestres, Puerto Rican counsel to O.S.I. Puerto Rico, and (iii) outside counsel in the United Kingdom for Ocular Sciences Limited, substantially in the forms of Exhibit C-1, C-2 and C-3, respectively, and as to such other matters as the Lender may reasonably request.

                  (g) CANCELLATION OF ORIGINAL CREDIT AGREEMENT. The Lender shall have received payment in full of all Obligations under the Original Credit Agreement.

                  (h) PAYMENT OF EXISTING DEBT. The Lender must have received evidence that all Debt of the Borrowers and its Subsidiaries (other than Debt permitted by Section 5.3(d)) has been repaid in full and that all related financing commitments have been terminated.

                  (i) PAYMENT OF FEES AND EXPENSES. All fees and expense reimbursements due to the Lender under this Agreement must have been paid.

                  (j) NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there must not have been any Material Adverse Change.

         SECTION 3.2. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The Lender shall not be obligated to make any Advance on the date requested (including the Closing Date) and/or to issue a Letter of Credit on any date, unless each of the following conditions precedent is then satisfied or waived:

                  (a) NOTICE. The Borrower requesting such Advance or Letter of Credit shall have delivered a fully completed Notice of Borrowing or request for Letter of Credit, as applicable.

                  (b) CERTIFICATION. Each of the following statements shall be true and correct, and the Lender shall have received a certificate dated such date and signed by an Authorized Officer, certifying on behalf of each Borrower that:

                           (i) the representations and warranties contained in
                  Article IV of the Agreement and Article III of the Pledge Agreement are true and correct in all material respects on and as of such date, both before and after giving effect to the extension of credit to be made hereunder on such date and the application of the proceeds therefrom, as though made on and as of such date (other than the representations and warranties, if any, which specifically are stated herein as being made as of a particular date);

                           (ii) no event has occurred and is continuing, or
                  would result from such extension of credit or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Default;

                           (iii) since December 31, 1996, there has been no
                  Material Adverse Change; and

                           (iv) all Loan Documents are in full force and effect.

The delivery of a Notice of Borrowing or request for Letter of Credit and the acceptance by a Borrower of the proceeds of an Advance or the issuance of a Letter of Credit shall constitute a representation and warranty by such Borrower that, on the date of such credit extension, the foregoing statements are true.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

                  (a) ORGANIZATION. Each Loan Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its material assets are located or its material operations are conducted, except where the failure to be so qualified could not reasonably be expected to cause a Material Adverse Change.

                  (b) POWER AND AUTHORITY. Each Loan Party has the corporate or partnership power (i) to carry on its business as now being conducted and as proposed to be conducted by it, (ii) to execute, deliver and perform each Loan Document to which it is a party, and (iii) to take all action necessary to consummate the transactions contemplated under each Loan Document to which it is a party.

                  (c) DUE AUTHORIZATION. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party have been duly authorized by all necessary action of its board of directors (or, in case of a Loan Party that is not a corporation, its governing authority), and neither contravene its certificate or articles of incorporation or by-laws (or, in case of a Loan Party that is not a corporation, its governing agreements) nor result in or require the creation of any Lien (other than pursuant to the Pledge Agreement) upon any of its property or assets.

                  (d) SUBSIDIARIES AND OWNERSHIP OF CAPITAL STOCK. Set forth on
         Schedule 4.1(d) or on Schedule A to the Pledge Agreement, as such Schedule may be amended pursuant to Section 5.2(e), is a complete list of all direct and indirect Subsidiaries of Ocular Sciences. Such Schedules also set forth the number of issued and authorized shares of each class of capital stock of and other equity, ownership or profit interests in such Subsidiary and the identity of the holders of all such shares. Except as set forth in such Schedules, no capital stock of or other equity, ownership or profit interests in any such Subsidiary is subject to issuance or sale under any warrant, option or purchase right, conversion or exchange right, call, commitment or claim of any right, title or interest therein or thereto. Other than the shares evidencing the capital stock of Ocular Sciences Hungary Ltd., all such shares, capital stock or other equity, ownership or profit interests are certificated securities evidenced and represented by certificates issued in bearer or registered form. The outstanding capital stock of each such Subsidiary is duly authorized, validly issued, fully paid and nonassessable and is not "margin stock," as that term is defined in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  (e) GOVERNMENTAL APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each of the Loan Parties of any Loan Document to which it is or will be a party, except for (i) those set forth on Schedule 4.1(e), and (ii) filings and other actions required in connection with the exercise by the Lender of its remedies in respect of the Pledged Shares (as such term is defined in the Pledge Agreement).

                  (f) BINDING AND ENFORCEABLE. This Agreement and each other Loan Document to which any Loan Party will be a party is or when delivered will be legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

                  (g) FINANCIAL INFORMATION. The consolidated balance sheets of Ocular Sciences and its Subsidiaries as at December 31, 1995 and December 31, 1996 and the related income and cash flow statements for the periods then ended, each other financial statement of Ocular Sciences and its Subsidiaries delivered to the Lender on or prior to the Closing Date (excluding any forecasts or financial projections which may have been delivered to the Lender), and each financial statement delivered to the Lender pursuant to Section 5.2(c), as and when delivered to the Lender, fairly present the financial condition of Ocular Sciences and its Subsidiaries as at the date thereof and the results of their operations for the period then ended, all in accordance with GAAP consistently applied but subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnotes.

                  (h) MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no Material Adverse Change.

                  (i) COMPLIANCE. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party complies with all applicable laws. Each Loan Party is in compliance in all material respects with all material applicable laws, rules, regulations and orders.

                  (j) LITIGATION. Set forth on Schedule 4.1(j) is a list, as of the Closing Date, of all pending or, to each Borrower's knowledge, overtly threatened actions or proceedings against or directly affecting any Loan Party before any court, governmental agency or arbitrator, other than any action or proceeding that would not subject either Borrower or any of their Subsidiaries to liability in excess of $1,000,000 individually or in the aggregate. Except as identified on
         Schedule 4.1(j), there is no pending or, to each Borrower's knowledge, overtly threatened action or proceeding against or directly affecting any Loan

         Party before any court, governmental agency or arbitrator which could reasonably be expected to result in a Material Adverse Change or which relates to or could reasonably be expected to affect the legality, validity or enforceability of any Loan Document.

                  (k) NO CONFLICT. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party do not and will not (i) to its best knowledge, conflict with, result in a breach of, or constitute (with or without notice or the lapse of time or both) a default under, any instrument, lease, indenture, agreement or other contractual obligation issued by any Loan Party or enforceable against it or any of its property or assets if (A) such agreement is required to be filed with the Securities and Exchange Commission in accordance with the 1934 Act (or would be required to be so filed if either Borrower is subject to the reporting requirements of the 1934
         Act), (B) such Agreement is not readily replaceable without any material adverse effect on such Loan Party or its business, or (C) any such conflict, breach or default would have a material adverse effect on the business of such Loan Party, or (ii) require any approval of its stockholders or partners that has not been obtained.

                  (l) NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

                  (m) PAYMENT OF TAXES. Each Borrower and each of their Subsidiaries has filed all federal income tax returns and all other tax returns required to be filed by it or has timely filed extensions relating thereto and has paid all taxes and assessments payable by it which have become due except (i) to the extent being contested in accordance with the provisions of Section 5.2(h), and (ii) in the case of state and local tax returns and taxes, where the same would not reasonably be expected to result in aggregate liability to either Borrower or any of their Subsidiaries in excess of $500,000.

                  (n) MARGIN REGULATIONS. No proceeds of any Advance will be used for any purpose that requires the Lender to deliver or obtain any certification under, or to comply with any margin requirement or other provision of, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (o) CONDUCT OF BUSINESS. Each Borrower and their Subsidiaries are engaged in the lines of business described on Schedule 4.1(o) and activities substantially similar or reasonably incidental thereto.

                  (p) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.1(p), as it may from time to time be amended by either Borrower, no Material Environmental Claim is pending or, to the knowledge of each Borrower, overtly threatened against either Borrower or any of their Subsidiaries or any of their past or present property or assets. Except as set forth on
         Schedule 4.1(p), and except in respect of matters that, in the aggregate, are not and cannot reasonably be expected to result in a Material Environmental Claim or a Material Adverse Change, the operations of each Borrower and their Subsidiaries comply and, to the knowledge of each Borrower, have complied in all material respects with all applicable Environmental Laws.

                  (q) ERISA COMPLIANCE.

                           (i) Each Plan is in compliance in all material
                  respects with the applicable provisions of ERISA, the Code and other applicable federal or state law.

                           (ii) Each Pension Plan which is intended to be
                  tax-qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to qualify under
                  Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                           (iii) Except as set forth on Schedule 4.1(q), (A)
                  none of the Pension Plans which is subject to Title IV of ERISA has any material Unfunded Pension Liability as to which either Borrower or any ERISA Affiliate is or may be liable;
                  (B) neither of the Borrowers nor any ERISA Affiliate has nor reasonably expects to incur any material liability (and no event has occurred which, with the giving of notice under
                  Section 4219 of ERISA, would result in such material liability) under Section 4201 or 4243 of ERISA with respect to any Multiemployer Plan; (C) no ERISA Event has occurred or, to the best knowledge of each Borrower, is reasonably expected to occur, and (D) neither of the Borrowers nor any ERISA Affiliate has maintained any Welfare Plan which provides, or requires either Borrower or any ERISA Affiliate to provide, medical or other welfare benefits to any participant after the termination of such participant's employment with such Borrower or such ERISA Affiliate (except to the extent required by the provisions of Part 6 of Title I, Subtitle B of ERISA or Sections 162(k) and 4980B of the Code).

                           (iv) Each Welfare Plan which is a "group health
                  plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

                           (v) Neither of the Borrowers nor any ERISA Affiliate
                  has engaged, directly or indirectly, in a prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) for which no statutory or administrative exemption is applicable in connection with any Plan, the consequences of which, in the aggregate, constitute or can reasonably be expected to result in a Material Adverse Change.

                  (r) TITLE TO ASSETS; NO INFRINGEMENT. Each Borrower and their Subsidiaries have good and merchantable title to, or valid leasehold interest in, as of the date of each of its financial statements delivered hereunder, all of its material assets reflected therein and all assets and properties acquired since the date of such financial statements, free and clear of all Liens, except Liens permitted under
         Section 5.3(a), and, to the knowledge of each Borrower, such assets do not infringe upon any patent, trademark, copyright or other legally protected interest of any other Person. Each Loan Party has complied with all material obligations under all leases of real property to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each Loan Party enjoys peaceful and undisturbed possession under all such leases.

                  (s) UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.1(s), neither of the Borrowers nor any of their Subsidiaries has any liabilities, contingent or otherwise, which are not reflected on the most recent financial statements delivered to the Lender pursuant to
         Section 5.2(c) and which could reasonably be expected to constitute a Material Adverse Change.

                  (t) NO NEGATIVE PLEDGES. Neither of the Borrowers nor any of their Subsidiaries are parties to or subject to any agreement, document or instrument which would restrict or prevent them from granting first priority Liens upon their assets to the Lender, except the agreements, documents or instruments existing on the Closing Date pursuant to which Liens not prohibited by the terms of this Agreement have been created.


                                    ARTICLE V
                           COVENANTS OF THE BORROWERS

         SECTION 5.1. FINANCIAL COVENANTS. So long as any Obligation remains unpaid or the Lender is obligated to extend credit hereunder, unless the Lender otherwise consents in writing:

                  (a) MAXIMUM LEVERAGE RATIO. Neither of the Borrowers will cause, permit or suffer the Leverage Ratio determined as of each Fiscal Quarter End Date to be greater than 0.75 to 1.00.

                  (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Neither of the Borrowers will cause, permit or suffer the Fixed Charge Coverage Ratio as of each Fiscal Quarter End Date to be less than 1.10 to 1.00.

                  (c) MINIMUM QUICK RATIO. Neither of the Borrowers will cause, permit or suffer the Quick Ratio as of each Fiscal Quarter End Date to be less than 1.15 to 1.00.

                  (d) MINIMUM TANGIBLE EFFECTIVE NET WORTH. Neither of the Borrowers will cause, permit or suffer Tangible Effective Net Worth as of each Fiscal Quarter End Date to be less than the sum of (i) $76,900,000, PLUS (ii) eighty percent (80%) of Consolidated Net Income for each Fiscal Quarter (on a cumulative basis but without taking into account any loss incurred during any Fiscal Quarter), commencing with the Fiscal Quarter ending on September 30, 1997 (provided that the Fiscal Quarter ending on September 30, 1997 shall include the period from September 1, 1997 through September 30, 1997 only), PLUS (iii) one hundred percent (100%) of the net cash proceeds from any Equity Issuance after the Closing Date.

         SECTION 5.2. AFFIRMATIVE COVENANTS. So long as any Obligation remains unpaid or the Lender is obligated to extend credit hereunder, unless the Lender otherwise consents in writing, each Borrower will, and will cause its Subsidiaries to:

                  (a) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders.

                  (b) INSPECTION OF PROPERTY AND BOOKS AND RECORDS. (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business, as and to the extent required by GAAP, and (ii) permit representatives of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at the expense of such Borrowers and at such reasonable times during normal business hours and as often as may be reasonably requested (but not more than twice per calendar year, unless an Event of Default or Potential Default shall have occurred and be continuing in which case such limitation shall not apply), upon at least three (3) Business Days' advance notice to such Borrowers, except that when an Event of Default exists, the Lender may take any such action at any time during business hours and on same-day notice.

                  (c) REPORTING REQUIREMENTS. Furnish to the Lender:

                           (i) as soon as available and in any event within
                  fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheet of Ocular Sciences and its Subsidiaries as at the end of such Fiscal Quarter and their consolidated and consolidating income and cash flow statements for such Fiscal Quarter and for the Fiscal Year to date, prepared by Ocular Sciences and certified by an Authorized Officer;

                           (ii) as soon as available and in any event within
                  ninety-five (95) days after the end of each Fiscal Year, the consolidated financial statements of Ocular Sciences and its Subsidiaries for such Fiscal Year, certified without any qualification by a firm of certified public accountants of nationally recognized standing, together with a company-prepared consolidating balance sheet of Ocular Sciences and its Subsidiaries as at the end of such Fiscal Year and their consolidating income and cash flow statements for such Fiscal Year, certified by an Authorized Officer;

                           (iii) as soon as available, a copy of each management
                  letter delivered to either Borrower by any outside auditing firm, if such management letter identifies a material weakness;

                           (iv) as soon as possible and in any event within five
                  (5) Business Days after becoming aware of any Event of Default or Potential Default, any pending or overtly threatened material litigation, any Material Environmental Claim, any ERISA Event or any Material Adverse Change, a statement of an Authorized Officer of a Borrower setting forth details of such Event of Default or Potential Default, litigation, claim, event or change and the action which such Borrower has taken and proposes to take with respect thereto;

                           (v) promptly after the filing thereof, copies of all
                  reports and all registration statements filed by or on behalf of either Borrower with the Securities and Exchange Commission or any national securities exchange, excluding filings on Form S-8 (or any successor form) and any other filing solely in respect of stock option plans of either Borrower;

                           (vi) as soon as available and in any event within
                  fifty (50) days after the end of each Fiscal Quarter, a Compliance Certificate signed by an Authorized Officer of each Borrower in substantially the form of Exhibit D-1 and setting forth the information requested therein;

                           (vii) as soon as possible and in any event within
                  thirty (30) days after the end of each Fiscal Year, company-prepared financial forecasts and projections for the ensuing Fiscal Year in a form acceptable to the Lender; and

                           (viii) such other information respecting the assets,
                  liabilities, condition or operations, financial or otherwise, of either Borrower or any of their Subsidiaries as the Lender from time to time may reasonably request.

                  (d) PRESERVATION OF CORPORATE EXISTENCE, ETC. Subject to
         Section 5.3(h) and in the case of each Borrower and their Subsidiaries,
         (i) preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of the jurisdiction in which it was incorporated or organized and all rights, privileges, qualifications, permits, licenses and franchises material to the normal conduct of its business, (ii) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization, reputation and goodwill, and (iii) preserve or renew all of its patents, copyrights, trademarks and licenses therefor and other intellectual property, in each case where the non-preservation of which constitutes or could reasonably be expected to result in a Material Adverse Change; PROVIDED, HOWEVER, that either Borrower or any of their Subsidiaries may consummate any merger or consolidation permitted under Section 5.3(g), and PROVIDED, FURTHER, that neither of the Borrowers nor any of their Subsidiaries shall be required to preserve or maintain any right, asset, goodwill, business or franchise if such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lender.

                  (e) NEW SUBSIDIARIES. Promptly (but in any event within ten
         (10) Business Days) after the date on which either a new (direct or indirect) Subsidiary of Ocular Sciences is formed or acquired or an existing Subsidiary of Ocular Sciences becomes a Material Subsidiary
         (i) notify the Lender of such event, (ii) amend Schedule 4.1(d) and deliver such amended Schedule to the Lender, and (iii) promptly (but in any event within twenty (20) Business Days) after the formation, acquisition or change of each Material Subsidiary, (A) deliver to the Lender all stock certificates and other instruments added to the Collateral thereby (to the extent required by the Pledge Agreement), accompanied by an undated stock power or transfer document executed in blank (provided that in the case of a Foreign Subsidiary, stock certificates or other instruments representing only sixty-five percent (65%) of Ocular Sciences' equity interests therein need be delivered to the Lender); (B) amend Schedule A of the Pledge Agreement in light of such event and deliver such Schedule to the Lender; (C) cause each such Material Subsidiary (but excluding any Foreign Subsidiary) to execute and deliver a joinder to the Subsidiary Guaranty; (D) if the Material Subsidiary is indirectly owned or controlled by Ocular Sciences, at the Lender's request cause such Subsidiary of Ocular Sciences that directly controls each such Material Subsidiary (including each Foreign Subsidiary to the extent of sixty-five percent (65%) of its equity interest therein) to become a party to the Pledge Agreement by executing a joinder thereto in form and substance acceptable to the Lender, and (E) deliver to the Lender in respect of each such Material Subsidiary of Ocular Sciences an opinion of counsel substantially in the form of Exhibit C-3.

                  (f) MAINTENANCE OF PROPERTY. Maintain and preserve all its property which is necessary for use in its business in good working order and condition, except as permitted under Section 5.3(b) and except to the extent that either Borrower determines in good faith that it is not in the best interests of such Borrower and its Subsidiaries to do so.

                  (g) INSURANCE. Maintain insurance with financially sound and reputable insurers with respect to its properties and business against loss or damage of the kinds consistent with industry practice of Persons engaged in the same or similar business, of such types and in such amounts as are carried under similar circumstances by such other Persons.

                  (h) PAYMENT OF TAXES AND LIENABLE ITEMS. Pay and discharge, as they become due and payable, all claims for tax liabilities, assessments and governmental charges or levies against it or upon its properties or assets and all lawful claims which, if unpaid, would, with the passage of time or notice or both, by law become a Lien upon its property (other than a Lien permitted by Section 5.3(a), excluding clause (ix) thereof), unless (i) such claim is contested in good faith;
         (ii) adequate reserves have been established for such claim to the extent required by GAAP and other adequate provision for the payment thereof has been made; (iii) enforcement of such claim is effectively stayed during any time as such claim may otherwise become a Lien; and
         (iv) if such claim is finally determined to be due, it is paid, with all interest or penalties thereon, promptly (but in no event within the time period prescribed by applicable law) after resolution of such contest.

                  (i) USE OF PROCEEDS. Use the proceeds of the Advances solely for lawful and permitted corporate purposes of each Borrower and their Subsidiaries and not in contravention of this Agreement or any other agreement or obligation binding upon it and in strict compliance with all applicable laws, regulations and orders.

                  (j) PERMITTED CASH INVESTMENTS. To the extent it has cash, keep its cash invested in Permitted Cash Investments (other than (i) cash in collection or disbursement, (ii) cash of Foreign Subsidiaries not in excess of $2,000,000 for each Foreign Subsidiary, and (iii) cash of O.S.I. Puerto Rico not in excess of $2,000,000).

                  (k) FURTHER ASSURANCES.

                           (i) Promptly (but in no event later than five (5)
                  Business Days after becoming aware thereof) notify the Lender if any written information, exhibits and reports furnished to the Lender contained any untrue statement of a material fact or omitted to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and correct any defect or error that may be discovered therein or in the execution, acknowledgment or recordation of any Loan Document.

                           (ii) Promptly upon request by the Lender, procure,
                  execute and deliver any and all documents, instruments and agreements and perform such acts as the Lender may reasonably require from time to time in order (A) to carry out more effectively the purposes of this Agreement or any other Loan Document, (B) to maintain the pledge to the Lender of (x) one hundred percent (100%) of the outstanding equity interests of each domestic Subsidiary, or (y) sixty-five percent (65%) of the outstanding equity interests of each Foreign Subsidiary, as required by Sections 3.1(a) and 5.2(e), or (C) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection therewith.

         SECTION 5.3. NEGATIVE COVENANTS. So long as any Obligation remains unpaid or the Lender is obligated to extend credit hereunder, without the written consent of the Lender, neither Borrower will, and neither Borrower will cause or permit any Subsidiary to:

                  (a) LIENS. Directly or indirectly make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or become or remain bound by any agreement to do so, except:

                           (i) any Lien (other than a Lien on the Collateral)
                  (A) existing on the Closing Date and described in Schedule 5.3(d) securing Debt permitted under Section 5.3(d)(i), or (B) granted to secure any extension, renewal, refinancing or replacement of any such Debt if (x) the principal amount secured thereby is not increased, and (y) the property subject to the Lien so granted is limited to the property that was subject to the original Lien and any accessions, fixtures, improvements or equipment added thereto in the ordinary course of business;

                           (ii) any Lien created under any Loan Document;

                           (iii) Liens existing on any fixed assets acquired by
                  the Borrowers or any of their Subsidiaries after the Closing Date, to the extent that such Lien exists on the date such fixed asset is acquired so long as such Lien was not created in anticipation thereof, securing Debt permitted under Section 5.3(d)(viii) and any extension, renewal, refinancing or replacement of any such Debt if (A) the principal amount secured thereby is not increased, and (B) the property subject to such Liens so granted is limited to the property that was subject to the original Lien and any accessions, fixtures, improvements or equipment added thereto in the ordinary course of business;

                           (iv) any Lien for taxes, fees, assessments or other
                  governmental charges which are not delinquent and remain payable without penalty or which are being contested as permitted under Section 5.2(h);

                           (v) any carriers', warehousemen's, mechanics',
                  landlords', materialmen's, repairmen's or other similar Lien created by operation of law and arising in the ordinary course of business which is not delinquent or remains payable without penalty or which is being contested as permitted under Section 5.2(h);

                           (vi) any Lien (other than a Lien imposed by
                  Environmental Laws or by ERISA) on the property of the Borrowers or any of their Subsidiaries imposed by law, or pledges or deposits required by law pursuant to worker's compensation, unemployment insurance and other social security legislation (exclusive of obligations in respect of the payment for borrowed money);

                           (vii) any Lien on the property of the Borrowers or
                  any of their Subsidiaries made to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (including landlords' Liens), government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) not exceeding $3,000,000 in the aggregate at any one time outstanding;

                           (viii) any easement, right-of-way, restriction and
                  other similar encumbrance incurred in the ordinary course of business if, in the aggregate, such items are not substantial in amount and do not constitute and cannot reasonably be expected to result in a Material Adverse Change;

                           (ix) any Lien arising out of any judgment or award
                  against it if (A) such Lien is being contested as permitted under Section 5.2(h); (B) there is no material likelihood of the sale, forfeiture or loss of any part of its properties;
                  (C) such Lien does not materially interfere with the use of any material part of its properties, and (D) the existence of such Lien is not an Event of Default under Section 6.1(j);

                           (x) Leases or subleases and licenses and sublicenses
                  granted to others not interfering in any material respect with the business of the

                  Borrowers and their Subsidiaries taken as a whole and any interest or title of a lessor or licensor or under any lease or license;

                           (xi) Liens which constitute rights of set-off of a
                  customary nature or bankers' Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

                           (xii) rights of consignees of inventory in the
                  ordinary course of business not exceeding $2,000,000 in the aggregate at any one time outstanding for the Borrowers and their Subsidiaries; and

                           (xiii) Liens incurred after the Closing Date on fixed
                  assets securing Debt permitted and described in Section 5.3(d)(iii);

         or become or remain bound by any agreement restricting its ability to grant, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets for the benefit of the Lender, whether now owned or hereafter acquired, as security for the payment of the Obligations or any refinancing or replacement thereof, except (A) restrictions set forth in the Loan Documents; (B) restrictions on junior Liens on property secured by a Lien permitted under Section 5.3(a)(i) and (xiii), if such restrictions are enforceable solely by the holder of the Lien so permitted; (C) restrictions on the creation of a Lien on the lessee's interest under a lease or any other contract if such restrictions are enforceable solely by the lessor under such lease or other party to such contract; and (D) restrictions contained in agreements for the sale or lease of assets if such sale or lease is permitted hereunder.

                  (b) DISPOSITION OF ASSETS. Engage in any Asset Sale or otherwise directly or indirectly sell, assign, lease, convey, transfer or otherwise dispose of all or any portion of its assets, business or property, or agree to do any of the foregoing, except:

                           (i) dispositions of inventory or used, worn-out or
                  surplus property or equipment or Permitted Cash Investments, in each case in the ordinary course of business;

                           (ii) the sale of any business unit of either Borrower
                  or any of their Subsidiaries that the board of directors of such Borrower or such Subsidiary determines in good faith to be non-material;

                           (iii) any Asset Sale so long as (A) such transaction
                  is on an arm's-length basis; (B) no Event of Default or Potential Default is continuing or would result from such Asset Sale; (C) the purchase price paid to either Borrower or any of their Subsidiaries for such asset shall not be less than the fair market value of such asset at the time of such sale; (D) the purchase price for such asset shall be paid to either Borrower or any of their Subsidiaries solely in cash (except for non-cash consideration in the form of promissory notes not exceeding $2,000,000 in the aggregate at any one time outstanding); and (E) the aggregate book value of assets (other than the custom lens laboratory owned by Ocular Sciences Canada) sold by the Borrowers and their Subsidiaries pursuant to this clause (iii) in any Fiscal Year does not exceed five percent (5%) of Ocular Sciences' consolidated total assets (determined in accordance with GAAP) as of the last day of the preceding Fiscal Year;

                           (iv) so long as no Event of Default or Potential
                  Default is continuing or would result from the proposed transaction, the grant of an option or other right to purchase an asset in a transaction that would be permitted under this
                  Section 5.3(b);

                           (v) the sale, lease, transfer or other disposition of
                  assets by any Subsidiary of a Borrower to such Borrower;

                           (vi) sales, transfers or other dispositions of fixed
                  assets or equipment by either Borrower or any of their Subsidiaries to the extent that (A) such equipment is traded in for credit against the purchase price of other fixed assets or equipment, or (B) the proceeds of such sale are applied to the purchase price of such other fixed assets or equipment within one hundred eighty (180) days from the date of sale, transfer or disposition; and

                           (vii) non-exclusive licenses and similar arrangements
                  for the use of intellectual property granted to others not interfering in any material respect with the business of the Borrowers and their Subsidiaries taken as a whole;

         PROVIDED, HOWEVER, that neither of the Borrowers nor any of their Subsidiaries shall dispose of any asset to effect a leaseback of any asset, other than sale-leasebacks of equipment effected less than one hundred eighty (180) days after such Borrower or such Subsidiary shall have acquired such equipment.

                  (c) INVESTMENTS. Directly or indirectly make, acquire, carry or maintain any Investment, or become or remain bound by any agreement to make, acquire, carry or maintain any Investment, except:

                           (i) Investments held on the Closing Date and
                  described in Schedule 5.3(c);

                           (ii) Permitted Cash Investments;

                           (iii) loans made by Ocular Sciences to any of its
                  Subsidiaries, or loans made by any Subsidiary of Ocular Sciences to Ocular Sciences;

                           (iv) loans and advances to employees of either
                  Borrower or any of their Subsidiaries not exceeding $2,500,000 in the aggregate at any one time outstanding;

                           (v) acquisitions permitted under Section 5.3(g)(i) or
                  (iv);

                           (vi) Investments constituting non-cash consideration
                  permitted to be received in connection with dispositions of assets permitted under Section 5.3(b)(iii);

                           (vii) Investments made after the Closing Date by
                  Ocular Sciences in any of its direct wholly-owned Subsidiaries (other than a Foreign Subsidiary and other than O.S.I. Puerto
                  Rico);

                           (viii) Investments made by Ocular Sciences after the
                  Closing Date in any Foreign Subsidiary (in addition to those permitted by Section 5.3(c)(ix)) or O.S.I. Puerto Rico not exceeding $2,000,000 in the aggregate at any one time outstanding;

                           (ix) Investments made after the Closing Date by
                  Ocular Sciences in Ocular Sciences Limited to the extent required by the Inland Revenue Authority of the United Kingdom rules and regulations to maintain the deductibility of interest expense incurred by Ocular Sciences Limited;

                           (x) Investments by either Borrower or any of their
                  Subsidiaries consisting of accounts receivable from customers (including Subsidiaries of such Borrower) or amounts received in settlement of delinquent obligations of and other disputes with customers and suppliers, in each case arising in the ordinary course of business; and

                           (xi) other Investments so long as the unrecovered
                  investment made by the Borrowers and their Subsidiaries therein (counted at cost and not counting recoveries fairly characterized as income) does not exceed $2,000,000 in the aggregate at any one time outstanding.

                  (d) LIMITATION ON DEBT AND ACCOMMODATION OBLIGATIONS. Directly or indirectly create, incur, assume, guarantee or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt or any Accommodation Obligation, except:

                           (i) Debt existing on the Closing Date and described
                  in Schedule 5.3(d) and any extension, renewal or refinancing of such Debt so long as both (A) either (x) the principal amount of such Debt is not increased, or (y) any increase in the principal amount of such Debt is permitted pursuant to another clause of this Section 5.3(d), and (B) the terms and conditions (including financial and other restrictive covenants) are not materially more restrictive on any Loan Party than the terms and conditions existing on the Closing Date;

                           (ii) the Obligations;

                           (iii) Capital Leases, conditional sales agreements
                  and other purchase money Debt incurred after the Closing Date for property, plant or equipment not exceeding $5,000,000 in the aggregate principal amount at any one time outstanding for the Borrowers and their Subsidiaries;

                           (iv) Debt in the nature of surety bonds issued at the
                  request of either Borrower or any of their Subsidiaries to secure contingent obligations of such Person either (A) in the ordinary course of business, or (B) in connection with the enforcement of rights or claims of either Borrower or any of their Subsidiaries, or (C) in connection with judgments to the extent permitted under Section 5.3(a)(ix);

                           (v) Debt permitted under Section 5.3(c)(iii);

                           (vi) Debt under Rate Contracts;

                           (vii) Subordinated Debt on terms and conditions
                  approved by the Lender;

                           (viii) Debt (but not Accommodation Obligations in
                  respect of such Debt) incurred after the Closing Date and permitted under Section 5.3(g)(iv);

                           (ix) Debt not exceeding $5,000,000 in the aggregate
                  at any one time outstanding consisting of foreign exchange contracts on which delivery is to be effected and settlement allowed at any time in the future (plus related fees, costs and indemnities) entered into between either Borrower and the Lender;

                           (x) endorsement of negotiable instruments for deposit
                  or collection or similar transactions in the ordinary course of business;

                           (xi) obligations to pay dividends and other payments
                  permitted under Section 5.3(f) (to the extent that such obligations are construed as "Debt" hereunder);

                           (xii) Accommodation Obligations of operating leases
                  and performance obligations entered into in the ordinary course of business; and

                           (xiii) other Debt not exceeding $2,000,000 in the
                  aggregate principal amount at any one time outstanding for the Borrowers and their Subsidiaries.

                  (e) TRANSACTIONS WITH AFFILIATES. Enter or agree to enter into any transaction with any Affiliate of either Borrower or of any of their Subsidiaries except (i) under the Loan Documents, or (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of such Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than those that would prevail in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary; PROVIDED, HOWEVER, that nothing in this Section 5.3(e) shall be construed to prohibit (A) customary directors' and officers' indemnities; (B) customary directors' fees; (C) reasonable compensation to officers (as determined by such Borrower's or such Subsidiary's board of directors); and (D) administrative services provided by either Borrower to their Subsidiaries in the ordinary course of business consistent with past practice.

                  (f) RESTRICTED JUNIOR PAYMENTS. Directly or indirectly (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or any other equity, ownership or profit interests; (ii) purchase, redeem or otherwise acquire for value any shares of any class of capital stock of, or other equity, ownership or profit interests in, Ocular Sciences or any of its Subsidiaries or any warrants, rights or options to acquire any such shares or interests, now or hereafter outstanding, which exceed $1,000,000 in the aggregate for the Borrowers and their Subsidiaries subsequent to the Closing Date; (iii) enter into any agreement restricting the ability of any Subsidiary of Ocular Sciences to declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities to its stockholders (other than as permitted in Section 5.3(j)); (iv) agree to or permit any amendment or modification of or change in any of the terms of agreements governing Subordinated Debt; or (v) pay, prepay, redeem, purchase or otherwise acquire any Subordinated Debt, or make any deposit to provide for the payment of any Subordinated Debt when due, or exchange any Subordinated Debt, or give any notice in respect thereof, except that:

                           (A) Either Borrower may declare and make any dividend
                  payments or other distributions payable solely by such Borrower in common stock of such Borrower; and

                           (B) any Subsidiary of either Borrower may declare and
                  make dividends and distributions made solely to such Borrower or to a wholly-owned Subsidiary of such Borrower.

                  (g) MERGERS, ETC. Merge or consolidate with or into or enter into any agreement to merge or consolidate with or into any Person, or acquire any ownership interest in any assets, business or Person, except:

                           (i) acquisitions of property, plant and equipment in
                  the ordinary course of business;

                           (ii) mergers or consolidations between (A)
                  wholly-owned Subsidiaries of either Borrower, or (B) Ocular Sciences and any of its wholly-owned Subsidiaries, so long as Ocular Sciences is the surviving corporation;

                           (iii) Investments permitted under Section 5.3(c); and

                           (iv) an acquisition of the entire ownership interest
                  in any assets primarily used for, or any business or Person engaged in, any of the lines of business currently conducted by either Borrower or any of their Subsidiaries and activities reasonably incidental thereto, so long as (A) the total consideration (including cash, Debt incurred and value of stock) paid by the Borrowers and their Subsidiaries for all such acquisitions does not exceed $7,000,000 in the aggregate subsequent to the Closing Date, (B) no Debt is assumed (other than Debt secured solely by fixed assets being acquired) or incurred in connection with the acquisition, (C) if the acquisition is accomplished by merger or consolidation, Ocular Sciences is the surviving corporation, and (D) no Event of Default or Potential Default is continuing or would result from such acquisition.

                  (h) CONDUCT OF BUSINESS. Engage in any business or activity other than the businesses described in Section 4.1(o) and any activity reasonably incidental thereto.

                  (i) COMPLIANCE WITH ERISA. Directly or indirectly (or permit any ERISA Affiliate directly or indirectly to) (i) terminate any Plan subject to Title IV of ERISA so as to result in liability to the Borrowers or any ERISA Affiliate in excess of $1,000,000 in the aggregate; (ii) permit any ERISA Event to exist; (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in liability to the Borrowers or any ERISA Affiliate in excess of $1,000,000 in the aggregate; or (iv) permit the total Unfunded Pension Liabilities (using the actuarial assumptions utilized by the PBGC) for all Pension Plans (other than Pension

         Plans which have no Unfunded Pension Liabilities) to exceed $1,000,000 in the aggregate.

                  (j) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Cause, permit or suffer any Subsidiary to become or remain subject to any contractual obligation that in any manner limits or restricts its right to pay dividends or make distributions, whether in cash or in property, to its stockholders or to make loans or sell assets to either Borrower or any of their Subsidiaries or to enter into any other lawful transaction with either Borrower or any of their Subsidiaries, except limitations and restrictions set forth in the Loan Documents.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.1. EVENTS OF DEFAULT. If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (a) NON-PAYMENT OF PRINCIPAL. Either Borrower fails to pay when due any principal of any Advance; or

                  (b) NON-PAYMENT OF INTEREST. Either Borrower fails to pay when due any interest payable under Section 2.6 or any fee payable under
         Section 2.4 or Section 2.17 and such failure continues for three (3) Business Days; or

                  (c) NON-PAYMENT OF OTHER OBLIGATIONS. Either Borrower fails to pay any other payment Obligation, and such failure continues for ten
         (10) Business Days after either (i) it is acknowledged in writing by such Borrower, or (ii) written notice thereof is given to such Borrower by the Lender; or

                  (d) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party under or in connection with any Loan Document proves to have been incorrect in any material respect when made; or

                  (e) FINANCIAL AND NEGATIVE COVENANTS. Either Borrower fails to perform or observe any term, covenant or agreement set forth in Section
         5.1 or Section 5.3; or

                  (f) REPORTING AND COLLATERAL COVENANTS. Either Borrower fails to perform or observe any term, covenant or agreement set forth in Sections 5.2(c), (e), (j) or (k), and such failure continues for ten
         (10) Business Days after either (i) it is acknowledged in writing by such Borrower, or (ii) written notice thereof is given to such Borrower by the Lender; or

                  (g) OTHER AGREEMENTS. Either Borrower or any of their Subsidiaries fails to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those specifically referred to in any of the preceding paragraphs of this Section 6.1) and such failure continues for thirty (30) days after either (i) it is acknowledged in writing by such Borrower or such Subsidiary, or (ii) written notice thereof is given to such Borrower or such Subsidiary by the Lender; or

                  (h) DEFAULT AS TO OTHER DEBT. Either Borrower or any of their Subsidiaries (i) fails to pay, when due and payable (whether at the scheduled maturity or upon any required prepayment, acceleration, demand or otherwise), any principal of or premium or interest on any Debt (except any Advances) outstanding in a principal amount of at least $1,000,000, and such failure continues for longer than the period of grace, if any, specified for such failure in the indenture or agreement governing such Debt, or (ii) commits, permits or suffers a breach, default or event of default to occur under any indenture or agreement governing any Debt (except any Advances) outstanding in a principal amount of at least $1,000,000, and such breach, default or event of default continues for longer than the period of grace, if any, specified for such failure in such indenture or agreement; or any such Debt of at least $1,000,000 is declared to be due and payable or is required to be prepaid prior to the stated maturity thereof; PROVIDED, HOWEVER, that no such failure, breach, default, event of default, declaration or requirement as to any Debt (A) which is the liability solely of a Foreign Subsidiary shall be an Event of Default hereunder until either (x) it is acknowledged in writing by either Borrower, or
         (y) it continues for ten (10) Business Days after written notice thereof is given to either Borrower by the Lender, and (B) shall be an Event of Default hereunder if, in the case of a wholly-owned Subsidiary of either Borrower, such Debt is held entirely by either Borrower or, in the case of either Borrower, such Debt is held entirely by one or more of its wholly-owned Subsidiaries; or

                  (i) BANKRUPTCY. (i) Either Borrower or any of their Subsidiaries are generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, or (ii) any proceeding is instituted by or against either Borrower or any of their Subsidiaries seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against it remains undismissed and unstayed for a period of sixty (60) days, or (C) either Borrower or any of their Subsidiaries takes any corporate action to authorize any of the actions set forth above in this Section 6.1(i); or

                  (j) JUDGMENTS. Any judgment or order for the payment of money is rendered against either Borrower or any of their Subsidiaries in an amount in excess of $1,000,000 individually or in the aggregate and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order and not stayed, or (ii) there is any period of sixty (60) consecutive days during which such judgment has not been paid in full or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

                  (k) MATERIAL ADVERSE CHANGE. There is any Material Adverse Change since December 31, 1996; or

                  (l) LOAN DOCUMENTS. Any provision of any Loan Document after delivery thereof for any reason ceases to be valid and binding on each Loan Party thereto, or any Loan Party shall repudiate or purport to revoke or terminate any of its obligations under any Loan Document to which it is party, and such event continues for ten (10) Business Days after written notice thereof is given to either Borrower; or

                  (m) COLLATERAL DOCUMENTS. The Collateral Documents, after delivery thereof pursuant to Section 3.1(a), for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, and such event continues for ten (10) Business Days after written notice thereof is given to either Borrower, or

                  (n) ERISA. (i) Either Borrower or any ERISA Affiliate fails to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (ii) in the case of an ERISA Event involving the withdrawal from a Pension Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Pension Plan's Unfunded Pension Liabilities is more than $1,000,000 in the aggregate; (iii) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer incurs a Withdrawal Liability in an aggregate amount exceeding $1,000,000; (iv) a Plan that is intended to be qualified under Section 401(a) of the Code loses its qualification, and with respect to such loss of qualification, either Borrower or any ERISA Affiliate can reasonably be expected to be required to pay (for additional taxes, payments to or on behalf of Plan participants, or otherwise) an aggregate amount exceeding $1,000,000; or (v) any combination of events listed in clauses (ii) through (iv) occurs that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities in excess of $1,000,000;

then, and in any such event, the Lender (A) shall declare its obligation to make Advances and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Facility Amount shall be automatically and permanently reduced to zero, and (B) shall by notice to the Borrowers, declare all Advances, together with all interest thereon and all other Obligations, to be immediately due and payable, and thereupon the Advances and such interest and all other Obligations, shall be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED, HOWEVER, that if an order for relief under the United States Bankruptcy Code is entered at the request or upon the consent of either Borrower or involuntarily against either Borrower, then (x) the obligation of the Lender to make Advances and to issue Letters of Credit shall automatically be terminated and the Facility Amount shall be immediately, automatically and permanently reduced to zero, and (y) all Advances and all such interest and other Obligations shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

         SECTION 6.2. RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity or under any other instrument, document or agreement.


                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by either Borrower therefrom, shall be effective unless it is in writing and signed by the Lender (and any such waiver or consent shall in any case be effective only in the specific instance and for the specific purpose for which given), except that Ocular Sciences may amend Schedule 4.1(d) as provided in Section 5.2(e) by delivering a copy of such amended Schedule to the Lender in accordance with Section 7.2.

         SECTION 7.2. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to either Borrower, at 475 Eccles Avenue, South San Francisco, CA 94080, Attention: Chief Financial Officer; if to the Lender, at Comerica Bank-California, 155 Grand Avenue, Suite 402, Oakland, CA 94612, Attention: Lori Edwards, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received.

         SECTION 7.3. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.4. COSTS AND EXPENSES. The Borrowers agrees to pay within twenty (20) days after the Borrowers receive an invoice itemizing the same, all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, modification, administration and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents in connection with actions or inactions of the Loan Parties. The Borrowers further agree to pay on demand all reasonable costs and expenses, including reasonable fees and expenses of attorneys (including allocable costs of in-house counsel), accountants, advisors and other experts, incurred by the Lender in respect of any Event of Default or while any Event of Default is continuing or in connection with the protection, resolution or enforcement (whether through negotiations, by legal proceedings, in bankruptcy or otherwise) of the Obligations or the Collateral or any right, remedy, power, interest or claim of the Lender under any Loan Document.

         SECTION 7.5. RIGHT OF SET-OFF. Whenever any Event of Default is continuing, the Lender may at any time or from time to time without any prior notice to either Borrower or any other Person, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other debt at any time owing by the Lender to or for the credit or the account of either Borrower, whether or not then due, against any and all Advances and other Obligations then owing to the Lender, whether or not then due. After any such set-off and application is made, the Lender shall promptly notify the Borrowers thereof, but the failure to do so shall not affect the validity of the set-off and application and shall not expose the Lender to any liability. The Lender's right of set-off under this Section 7.5 is cumulative with and additional to all other rights and remedies (including other rights of set-off).

         SECTION 7.6. GENERAL INDEMNITY. Each Borrower agrees to indemnify and hold harmless the Lender and its Affiliates and each director, officer, employee, attorney or agent of any of the foregoing persons (each such Person, an "Indemnified Person") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) (collectively, "Claims") to which any Indemnified Person may become subject, insofar as such Claims arise out of, in any way relate to, or result from, this Agreement or any other Loan Document or any of the transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all reasonable legal and other expenses incurred in connection with investigating, preparing to defend or defending any such Claim; PROVIDED, HOWEVER, that neither Borrower shall have any indemnity obligation to any Indemnified Person for any Claim (a) based on or arising from the gross negligence or willful misconduct of such Indemnified Person or a breach of any Loan Document or applicable law by an Indemnified Person, or (b) made or prosecuted by either Borrower. The Borrowers shall be given prompt notice of the commencement of any action or proceeding on any Claim and of any overt written threat of litigation on any Claim, but the failure to receive such notice shall not relieve either Borrower from any of its obligations under this Section 7.6 or under Section 7.4. Each Borrower shall have the right, with the consent of the Indemnified Person (which shall not unreasonably be withheld), to select a firm of attorneys as legal counsel to defend any Claim, and each Borrower shall pay the fees, expenses and disbursements of such counsel and any special or local counsel, and if the Indemnified Person would or could result in a conflict of interest, or that a defense, crossclaim or counterclaim is available to such Indemnified Person that is not available to any other Person represented by such legal counsel in the same proceeding, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense, crossclaim or counterclaim, such Indemnified Person shall be entitled to separate representation, at the Borrower's expense, by legal counsel selected by such Indemnified Person and reasonably acceptable to the Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel. Each Indemnified Person shall have the right to be represented by counsel of its own choosing (i) at each Borrower's expense whenever any Event of Default or Potential Default is continuing, and (ii) at such Indemnified Person's expense at any other time, and each Borrower and the attorneys selected by each Borrower shall cooperate in all reasonable respects with such counsel. Each Borrower shall be entitled to settle any Claim, at each Borrower's sole cost and expense, without the consent of the Indemnified Person if (A) no Event of Default or Potential Default is continuing, (B) the settlement does not and will not, under any circumstances, impose any present or future payment or performance obligation upon the Indemnified Person, and (C) the settlement includes the giving by the claimant to the Indemnified Person of a release from all liability in respect of such Claim, and otherwise only upon the prior written consent of the Indemnified Person.

               SECTION 7.7. ASSIGNMENTS AND PARTICIPATIONS. The Lender may at any time sell, assign, grant a participation in, or otherwise transfer all or any part of its rights and obligations under this Agreement (a) without either Borrower's consent if such transfer is to a Federal Reserve Bank, to an Affiliate of the Lender or if an Event of Default is continuing, and (b) with the consent of the Borrowers (which consent shall not be unreasonably withheld) to any other Person. In the event of any such sale by the Lender of a participation, the holder of such participation, other than an Affiliate of the Lender, shall not have any rights under this Agreement, except that such holder may, under the terms of such participation, be granted the right to participate with the Lender in connection with any action that (i) increases the Facility Amount, (ii) postpones the scheduled maturity date of Facility A or Facility B, (iii) postpones any scheduled Facility B payment date, (iv) decreases the rate of interest applicable to any Advances, (v) releases all or substantially all of the Collateral or any right to obtain additional Collateral, or (vi) releases any Guarantor or any right to have an additional Material Subsidiary (other than a Foreign Subsidiary) become a Guarantor. In all other respects, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, and the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrowers hereby authorize the Lender and each such participant or assignee, in case of default by either Borrower hereunder, to proceed directly by right of setoff, bankers' lien or otherwise, against any assets of either Borrower or any of their Subsidiaries which may at the time of such default be in the hands of the Lender or any such participant or assignee.

         SECTION 7.8. BINDING EFFECT. This Agreement shall become effective when it has been executed by the parties hereto and the conditions set forth in
Section 3.1 have been satisfied and thereafter shall be binding upon and inure to the benefit of each Borrower and the Lender and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

         SECTION 7.9. GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California. Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of California or of the United States for the Northern District or the Central District of California, and by execution and delivery of this Agreement, each Borrower and the Lender consents, for itself and in respect of its property, to the jurisdiction of those courts. Each Borrower and the Lender irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document. Each Borrower and the Lender waive personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

         SECTION 7.10. WAIVER OF JURY TRIAL. Each Borrower and the Lender
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY of any claim or cause of action based upon or arising out of or related to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether based on contract, tort, statutory liability or otherwise. Each Borrower and the Lender agree that any such claim or cause of action shall be tried by the court WITHOUT A JURY. This waiver shall apply to each future amendment, renewal, supplement or modification of any Loan Document and to each future Loan Document.

         SECTION 7.11. LIMITATION OF LIABILITY. No claim may be made by either Borrower, any Subsidiary of either Borrower, or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability or any other ground) based on, arising out of, or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, and each Borrower (for itself and on behalf of each of their Subsidiaries) hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor.

         SECTION 7.12. CONFIDENTIALITY. The Lender agrees that it will not, without the prior consent of the Borrowers, disclose any information with respect to either Borrower which is furnished to the Lender pursuant to this Agreement and which either Borrower has notified the Lender, in writing, constitutes confidential information, except (a) to the Lender's directors, officers, employees, agents and financial and legal advisors under instructions to maintain confidentiality; (b) to any actual or prospective participant or assignee under Section 7.7, so long as such participant or assignee agrees to be bound by the provisions of this Section 7.12; (c) information that is known to the Lender or its directors, officers, employees, agents or financial and legal advisors prior to its disclosure by either Borrower; (d) information that has become publicly available other than by the Lender's improper disclosure; (e) information that is obtained from any source other than either Borrower or its Affiliates, unless the Lender has actual knowledge that such source disclosed such information to it in breach of an obligation of confidentiality; and (f) as may be required or appropriate in any proceeding to collect the Obligations or protect or enforce any right or remedy of the Lender under the Loan Documents or in defense of any claim asserted against the Lender or in any other litigation or for compliance with any applicable law or any subpoena, discovery request or other legal process, so long as the Lender (if not prohibited from doing so) gives the Borrowers at least three (3) Business Days' prior notice thereof. The Lender's obligations under this Section 7.12 shall survive the expiration or termination of this Agreement.

         SECTION 7.13. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among each Borrower and the Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         SECTION 7.14. TERMINATION OF ORIGINAL CREDIT AGREEMENT. Upon repayment to the Lender of all Obligations under the Original Credit Agreement, and upon satisfaction of all conditions precedent specified in Section 3.1 hereof, as and when required therein, the Original Credit Agreement shall be deemed terminated and shall be of no further force and effect, except that (i) all obligations of Ocular Sciences that by the express terms of the Original Credit Agreement survive termination thereof shall survive such termination and (ii) the Lender's obligations under Section 7.12 of the Original Credit Agreement shall survive such termination. Without limiting the foregoing, Ocular Sciences shall pay to the Lender all accrued and unpaid amounts owing with respect to commitment fees and other sums owing to the Lender under the Original Credit Agreement. As of November 7, 1997, the accrued unpaid commitment fee owing by Ocular Sciences to the Lender under the Original Credit Agreement is $1,239.59.

         SECTION 7.15. SURVIVAL. Each Borrower's liability for any and all fees, taxes, compensation, costs, losses, expense reimbursements, indemnification and other similar Obligations arising under any Loan Document shall survive the expiration or termination of the commitments of the Lender to extend credit hereunder and the repayment and retirement of all Advances and Letters of Credit at any time outstanding hereunder.

         SECTION 7.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                         OCULAR SCIENCES, INC.



                                         By: /s/ GREGORY E. LICHTWARDT
                                             -----------------------------------
                                             Name:  Gregory E. Lichtwardt
                                             Title: Vice President, Finance and
                                                    Chief Financial Officer



                                         OCULAR SCIENCES PUERTO RICO, INC.



                                         By: /s/ GREGORY E. LICHTWARDT
                                            ------------------------------------
                                            Name:  Gregory E. Lichtwardt
                                            Title: Secretary



                                         COMERICA BANK-CALIFORNIA



                                         By: /s/ LORI S. EDWARDS
                                            ------------------------------------
                                            Name:  Lori S. Edwards
                                            Title: First Vice President

                                   EXHIBIT A-1

                                     FORM OF
                               NOTICE OF BORROWING


                                     [DATE]


Comerica Bank-California
155 Grand Avenue, Suite 402
Oakland, CA  94612
Attention:  Lori Edwards


         Re:  Notice of Borrowing


Ladies and Gentlemen:


         This Notice of Borrowing is being delivered pursuant to Section 3.2 of that certain Amended and Restated Credit Agreement dated as of November 7, 1997 by and between Ocular Sciences, Inc., Ocular Sciences Puerto Rico, Inc. and Comerica Bank-California (as amended or modified or supplemented to date, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

         The undersigned hereby requests an Advance under the Agreement and in connection therewith sets forth the following information as required by Section 2.2(b) of the Agreement:

         1. The Business Day of such Advance is ____________________, 19______.

         2. The amount of such Advance is _________________.

         3. The Advance will be a [Base Rate Advance] [Eurodollar Rate Advance].

         4. The Advance will be a [Facility A Advance] [Facility B Advance].

        [5. The initial Interest Period for such Eurodollar Rate Advance is
            ________________ days.]

         6. Such Borrower hereby certifies that the following statements are true on the date hereof and will be true on and as of the date of the requested Advance (before and after giving effect to the proceeds of such Advance and the application of the proceeds therefrom):


                                      A-1-1

                  a. the representations and warranties contained in Article IV of the Agreement and Article III of the Pledge Agreement are true and correct in all material respects (or, in the case of representations and warranties stated as having been made only on the date of the Agreement, on the date of such Agreement);

                  b. no event has occurred and is continuing, or would result from such extension of credit or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Default;

                  c. since December 31, 1996, there has been no Material Adverse Change; and

                  d. all Loan Documents are in full force and effect.

                                    Very truly yours,

                                    [OCULAR SCIENCES, INC.,]
                                    [OCULAR SCIENCES PUERTO RICO, INC],
                                    a Delaware corporation


                                    By
                                      -----------------------------------------
                                       Name:
                                       Title:


                                      A-1-2

                                   EXHIBIT A-2

                                     FORM OF
                        NOTICE OF CONTINUANCE/CONVERSION


                                     [DATE]


Comerica Bank-California
155 Grand Avenue, Suite 402
Oakland, CA  94612
Attention:  Lori Edwards

         Re:  Notice of Continuance/Conversion

Ladies and Gentlemen:

         This Notice of Continuance/Conversion is being delivered pursuant to
Section 2.8 of that certain Amended and Restated Credit Agreement dated as of November 7, 1997 by and between Ocular Sciences, Inc., Ocular Sciences Puerto Rico, Inc. and Comerica Bank-California (as amended, modified or supplemented to date, the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

         The undersigned hereby request a [continuance] [conversion] under the Agreement and in connection therewith sets forth the following information as required by Section 2.8 of the Agreement:

         1. The effective date of the [continuance] [conversion] shall be ____________, 19__________(which shall be the last day of an Interest Period if (a) continuing an Advance as a Eurodollar Rate Advance or a Negotiated Rate Advance, or (b) converting an Advance from a Eurodollar Rate Advance or a Negotiated Rate Advance into a Base Rate Advance).

         2. ____________ shall be [converted from] a [Base Rate] [Eurodollar Rate] [Negotiated Rate] Advance into a [Base Rate] [Eurodollar Rate] [Negotiated Rate] Advance [continued as] a [Eurodollar Rate] [Negotiated Rate] Advance.

         3. The Advance being [continued] [converted] is a [Facility A Advance] [Facility B Advance].

         [4. The Interest Period for the [continued] [converted] [Eurodollar Rate] [Negotiated Rate] Advance shall be _____ days.]

         5. Such Borrower hereby certifies that the following statements are true



                                      A-2-1
and correct on the date hereof and will be true on and as of the date of the requested [continuance] [conversion]:

                  a. the representations and warranties contained in Article IV of the Agreement and Article III of the Pledge Agreement are true and correct in all material respects (or, in the case of representations and warranties stated as having been made only on the date of the Agreement, on the date of such Agreement);

                  b. no event has occurred and is continuing, or would result from such [continuance][conversion], which constitutes an Event of Default or a Potential Default;

                  c. since December 31, 1996, there has been no Material Adverse Change; and

                  d. all Loan Documents are in full force and effect.

         6. This Notice of Continuance/Conversion shall only be effective if delivered to the Lender at the above address at least one (2) Business Day before the date of the requested [continuance] [conversion].

                                       Very truly yours,

                                       [OCULAR SCIENCES, INC.,]
                                       [OCULAR SCIENCES PUERTO RICO, INC.],
                                       a Delaware corporation



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                      A-2-2

                                  EXHIBIT B-1

                              AMENDED AND RESTATED
                          FORM OF AMENDED AND RESTATED
                               SUBSIDIARY GUARANTY


                  This AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of November 7, 1997, is made by Ocular Sciences Puerto Rico, Inc., a Delaware corporation (herein referred to as "O.S.I. Puerto Rico") and each entity that hereafter executes and delivers a Subsidiary Joinder in substantially the form set forth as Annex 1 hereto (each such entity, a "Guarantor" and collectively the "Guarantors") in favor of Comerica Bank-California, a California chartered bank (the "Lender").

                                    RECITALS

                  A. The Lender has entered into that certain Amended and Restated Credit Agreement dated as of November 7, 1997 (the "Credit Agreement"), by and among Ocular Sciences, Inc., a Delaware corporation (formerly known as O.S.I. Corporation and herein referred to as "Ocular Sciences"), as a Borrower, and O.S.I. Puerto Rico, as a Borrower, and Lender. The Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 30, 1996, as amended by Amendment Number One to Credit Agreement dated as of February 27, 1997, Amendment Number Two to Credit Agreement dated as of July 7, 1997, and Amendment Number Three to Credit Agreement dated as of July 18, 1997, between Ocular Sciences' predecessor, O.S.I. Corporation, a California corporation, and Lender.

                  B. Each Guarantor is a direct or indirect subsidiary of Ocular Sciences and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  C. It is a condition precedent to the extension of credit under the Credit Agreement that each Guarantor shall have guaranteed payment of each and all the Obligations (as that term is defined in the Credit Agreement) and all other debts, liabilities and obligations of Ocular Sciences and each other Subsidiary of Ocular Sciences under the Loan Documents, on the terms set forth herein.

                  D. Ocular Sciences has agreed, in the Credit Agreement, to cause all future Material Subsidiaries of Ocular Sciences to become party to this Guaranty, as a Guarantor hereunder.



                                     B-1-1

                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit to Ocular Sciences under the Credit Agreement, each Guarantor hereby agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Guaranty and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Guaranty.

                  SECTION 1.2 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

                  "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

                  "Guaranteed Obligations" is defined in Section 2.1(a).

                  "Guaranty" means this Amended and Restated Subsidiary Guaranty, dated as of November 7, 1997, made by the Guarantors for the benefit of the Lender.

                  "Guaranty Taxes" is defined in Section 3.8(a).

                  "Subordinated Liabilities" is defined in Section 2.8(a).

                  "Subsidiary Joinder" means an instrument substantially in the form of Annex 1 hereto.

                                   ARTICLE II
                         GUARANTY AND RELATED PROVISIONS

                  SECTION 2.1  Guaranty.  Each Guarantor hereby unconditionally:

                  (a) guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations now outstanding or hereafter arising under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, and (ii) all liabilities of each Guarantor now outstanding or hereafter arising under the Guaranty and any Subsidiary Joinder, and (iii) each other debt, liability or obligation of Ocular Sciences or any Subsidiary of Ocular Sciences now outstanding or hereafter arising under any of the Loan



                                     B-1-2

         Documents (such Obligations, liabilities and other debts, liabilities and obligations, collectively, are the "Guaranteed Obligations"), and

                  (b) agrees to pay on demand (i) all Disallowed Post-Commencement Interest and Expenses, to the Person entitled to payment thereof if the claim therefor had been allowed in any Bankruptcy, Insolvency or Liquidation Proceeding, and (ii) all costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing this Guaranty.

                  SECTION 2.2 Acceleration of Payment. If (i) the Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, (ii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced voluntarily by any Guarantor, or (iii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced involuntarily against any Guarantor and either (x) remains pending for more than 30 days or (y) an order for relief is granted or consented to by Ocular Sciences or by the debtor therein, then all liability of each Guarantor under this Guaranty in respect of any Guaranteed Obligation that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

                  SECTION 2.3 Guaranty Absolute and Unconditional. Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of the Lender against Ocular Sciences or any Subsidiary of Ocular Sciences with respect thereto and even if any such rights or claims are modified, reduced or discharged in a Bankruptcy, Insolvency or Liquidation Proceeding or otherwise. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, whether or not any action is brought against Ocular Sciences or any other Guarantor and whether or not Ocular Sciences or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Ocular Sciences or any of its Subsidiaries or otherwise; (iii) any taking, exchange, release or non-perfection of any Lien securing, or any taking, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations; (iv) any manner or order of sale or other enforcement of any Lien securing any or all of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to



                                     B-1-3
enforce any Lien or to apply any proceeds thereof; (v) any change, restructuring or termination of the corporate structure or existence of Ocular Sciences or any of its Subsidiaries; or (vi) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

                  SECTION 2.4 Guaranty Irrevocable and Continuing. This Guaranty is an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and shall extend to all Guaranteed Obligations now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until all obligations of the Lender to extend credit to Ocular Sciences have expired or been terminated and all Guaranteed Obligations have been fully, finally and indefeasibly paid. To the extent any contingent Obligation survives the expiration or termination of the Credit Agreement and the repayment of the Advances, each Guarantor's liability under this Guaranty shall likewise survive. This Guaranty may be released only in writing except, with respect to a given Guarantor, as provided for in Section 2.10.

                  SECTION 2.5 Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Guaranty and the liability of each Guarantor under this Guaranty shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                  SECTION 2.6 Waiver. Guarantor hereby waives and relinquishes all rights, remedies and defenses accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, remedies or defenses, including without limitation:

                  (a) any right to require the Lender to proceed against Ocular Sciences or any other Person or to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy in the power of the Lender before proceeding against Guarantor;

                  (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any Guaranteed Obligations;

                  (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;



                                     B-1-4

                  (d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Ocular Sciences, Lender, any endorser or creditor of Ocular Sciences or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lender as Collateral or in connection with any Guaranteed Obligations;

                  (e) any defense based upon an election of remedies by the Lender (including without limitation an election to proceed by non-judicial rather than judicial foreclosure) irrespective of whether such election destroys or otherwise impairs any subrogation rights of Guarantor, the right of Guarantor to proceed against Ocular Sciences for reimbursement, or both (it being understood that as a consequence of the waiver set forth in this Section 2.6(e), Guarantor is waiving, among other things, any defense that Guarantor might be able to invoke under California law based upon the argument (as enunciated in, among other cases, Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968), and Cathay Bank v. Lee, 93 Los Angeles Daily Journal D.A.R. 4871 (1993)), that an election by a lender to foreclose non-judicially under a deed of trust effects a release of the Guarantor from any obligation to pay, under its guaranty, any portion of the guaranteed obligation remaining unpaid after the non-judicial foreclosure since the non-judicial foreclosure could destroy or impair Guarantor's subrogation or other rights to obtain any reimbursement from Ocular Sciences for such payments);

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of the Lender to disclose to Guarantor any facts the Lender may now or hereafter know about Ocular Sciences, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Ocular Sciences and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligations;

                  (h) any defense arising because of the election by the Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and

                  (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.



                                     B-1-5

                  Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2850, 2899 and 3433, California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726, and California Commercial Code Section 3606(1).

                  SECTION 2.7 Subrogation. Each Guarantor hereby represents, warrants and agrees, in respect of any and all present and future rights of subrogation, recourse, reimbursement, indemnity, exoneration, contribution and other claims that such Guarantor at any time may have against Ocular Sciences, any other Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) as a result of or in connection with this Guaranty or any payment hereunder, that:

                  (a) No Agreement. Such Guarantor has not entered into, and agrees that it will not enter into, any agreement providing, directly or indirectly, for any such right or claim against Ocular Sciences or, except as set forth in Section 2.10, against any other Subsidiary of Ocular Sciences and each such agreement now existing or hereafter entered into (except as provided for in Section 2.10) is and shall be void;

                  (b) Release. Such Guarantor waives and releases any such right or claim against Ocular Sciences, any other Guarantor or any other such Person until the Guaranteed Obligations have been paid in full;

                  (c) Capital Contribution. Neither the execution and delivery of this Guaranty by such Guarantor nor any payment by such Guarantor under this Guaranty shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of such Guarantor against Ocular Sciences until the Guaranteed Obligations have been paid in full; and

                  (d) Subordination of Contribution Rights. Such Guarantor reserves, as against each other Guarantor, its right of contribution under Section 2.10 but agrees that all such contribution rights shall be included among the Subordinated Liabilities.

                  SECTION 2.8 Subordination Provisions.

                  (a) Subordination. Any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under tax sharing or contribution agreements or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint,



                                     B-1-6
         several or joint and several) of Ocular Sciences or any Subsidiary of Ocular Sciences now outstanding or hereafter incurred or owed to any Guarantor (the "Subordinated Liabilities") shall be, and hereby are, subordinated to full and final payment of the Guaranteed Obligations.

                  (b) Prohibited Payments. If any Event of Default or Potential Default occurs, then for so long as such Event of Default or Potential Default may be continuing, no Guarantor will demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities.

                  (c) No Liens or Transfers. Each Guarantor agrees that (i) it will not demand, accept or hold any Lien upon any real or personal property of Ocular Sciences or any of its Subsidiaries as security for any of the Subordinated Liabilities and (ii) any such Lien shall be void.

                  (d) Insolvency Proceedings. In any Bankruptcy, Insolvency or Liquidation Proceeding, the Lender shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Guaranteed Obligations, or provision shall be made for such payment in money or money's worth, before any Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any of the Subordinated Liabilities, and to that end the Lender shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of Ocular Sciences or any Subsidiary of Ocular Sciences being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such Bankruptcy, Insolvency or Liquidation Proceeding.

                  (e) Disallowed Post-Commencement Interest and Expenses. If in any Bankruptcy, Insolvency or Liquidation Proceeding (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of Ocular Sciences or any Subsidiary of Ocular Sciences being subordinated to the payment of the Subordinated Liabilities) is payable or deliverable in respect of the Subordinated Liabilities, and (ii) the Lender is not otherwise entitled to receive such payment or distribution pursuant to Section 2.8(d), and (iii) any amount remains unpaid to the Lender on account of any Disallowed Post-Commencement Interest and Expenses, then the Lender shall be entitled to receive payment of all such unpaid Disallowed Post-Commencement Interest and Expenses



                                     B-1-7
         from and out of any and all such payments and distributions in respect of the Subordinated Liabilities.

                  (f) Held in Trust. If any payment, transfer or distribution is made to any Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Section 2.8 or that the Lender is entitled to receive under this Section 2.8, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Lender, and shall forthwith transfer and deliver the same to the Lender, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations or any unpaid Disallowed Post-Commencement Interest and Expenses.

                  (g) Claims in Bankruptcy. Each Guarantor will file all claims against Ocular Sciences or any Subsidiary of Ocular Sciences in any Bankruptcy, Insolvency or Liquidation Proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Lender, all rights of such Guarantor thereunder. If any Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, the Lender is hereby authorized (but shall not be obligated), as attorney-in-fact for such Guarantor with full power of substitution, either to file such claim or proof thereof in the name of such Guarantor or, at the option of the Lender, to assign the claim and cause the claim or proof thereof to be filed by an agent or nominee. The Lender and its agents and nominees shall have the sole right, but no obligation, to accept or reject any plan proposed in such Bankruptcy, Insolvency or Liquidation Proceeding and to cast any votes and to take any other action with respect to all claims upon any of the Subordinated Liabilities.

                  (h) Subordination Effective and not Impaired. This Section 2.8 shall remain effective for so long as this Guaranty is continuing and thereafter for so long as any Guaranteed Obligation is outstanding. Each Guarantor's obligations under this Section 2.8: (i) shall be absolute and unconditional as set forth in Section 2.3, irrevocable and continuing as set forth in Section 2.4, subject to reinstatement as set forth in Section 2.5 and not be affected or impaired by any of the matters waived in Section 2.6; (ii) shall be subject to the provisions of Article III; and (iii) shall otherwise be as equally enduring and free from defenses as such Guarantor's liability under this Guaranty.

                  SECTION 2.9 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of



                                     B-1-8
comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

                  SECTION 2.10 Contribution among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

                  (a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

                  (b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

                  (c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under Section 2.9 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this Section 2.10 shall not be counted as assets or liabilities of such Guarantor).

                  (d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 2.10).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 2.10 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty to the Lender.

                  SECTION 2.11 Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and



                                     B-1-9
may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations (subject to Section 2.9), without regard to whether enforcement is sought or available against any other Guarantor.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

                  SECTION 3.1 Condition of Ocular Sciences. Each Guarantor is fully aware of the financial condition of Ocular Sciences and its Subsidiaries and is executing and delivering this Guaranty based solely upon such Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Lender. Each Guarantor represents and warrants that it is in a position to obtain, and each Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Ocular Sciences and each of its Subsidiaries and any other matter pertinent hereto as such Guarantor may desire, and such Guarantor is not relying upon or expecting the Lender to furnish to such Guarantor any information now or hereafter in the possession of the Lender concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks each Guarantor acknowledges. No Guarantor shall have the right to require the Lender to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of Ocular Sciences or any Subsidiary of Ocular Sciences, the ability of Ocular Sciences or any Subsidiary of Ocular Sciences to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of the Lender, Ocular Sciences, any Subsidiary of Ocular Sciences or any other Person, or any other event, occurrence, condition or circumstance whatsoever.


                  SECTION 3.2    Amendments.

                  (a) Amendment to Guaranty. No amendment or waiver of any provision of this Guaranty, no consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, except that no amendment, waiver or consent shall, unless in writing and signed by the Lender, (i) reduce or discharge the liability of any Guarantor hereunder, or (ii) postpone any date fixed for payment hereunder.

                  (b) Amendment or Modification of Other Loan Documents. The other Loan Documents may be amended, modified or supplemented in accordance with their terms without notice to or consent or agreement by any Guarantor, including, without



                                     B-1-10
         limitation, so as to (i) alter, compromise, modify, accelerate, extend, renew, refinance or change the time or manner for making of Advances, provision of other financial accommodations, or the payment or performance of all or any portion of the Guaranteed Obligations, (ii) increase or reduce the rate of interest or amount of principal payable on the Guaranteed Obligations, (iii) release or discharge Ocular Sciences, any other Loan Party or any other Person as to all or any portion of the Guaranteed Obligations, or (iv) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of the Guaranteed Obligations, or release or subordinate any security therefor.

                  SECTION 3.3 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 7.2 of the Credit Agreement.

                  SECTION 3.4 Right of Set off. If any Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, the Lender shall have the right at any time, and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other liability at any time owing by Lender to or for the credit or the account of any Guarantor against any and all liability of such Guarantor under this Guaranty, whether or not Lender shall have made any demand under this Guaranty and even though such deposit or liability may then be unmatured. Lender agrees to promptly notify the affected Guarantor after any such set-off and application made by Lender, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 3.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                  SECTION 3.5 Successors and Assigns. This Guaranty is binding upon and enforceable against each Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Lender and its representatives, successors and assigns.

                  SECTION 3.6 No Inquiry. The Lender may rely, without further inquiry, on the power and authority of each Guarantor, Ocular Sciences and each of its Subsidiaries and on the authority of all officers, directors and agents acting or purporting to act on their behalf.

                  SECTION 3.7 Involuntary Proceedings. So long as the Lender is obligated to extend credit under the Credit Agreement or any Guaranteed Obligations are outstanding, no Guarantor will, without the prior written consent of the Lender, commence or join with any other Person in commencing any Bankruptcy, Insolvency or Liquidation Proceeding against Ocular Sciences or any of its Subsidiaries.



                                     B-1-11

                  SECTION 3.8 Payments Free and Clear of Taxes.

                  (a) Payment. Each Guarantor agrees to pay any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty, excluding, with respect to the Lender, taxes imposed on its net income (collectively, the "Guaranty Taxes").

                  (b) Indemnity. Each Guarantor hereby indemnifies the Lender for the full amount of Guaranty Taxes (including, without limitation, any Guaranty Taxes imposed by any jurisdiction on amounts payable under this Section 3.8) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (plus interest on any amounts not paid within thirty days from the date written demand is made therefor at a rate equal to the rate payable under the Credit Agreement on Base Rate Advances during the continuance of a default in the repayment of Advances), whether or not such Guaranty Taxes were correctly or legally asserted; provided, however, that if the Lender subsequently recoups all or any part of such amount from the relevant taxation authority or other authority, then the Lender shall identify and remit the amount of the recoupment to such Guarantor within five Business Days after it receives the recoupment.

                  (c) Survival. Without prejudice to the survival of any other agreement of any Guarantor hereunder, the agreements and obligations of each Guarantor contained in this Section 3.8 shall survive the full and final payment and performance of the Guaranteed Obligations.

                  (d) Receipt. Within 30 days after the date of any payment of Guaranty Taxes by any Guarantor, such Guarantor shall furnish to the Lender a receipt for any Guaranty Taxes paid by such Guarantor pursuant to this Section 3.8.

                  SECTION 3.9 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise of any other right or of the same right as to any other matter or on a subsequent occasion.

                  SECTION 3.10 Remedies Cumulative. All rights, powers and remedies of the Lender under this Guaranty, under any other agreement now or at any time hereafter in effect between the Lender and any Guarantor (whether relating to the Guaranteed Obligations or otherwise) or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and not alternative and each such right, power and remedy may be exercised independently of, and in addition to, each other such right, power or remedy.



                                     B-1-12

                  SECTION 3.11 Severally Enforceable. This Guaranty may be enforced severally and successively by the Lender in one or more actions, whether independent, concurrent, joint, successive or otherwise.

                  SECTION 3.12 Counterparts. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

                  SECTION 3.13 Severability. If any provision hereof or the application thereof in any particular circumstance is held to be unlawful or unenforceable in any respect, all other provisions hereof and such provision in all other applications shall nevertheless remain effective and enforceable to the maximum extent lawful.

                  SECTION 3.14 Integration. This Guaranty and the other Loan Documents to which any Guarantor is party are intended as an integrated and final expression of the entire agreement of such Guarantor with respect to the subject matter hereof and thereof. No representation, understanding, promise or condition concerning the subject matter hereof and thereof shall be binding upon the Lender unless expressed herein or therein, and no course of prior dealing or usage of trade, and no parol or extrinsic evidence of any nature, shall be admissible to supplement, modify or vary any of the terms hereof or thereof. Acceptance of or acquiescence in a course of performance rendered under this Guaranty or any other dealings between any Guarantor and the Lender shall not be relevant to determine the meaning of this Guaranty even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.



                                     B-1-13

                  SECTION 3.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
         OF CALIFORNIA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                  (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY ANY GUARANTOR AGAINST THE LENDER OR ANY OF ITS AFFILIATES,



                                     B-1-14

         DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  SECTION 3.16 Acceptance and Notice. Each Guarantor acknowledges acceptance hereof and reliance hereon by the Lender and waives, irrevocably and forever, all notice thereof.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   "GUARANTOR"

                                   OCULAR SCIENCES PUERTO RICO, INC.



                                   By:
                                      ------------------------------------
                                   Name:  Gregory E. Lichtwardt
                                   Title:    Secretary



                                     B-1-15

                                     Annex 1

                           Form of Subsidiary Joinder


                        AGREEMENT TO BE BOUND BY GUARANTY

                  This Agreement to be Bound by Guaranty (this "Agreement") is executed as of the _____ day of _________, ____, by [NAME OF NEW SUBSIDIARY] , a ____________ [corporation] [partnership] [etc.] (the "New Subsidiary").

                                    RECITALS

                  A. On or about November 7, 1997, Ocular Sciences, Inc., a Delaware corporation (formerly known as O.S.I. Corporation and herein referred to as "Ocular Sciences"), as a Borrower, and Ocular Sciences Puerto Rico, Inc., a Delaware corporation, as a Borrower (collectively, the "Borrower") executed that certain Amended and Restated Credit Agreement dated as of November 7, 1997 (the "Credit Agreement"), by and between the Borrower and Comerica Bank-California (the "Lender"). The Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 30, 1996, as amended by Amendment Number One to Credit Agreement dated as of February 27, 1997, Amendment Number Two to Credit Agreement dated as of July 7, 1997, and Amendment Number Three to Credit Agreement dated as of July 18, 1997, between Ocular Sciences' predecessor, O.S.I. Corporation, a California corporation, and Lender. Terms not defined herein are used as defined in the Credit Agreement.

                  B. As a condition to the execution of the Credit Agreement by the Lender, all of the Material Subsidiaries of Ocular Sciences (other than the Foreign Subsidiaries) executed that certain Amended and Restated Subsidiary Guaranty dated as of November 7, 1997 (the "Guaranty"), by and among the entities referred to therein as "Guarantor", in favor of the Lender. The Guaranty amends and restates in its entirety that certain Subsidiary Guaranty dated as of October 30, 1996, as amended, executed by the parties thereto in favor of Lender.

                  C. Section 5.2(e) of the Credit Agreement provides that when Ocular Sciences acquires or forms a new Material Subsidiary (other than a Foreign Subsidiary) or when a Subsidiary becomes a Material Subsidiary (other than a Foreign Subsidiary), Ocular Sciences will cause such Subsidiary to deliver an executed counterpart to the Guaranty and such Subsidiary shall become a party to the Guaranty.

                  D. On [Insert Date] , the New Subsidiary [Describe acquisition/formation of New Subsidiary, or growth of Material Subsidiary] . The New Subsidiary will benefit from the funds available to Ocular Sciences under the Credit Agreement, and in recognition of this benefit and in order to comply with the Credit Agreement, the New Subsidiary is willing to enter into this Agreement.


                                   B-1-Annex-1

                                    AGREEMENT

                  NOW, THEREFORE, the New Subsidiary agrees as follows:

                  1. Representations and Warranties. On and as of the date of this Agreement (the "Effective Date") and for the benefit of the Lender, the New Subsidiary hereby makes each of the representations and warranties contained in the Guaranty.

                  2. Agreement to be Bound. The New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and shall be bound by all the provisions of the Guaranty the same as if the New Subsidiary had executed the Guaranty on the Closing Date.

                  3. Waiver. Without limiting the generality of the waivers in the Guaranty, the New Subsidiary specifically agrees to be bound by the Guaranty and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty.

                  4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be Bound by Guaranty to be executed by its duly authorized officer.

                                         [NAME OF NEW SUBSIDIARY]



                                         By:
                                             -------------------------------
                                         Name:
                                         Title:



                                   B-1-Annex-2

                                  Exhibit B-2
                             FORM OF PARENT GUARANTY

                  This GUARANTY, dated as of November 7, 1997, is made by Ocular Sciences, Inc., a Delaware corporation (formerly known as O.S.I. Corporation, a California corporation) (herein called "Guarantor"), in favor of Comerica Bank-California, a California chartered bank (the "Lender").

                                    RECITALS

                  A. Guarantor and Ocular Sciences Puerto Rico, Inc., a Delaware corporation ("O.S.I. Puerto Rico"), each as the "Borrowers," and Lender have entered into that certain Amended and Restated Credit Agreement dated as of November 7, 1997 (the "Credit Agreement"). The Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 30, 1996, as amended by Amendment Number One to Credit Agreement dated as of February 27, 1997, Amendment Number Two to Credit Agreement dated as of July 7, 1997, and Amendment Number Three to Credit Agreement dated as of July 18, 1997, between Guarantor's predecessor, O.S.I. Corporation, a California corporation, and Lender.

                  B. Pursuant to the Credit Agreement, the Lender agreed to provide O.S.I. Puerto Rico with a credit facility of up to $10,000,000, which is referred to in the Credit Agreement as "Facility B."

                  C. Guarantor is the owner of all issued and outstanding capital stock of O.S.I. Puerto Rico and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  D. It is a condition precedent to the extension of credit under the Credit Agreement that Guarantor shall have guaranteed payment of each and all the Obligations (as that term is defined in the Credit Agreement) and all other debts, liabilities and obligations of O.S.I. Puerto Rico under the Loan Documents, on the terms set forth herein.

                  E. O.S.I. Puerto Rico has agreed, in the Credit Agreement, to cause Guarantor to become party to this Guaranty.

                  NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit to O.S.I. Puerto Rico under the Credit Agreement, Guarantor hereby agrees as follows:


                                     B-2-1

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Guaranty and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Guaranty.

                  SECTION 1.2 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings:

                  "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

                  "Guaranteed Obligations" is defined in Section 2.1(a).

                  "Guaranty" means this Guaranty, dated as of November 7, 1997, made by Guarantor for the benefit of the Lender.

                  "Guaranty Taxes" is defined in Section 3.8(a).

                  "Subordinated Liabilities" is defined in Section 2.8(a).


                                   ARTICLE II
                         GUARANTY AND RELATED PROVISIONS

                  SECTION 2.1  Guaranty.  Guarantor hereby unconditionally:

                  (a) guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (i) all Obligations of O.S.I. Puerto Rico now outstanding or hereafter arising under or in connection with the Credit Agreement or any other Loan Document (including without limitation all Obligations respecting Facility B), whether for principal, interest, fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, and (ii) all liabilities of Guarantor now outstanding or hereafter arising under the Guaranty, and (iii) each other debt, liability or obligation of O.S.I. Puerto Rico now outstanding or hereafter arising under any of the Loan Documents (such Obligations, liabilities and other debts, liabilities and obligations, collectively, are the "Guaranteed Obligations"), and


                                     B-2-2

                  (b) agrees to pay on demand (i) all Disallowed Post-Commencement Interest and Expenses, to the Person entitled to payment thereof if the claim therefor had been allowed in any Bankruptcy, Insolvency or Liquidation Proceeding, and (ii) all costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by the Lender in enforcing this Guaranty.

                  SECTION 2.2 Acceleration of Payment. If (i) the Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, (ii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced voluntarily by Guarantor, or (iii) any Bankruptcy, Insolvency or Liquidation Proceeding is commenced involuntarily against Guarantor and either
(x) remains pending for more than 30 days or (y) an order for relief is granted or consented to by O.S.I. Puerto Rico or by the debtor therein, then all liability of Guarantor under this Guaranty in respect of any Guaranteed Obligation that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

                  SECTION 2.3 Guaranty Absolute and Unconditional. Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of the Lender against O.S.I. Puerto Rico or any Subsidiary of O.S.I. Puerto Rico with respect thereto and even if any such rights or claims are modified, reduced or discharged in a Bankruptcy, Insolvency or Liquidation Proceeding or otherwise. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, whether or not any action is brought against O.S.I. Puerto Rico or any other guarantor and whether or not O.S.I. Puerto Rico or any other guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to O.S.I. Puerto Rico or otherwise; (iii) any taking, exchange, release or non-perfection of any Lien securing, or any taking, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations; (iv) any manner or order of sale or other enforcement of any Lien securing any or all of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to enforce any

                                     B-2-3

Lien or to apply any proceeds thereof; (v) any change, restructuring or termination of the corporate structure or existence of O.S.I. Puerto Rico; or
(vi) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

                  SECTION 2.4 Guaranty Irrevocable and Continuing. This Guaranty is an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and shall extend to all Guaranteed Obligations now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until all obligations of the Lender to extend credit to O.S.I. Puerto Rico have expired or been terminated and all Guaranteed Obligations have been fully, finally and indefeasibly paid. To the extent any contingent Obligation survives the expiration or termination of the Credit Agreement and the repayment of the Advances, Guarantor's liability under this Guaranty shall likewise survive. This Guaranty may be released only in writing.

                  SECTION 2.5 Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Guaranty and the liability of Guarantor under this Guaranty shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                  SECTION 2.6 Waiver. Guarantor hereby waives and relinquishes all rights, remedies and defenses accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, remedies or defenses, including without limitation:

                  (a) any right to require the Lender to proceed against O.S.I. Puerto Rico or any other Person or to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy in the power of the Lender before proceeding against Guarantor;

                  (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any Guaranteed Obligations;

                  (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of the Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person;


                                     B-2-4

                  (d) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of O.S.I. Puerto Rico, Lender, any endorser or creditor of O.S.I. Puerto Rico or Guarantor or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Lender as Collateral or in connection with any Guaranteed Obligations;

                  (e) any defense based upon an election of remedies by the Lender (including without limitation an election to proceed by non-judicial rather than judicial foreclosure) irrespective of whether such election destroys or otherwise impairs any subrogation rights of Guarantor, the right of Guarantor to proceed against O.S.I. Puerto Rico for reimbursement, or both (it being understood that as a consequence of the waiver set forth in this Section 2.6(e), Guarantor is waiving, among other things, any defense that Guarantor might be able to invoke under California law based upon the argument (as enunciated in, among other cases, Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968), and Cathay Bank v. Lee, 93 Los Angeles Daily Journal D.A.R. 4871 (1993)), that an election by a lender to foreclose non-judicially under a deed of trust effects a release of the Guarantor from any obligation to pay, under its guaranty, any portion of the guaranteed obligation remaining unpaid after the non-judicial foreclosure since the non-judicial foreclosure could destroy or impair Guarantor's subrogation or other rights to obtain any reimbursement from O.S.I. Puerto Rico for such payments);

                  (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (g) any duty on the part of the Lender to disclose to Guarantor any facts the Lender may now or hereafter know about O.S.I. Puerto Rico, regardless of whether the Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of O.S.I. Puerto Rico and of all circumstances bearing on the risk of non-payment of any Guaranteed Obligations;

                  (h) any defense arising because of the election by the Lender, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and


                                     B-2-5

                  (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

                  Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2850, 2899 and 3433, California Code of Civil Procedure Sections 580(a), 580(b), 580(d) and 726, and California Commercial Code Section 3606(1).

                  SECTION 2.7 Subrogation. Guarantor hereby represents, warrants and agrees, in respect of any and all present and future rights of subrogation, recourse, reimbursement, indemnity, exoneration, contribution and other claims that Guarantor at any time may have against O.S.I. Puerto Rico, any other guarantor, or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) as a result of or in connection with this Guaranty or any payment hereunder, that:

                  (a) No Agreement. Guarantor has not entered into, and agrees that it will not enter into, any agreement providing, directly or indirectly, for any such right or claim against O.S.I. Puerto Rico or against any other Subsidiary of O.S.I. Puerto Rico, and each such agreement now existing or hereafter entered into is and shall be void;

                  (b) Release. Guarantor waives and releases any such right or claim against O.S.I. Puerto Rico, any other guarantor or any other such Person until the Guaranteed Obligations have been paid in full; and

                  (c) Capital Contribution. Neither the execution and delivery of this Guaranty by Guarantor nor any payment by Guarantor under this Guaranty shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of Guarantor against O.S.I. Puerto Rico until the Guaranteed Obligations have been paid in full.

                  SECTION 2.8 Subordination Provisions.

                  (a) Subordination. Any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under tax sharing or contribution agreements or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) of O.S.I.


                                     B-2-6

         Puerto Rico or any Subsidiary of O.S.I. Puerto Rico now outstanding or hereafter incurred or owed to Guarantor (the "Subordinated Liabilities") shall be, and hereby are, subordinated to full and final payment of the Guaranteed Obligations.

                  (b) Prohibited Payments. If any Event of Default or Potential Default occurs, then for so long as such Event of Default or Potential Default may be continuing, Guarantor will not demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities.

                  (c) No Liens or Transfers. Guarantor agrees that (i) it will not demand, accept or hold any Lien upon any real or personal property of O.S.I. Puerto Rico as security for any of the Subordinated Liabilities and (ii) any such Lien shall be void.

                  (d) Insolvency Proceedings. In any Bankruptcy, Insolvency or Liquidation Proceeding, the Lender shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Guaranteed Obligations, or provision shall be made for such payment in money or money's worth, before Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of any of the Subordinated Liabilities, and to that end the Lender shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of O.S.I. Puerto Rico or any Subsidiary of O.S.I. Puerto Rico being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such Bankruptcy, Insolvency or Liquidation Proceeding.

                  (e) Disallowed Post-Commencement Interest and Expenses. If in any Bankruptcy, Insolvency or Liquidation Proceeding (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of O.S.I. Puerto Rico or any Subsidiary of O.S.I. Puerto Rico being subordinated to the payment of the Subordinated Liabilities) is payable or deliverable in respect of the Subordinated Liabilities, and
         (ii) the Lender is not otherwise entitled to receive such payment or distribution pursuant to Section 2.8(d), and (iii) any amount remains unpaid to the Lender on account of any Disallowed Post-Commencement Interest and Expenses, then the Lender shall be entitled to


                                     B-2-7
         receive payment of all such unpaid Disallowed Post-Commencement Interest and Expenses from and out of any and all such payments and distributions in respect of the Subordinated Liabilities.

                  (f) Held in Trust. If any payment, transfer or distribution is made to Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Section 2.8 or that the Lender is entitled to receive under this Section 2.8, Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Lender, and shall forthwith transfer and deliver the same to the Lender, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations or any unpaid Disallowed Post-Commencement Interest and Expenses.

                  (g) Claims in Bankruptcy. Guarantor will file all claims against O.S.I. Puerto Rico or any Subsidiary of O.S.I. Puerto Rico in any Bankruptcy, Insolvency or Liquidation Proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Lender, all rights of Guarantor thereunder. If Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, the Lender is hereby authorized (but shall not be obligated), as attorney-in-fact for Guarantor with full power of substitution, either to file such claim or proof thereof in the name of Guarantor or, at the option of the Lender, to assign the claim and cause the claim or proof thereof to be filed by an agent or nominee. The Lender and its agents and nominees shall have the sole right, but no obligation, to accept or reject any plan proposed in such Bankruptcy, Insolvency or Liquidation Proceeding and to cast any votes and to take any other action with respect to all claims upon any of the Subordinated Liabilities.

                  (h) Subordination Effective and not Impaired. This Section 2.8 shall remain effective for so long as this Guaranty is continuing and thereafter for so long as any Guaranteed Obligation is outstanding. Guarantor's obligations under this Section 2.8: (i) shall be absolute and unconditional as set forth in Section 2.3, irrevocable and continuing as set forth in Section 2.4, subject to reinstatement as set forth in Section 2.5 and not be affected or impaired by any of the matters waived in Section 2.6; (ii) shall be subject to the provisions of Article III; and (iii) shall otherwise be as equally enduring and free from defenses as Guarantor's liability under this Guaranty.

                  SECTION 2.9 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy

                                     B-2-8

Code or any applicable provision of comparable state law, the liability of Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

                  SECTION 3.1 Condition of O.S.I. Puerto Rico. Guarantor is fully aware of the financial condition of O.S.I. Puerto Rico and is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by the Lender. Guarantor represents and warrants that it is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of O.S.I. Puerto Rico and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting the Lender to furnish to Guarantor any information now or hereafter in the possession of the Lender concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantor acknowledges. Guarantor shall not have the right to require the Lender to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of O.S.I. Puerto Rico or any Subsidiary of O.S.I. Puerto Rico, the ability of O.S.I. Puerto Rico or any Subsidiary of O.S.I. Puerto Rico to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of the Lender, O.S.I. Puerto Rico, any Subsidiary of O.S.I. Puerto Rico or any other Person, or any other event, occurrence, condition or circumstance whatsoever.


                  SECTION 3.2    Amendments.

                  (a) Amendment to Guaranty. No amendment or waiver of any provision of this Guaranty, no consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, except that no amendment, waiver or consent shall, unless in writing and signed by the Lender, (i) reduce or discharge the liability of Guarantor hereunder, or (ii) postpone any date fixed for payment hereunder.

                                     B-2-9

                  (b) Amendment or Modification of Other Loan Documents. The other Loan Documents may be amended, modified or supplemented in accordance with their terms without notice to or consent or agreement by Guarantor, including, without limitation, so as to (i) alter, compromise, modify, accelerate, extend, renew, refinance or change the time or manner for making of Advances, provision of other financial accommodations, or the payment or performance of all or any portion of the Guaranteed Obligations, (ii) increase or reduce the rate of interest or amount of principal payable on the Guaranteed Obligations,
         (iii) release or discharge O.S.I. Puerto Rico, any other Loan Party or any other Person as to all or any portion of the Guaranteed Obligations, or (iv) release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security for payment or performance of the Guaranteed Obligations, or release or subordinate any security therefor.

                  SECTION 3.3 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 7.2 of the Credit Agreement.

                  SECTION 3.4 Right of Set off. If any Advances become immediately due and payable pursuant to Section 6.1 of the Credit Agreement, the Lender shall have the right at any time, and from time to time thereafter, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other liability at any time owing by Lender to or for the credit or the account of Guarantor against any and all liability of Guarantor under this Guaranty, whether or not Lender shall have made any demand under this Guaranty and even though such deposit or liability may then be unmatured. Lender agrees to promptly notify the affected Guarantor after any such set-off and application made by Lender, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 3.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                  SECTION 3.5 Successors and Assigns. This Guaranty is binding upon and enforceable against Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Lender and its representatives, successors and assigns.

                                     B-2-10

                  SECTION 3.6 No Inquiry. The Lender may rely, without further inquiry, on the power and authority of Guarantor, O.S.I. Puerto Rico and on the authority of all officers, directors and agents acting or purporting to act on their behalf.

                  SECTION 3.7 Involuntary Proceedings. So long as the Lender is obligated to extend credit under the Credit Agreement or any Guaranteed Obligations are outstanding, Guarantor will not, without the prior written consent of the Lender, commence or join with any other Person in commencing any Bankruptcy, Insolvency or Liquidation Proceeding against O.S.I. Puerto Rico.

                  SECTION 3.8 Payments Free and Clear of Taxes.

                  (a) Payment. Guarantor agrees to pay any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty, excluding, with respect to the Lender, taxes imposed on its net income (collectively, the "Guaranty Taxes").

                  (b) Indemnity. Guarantor hereby indemnifies the Lender for the full amount of Guaranty Taxes (including, without limitation, any Guaranty Taxes imposed by any jurisdiction on amounts payable under this Section 3.8) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (plus interest on any amounts not paid within thirty days from the date written demand is made therefor at a rate equal to the rate payable under the Credit Agreement on Base Rate Advances during the continuance of a default in the repayment of Advances), whether or not such Guaranty Taxes were correctly or legally asserted; provided, however, that if the Lender subsequently recoups all or any part of such amount from the relevant taxation authority or other authority, then the Lender shall identify and remit the amount of the recoupment to Guarantor within five Business Days after it receives the recoupment.

                  (c) Survival. Without prejudice to the survival of any other agreement of Guarantor hereunder, the agreements and obligations of Guarantor contained in this Section 3.8 shall survive the full and final payment and performance of the Guaranteed Obligations.

                  (d) Receipt. Within 30 days after the date of any payment of Guaranty Taxes by Guarantor, Guarantor shall furnish to the Lender a receipt for any Guaranty Taxes paid by Guarantor pursuant to this
         Section 3.8.

                                     B-2-11

                  SECTION 3.9 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise of any other right or of the same right as to any other matter or on a subsequent occasion.

                  SECTION 3.10 Remedies Cumulative. All rights, powers and remedies of the Lender under this Guaranty, under any other agreement now or at any time hereafter in effect between the Lender and Guarantor (whether relating to the Guaranteed Obligations or otherwise) or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and not alternative and each such right, power and remedy may be exercised independently of, and in addition to, each other such right, power or remedy.

                  SECTION 3.11 Severally Enforceable. This Guaranty may be enforced severally and successively by the Lender in one or more actions, whether independent, concurrent, joint, successive or otherwise.

                  SECTION 3.12 Counterparts. This Guaranty may be executed in counterparts, and each such counterpart for all purposes shall be deemed an original and all such counterparts together shall constitute but one and the same agreement.

                  SECTION 3.13 Severability. If any provision hereof or the application thereof in any particular circumstance is held to be unlawful or unenforceable in any respect, all other provisions hereof and such provision in all other applications shall nevertheless remain effective and enforceable to the maximum extent lawful.

                  SECTION 3.14 Integration. This Guaranty and the other Loan Documents to which Guarantor is party are intended as an integrated and final expression of the entire agreement of Guarantor with respect to the subject matter hereof and thereof. No representation, understanding, promise or condition concerning the subject matter hereof and thereof shall be binding upon the Lender unless expressed herein or therein, and no course of prior dealing or usage of trade, and no parol or extrinsic evidence of any nature, shall be admissible to supplement, modify or vary any of the terms hereof or thereof. Acceptance of or acquiescence in a course of performance rendered under this Guaranty or any other dealings between Guarantor and the Lender shall not be relevant to determine the meaning of this Guaranty even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  SECTION 3.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                                     B-2-12

                  (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
         STATE OF CALIFORNIA.

                  (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

                  (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

                  (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY GUARANTOR AGAINST THE LENDER OR ANY OF ITS AFFILIATES,
         DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY

                                     B-2-13

         SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  SECTION 3.16 Acceptance and Notice. Guarantor acknowledges acceptance hereof and reliance hereon by the Lender and waives, irrevocably and forever, all notice thereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    OCULAR SCIENCES, INC.,
                                    a Delaware corporation



                                    By:
                                       -------------------------------------
                                       Gregory E. Lichtwardt, Vice President,
                                       Finance, and Chief Financial Officer



                                    COMERICA BANK-CALIFORNIA



                                    By:
                                       -------------------------------------
                                       Lori S. Edwards, First Vice President




                                     B-2-14

                                  EXHIBIT B-3

                          FORM OF AMENDED AND RESTATED
                                PLEDGE AGREEMENT

               This AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of November 7, 1997, 1997, is made by and between OCULAR SCIENCES, INC., a Delaware corporation (the "Grantor"), in favor of COMERICA BANK-CALIFORNIA, a California chartered bank ("Secured Party").

                                    RECITALS

               A. The Grantor has entered into that certain Amended and Restated Credit Agreement dated as of November 7, 1997 (the "Credit Agreement"), by and between the Grantor, as a Borrower, and Ocular Sciences Puerto Rico, Inc., a Delaware corporation, as a Borrower (each, "Borrower" and, collectively, the "Borrowers"), and Secured Party, as the Lender. The Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 30, 1996, as amended by Amendment Number One to Credit Agreement dated as of February 27, 1997, Amendment Number Two to Credit Agreement dated as of July 7, 1997, and Amendment Number Three to Credit Agreement dated as of July 18, 1997, between the Grantor's predecessor, O.S.I. Corporation, a California corporation, and Secured Party, as the Lender.

               B. It is a condition precedent to the extension of credit under the Credit Agreement that the Grantor shall have granted the security interests described herein as security for each and all the Grantor's Obligations (as that term is defined in the Credit Agreement), including without limitation Grantor's Obligations as a Borrower and Grantor's Obligations under the Parent Guaranty, and as security for the other debts, liabilities and obligations secured hereunder.

               NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lender to extend credit under the Credit Agreement, the Grantor hereby agrees as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.1 General Definitions. Except as otherwise specifically provided herein, the terms that are defined in Section 1.1 of the Credit Agreement shall have the same meanings when used in this Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement shall apply to this Agreement.

               SECTION 1.2 U.C.C. Definitions. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in the State of California (the "Code").

               SECTION 1.3 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:


                                     B-3-1

               "Agreement" means this Amended and Restated Pledge Agreement, dated as of November 7, 1997, made by and between the Grantor and Secured Party.

               "Collateral" is defined in Section 2.1.

               "Pledged Shares" is defined in Section 2.1(a).

               "Proceeds" includes (i) all payments, dividends, cash, options, warrants, rights, instruments and other property of any type or nature at any time received, receivable or otherwise distributed, voluntarily or involuntarily, (x) on account of, in respect of or in exchange for any item of Collateral or (y) upon the collection, sale or other disposition of any item of Collateral; (ii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable in respect of any item of Collateral or any proceeds thereof or any loss relating thereto; (iii) all proceeds of any Collateral; and (iv) any property or interest in property acquired with or in exchange for any of the foregoing.

               "Secured Obligations" is defined in Section 2.2.

               "Secured Party" means Comerica Bank-California.


                                   ARTICLE II
                        SECURITY INTEREST AND COLLATERAL

               SECTION 2.1 Creation of Security Interest. As security for the due and punctual payment and performance of all present and future Secured Obligations, the Grantor hereby grants Secured Party a security interest in all right, title and interest of the Grantor in, to, under or derived from the following property (collectively, the "Collateral"), in each case whether now owned or hereafter acquired by such Grantor and wherever located:

               (a) The shares of stock listed on Schedule A hereto (the "Pledged Shares");

               (b) All other shares of stock or equity securities of, or ownership interests in, any issuer of the Pledged Shares or any other Person, in each case whether or not represented by a certificated security or other instrument;

               (c) All options, warrants and rights to subscribe for or purchase voting or nonvoting capital stock or equity securities of, or ownership interests in, any issuer of the Pledged Shares or any other corporation, partnership, trust or Person, whether or not represented by a certificated security or other instrument;

               (d) All additions, accessions, substitutions, issues and profits of, to or from any of the foregoing;

               (e) All renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights, and rights to subscribe for securities declared or granted in connection therewith) relating to the Pledged Shares;

               (f) All securities, instruments, investment property, or distributions of any


                                     B-3-2
        kind issuable, issued or received by the Grantor upon conversion of, in respect of, or in exchange for the Pledged Shares, or any other Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the above-described Collateral; and

               (g) All Proceeds of any of the foregoing,

provided, nevertheless, that the Collateral shall not include more than 65% of any class of equity securities of any Foreign Subsidiary (or any options, warrants or rights to subscribe for equity securities which if exercised would cause the Collateral to include more than 65% of any class of equity securities of any Foreign Subsidiary).

               SECTION 2.2 Secured Obligations. The Collateral secures (i) the payment of all present and future Obligations and all other debts and liabilities of the Grantor now outstanding or hereafter arising under (A) the Credit Agreement, the Parent Guaranty, this Agreement, any other Loan Document or (B), unless the Grantor and Secured Party otherwise specifically agree in writing, any other agreement between Grantor and Secured Party, and all other debts and liabilities of the Grantor to Secured Party, now outstanding or hereafter arising, and whether for principal, interest, fees, cost and expense reimbursements, indemnification or otherwise, (ii) the performance by the Grantor of all its other obligations of every kind and character arising under
(A) the Credit Agreement, the Parent Guaranty, this Agreement or any other Loan Document or (B), unless the Grantor and the Secured Party otherwise specifically agree in writing, any other agreement, document or instrument between the Grantor and the Secured Party, now outstanding or hereafter arising and (iii) all costs and expenses incurred by Secured Party in asserting, enforcing or protecting the Collateral in any bankruptcy case or insolvency proceeding to which the Grantor or any other Loan Party may be party and all collection costs and enforcement expenses incurred by Secured Party in collecting, retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on any Collateral or otherwise exercising or enforcing any of its rights or remedies hereunder, together (in each case) with Secured Party's reasonable attorneys' fees and disbursements and court costs related thereto (collectively, the "Secured Obligations").

               SECTION 2.3 Delivery of Instruments. All securities, stock certificates and other instruments and investment property constituting the Collateral shall be delivered to and held by Secured Party on the date hereof or, if hereafter acquired, promptly, and, in any case, no later than five (5) days, after or upon acquisition thereof by any Grantor and without any notice from or demand by Secured Party, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignments in blank or with appropriate endorsements, in form and substance reasonably satisfactory to Secured Party.

               SECTION 2.4 Further Assurances. Each Grantor will promptly (and in no event later than five days after request by Secured Party) execute and deliver, and use its reasonable and diligent best efforts to obtain from other Persons, all instruments and documents (including, without limitation, assignments, transfer documents and transfer notices, financing statements and other lien notices), in form and substance reasonably satisfactory to Secured Party, and take all other actions which are necessary or, in the


                                     B-3-3
reasonable good faith judgment of Secured Party, desirable or appropriate to create, perfect, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third Persons or to effect or to assure further the purposes and provisions of this Agreement, and the Grantor will pay all costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

               SECTION 2.5 Survival of Security Interest. Except as otherwise required by law, the security interest granted hereby shall, (i) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until all obligations of the Lender to extend credit to the Grantor have expired or been terminated and all Secured Obligations have been fully and finally paid, (ii) survive the expiration or termination of the Credit Agreement and the repayment of the Advances to the same extent that any contingent Obligation survives, and (iii) survive any sale, exchange or other disposition of the Grantor's interest in any Collateral and remain enforceable against each transferee and subsequent owner of such interest, unless such sale, exchange or other disposition is permitted at the time under the Credit Agreement.

               SECTION 2.6 Reinstatement. If at any time any payment on any Secured Obligation is set aside, avoided, or rescinded or must otherwise be restored or returned, this Agreement and the security interest created hereby shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of any Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

               SECTION 3.1 Representations and Warranties of Grantors. Each Grantor represents and warrants that:

               (a) Schedule A completely and accurately sets forth all shares of stock, and all other equity, ownership and profit interests in which the Grantor owns any interest. The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

               (b) The Grantor's chief executive office is located at the address shown as the chief executive office on Schedule B hereto. The Grantor has no places of business other than its chief executive office and the other locations set forth on Schedule B.

               (c) The Grantor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names other than those listed on Schedule C hereto.


                                     B-3-4

               (d) The Grantor at all times is (or, as to any item of Collateral acquired after the date hereof, will be) the sole legal and beneficial owner of all Collateral reflected on its books and records as belonging to it and has exclusive possession and control thereof free and clear of any Liens except those created by this Agreement or permitted under
        Section 5.3(a) of the Credit Agreement. No financing statement, notice of lien, or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof exists or is on file in any public office, except as may have been filed in favor of Secured Party, and those relating to Liens permitted by the Credit Agreement.

               (e) The Collateral has not been and will not be used or bought by the Grantor for personal, family or household purposes.

               (f) The Pledged Shares are certificated securities evidenced and represented by certificates issued in bearer or registered form. All originals of all stock certificates and other instruments or investment property constituting Collateral have been delivered to Secured Party with all necessary or appropriate endorsements.

               (g) Except (i) as set forth in Schedule D and (ii) as to laws generally applicable to the creation, perfection or enforcement of security interests in personal property, neither the Grantor nor any of the Collateral purported to be granted by it is subject to any requirement of law or contractual obligation which prohibits, restricts or limits the execution, delivery or performance of this Agreement or the creation, perfection or enforcement of the security interest purported to be created hereby.

               (h) None of the Collateral constitutes "margin stock," as defined in Regulation U of the Board of Governors of the Federal Reserve System.

               (i) The proper taxpayer identification number for the Grantor is accurately set forth on Schedule E.


                                   ARTICLE IV
                                    COVENANTS

               SECTION 4.1 Covenants of Grantors. The Grantor covenants and agrees that so long as the security interest created hereby remains outstanding:

               (a) The Grantor will deliver to Secured Party each instrument included in the Collateral as set forth in Section 2.3.

               (b) The Grantor will not cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office unless (in each case) (x) Schedule B has first been appropriately supplemented with respect thereto, and (y) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to perfect or continue the perfection (without loss of priority) of Secured Party's security interest in the Collateral.

               (c) The Grantor will defend the Collateral against all claims and demands


                                     B-3-5
        of all Persons at any time claiming the same or any interest therein unless such interest is permitted hereunder and under the Credit Agreement.

               (d) The Grantor will not encumber, sell, exchange or otherwise dispose of any item of Collateral or any interest therein, or permit or suffer any such item to be encumbered, sold, exchanged or otherwise disposed of, unless (i) such action is permitted at the time under the Credit Agreement and (ii) the Grantor makes all payments on account of the Obligations required to be made therefrom (provided that any such payments made in connection with any Asset Sale permitted under Section 5.3(b)(iii) of the Credit Agreement shall be made concurrently with the closing of such Asset Sale), and the Grantor and each other Loan Party takes all other actions required to be taken in connection therewith, under the Credit Agreement, this Agreement or any other Loan Document.

               (e) Secured Party is hereby authorized to file one or more financing statements, and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of the Grantor where permitted by law.

               (f) The Grantor will (i) maintain insurance as required in
        Section 5.2(g) of the Credit Agreement, (ii) give the Lender written notice of any default in the payment of premiums on such insurance policies and at least ten (10) days written notice prior to cancellation of any such policies, and (iii) cause the Lender to be named (A) as the principal beneficiary on any key-man life insurance policy and (B) as an additional insured on a lender's loss payable endorsement, in a form satisfactory to the Lender for any other such insurance policies.

               (g) Secured Party may at any time (but shall not be obligated to)
        (i) perform any of the obligations of the Grantor under this Agreement if the Grantor fails to perform such obligation within 30 days (or, in the case of insurance, within 10 days) after written demand by Secured Party and (ii) make any payments and do any other acts it may deem reasonably necessary or desirable to protect its security interest in the Collateral, including, without limitation, the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral (other than Liens permitted under Section 5.3(a) of the Credit Agreement), to procure insurance required to be provided by the Grantor under the Credit Agreement, and to the extent the Grantor is required hereunder or under the Credit Agreement to do so, to appear in and defend any action or proceeding relating to the Collateral, if the Grantor fails to make such payments or perform such acts within 30 days after written demand by Secured Party and the Grantor will promptly reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable under the Credit Agreement to the Advances, and all costs and expenses related thereto as set forth in Section 8.10 hereof.


                                    ARTICLE V
                   VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

               SECTION 5.1 Voting Rights. So long as no Event of Default has occurred and is continuing or would result from any exercise thereof, the Grantor shall have and may exercise all voting rights with respect to any and all shares of stock, equity securities and


                                     B-3-6
other equity, ownership or profit interests constituting Collateral, except that:

               (a) the Grantor may not and will not act or vote in favor of any action that would be or cause a breach of any obligations of the Grantor or any other Loan Party under the Credit Agreement or under any other Loan Document;

               (b) the Grantor may not and will not act or vote in favor of (i) the authorization or issuance of any options, warrants, voting rights, or preference shares or additional shares, or (ii) any reclassification, readjustment, reorganization, merger, consolidation, sale or disposition of assets, or dissolution, without giving Secured Party at least 5 days' prior written notice thereof, provided that for the conversion of Debt to equity permitted under Section 5.3(c)(ix) of the Credit Agreement, such notice shall be limited to subsequent notice only, which the Grantor shall provide to Secured Party in writing within 5 days after such conversion; and

               (c) the Grantor may not and will not act or vote in favor of any action that does or is reasonably likely to have a material adverse effect on the aggregate value of the Collateral provided that, for purposes of this Section 5.1(c), the effect of any such act or vote shall be determined with respect to the facts and circumstances at the time of such act or vote.

Upon the occurrence and during the continuance of an Event of Default, Secured Party may (but shall not be obligated to) terminate the Grantor's right to exercise voting rights with respect to any or all such shares of stock, equity securities and ownership interests, either by giving written notice of such termination to the Grantor or by transferring such shares, securities or interests into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

               SECTION 5.2 Dividends, Distributions and Payments. So long as no Event of Default has occurred and is continuing or would result, the Grantors shall be entitled to receive all dividends and distributions on all shares of stock, equity securities and other equity, ownership and profit interests constituting Collateral, so long as the Grantors make all payments on account of the Obligations required to be made therefrom, and the Grantors and each other Loan Party takes all other actions required to be taken in connection therewith, under the Credit Agreement, this Agreement or any other Loan Document.


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

               SECTION 6.1 Remedies. Upon and at any time after the occurrence and during the continuance of any Event of Default, Secured Party may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the Code or other applicable law, (ii) each and all of the rights and remedies available to it, as Lender or as Secured Party, under the Credit Agreement or any other Loan Document and (iii) each and all of the following rights and remedies:

               (a) Secured Party may notify any or all account debtors and obligors on any Collateral to make payment directly to Secured Party.


                                     B-3-7

               (b) Secured Party may take possession of all items of Collateral that are not then in its possession and require the Grantors or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and the Grantors.

               (c) Secured Party may sell, lease, license or otherwise dispose of any or all of the Collateral or any part thereof in one or more parcels at a public sale or in a private sale or transaction, on any exchange or market or at Secured Party's offices or on the Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. The Grantors agree that at least ten calendar days' written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.


In addition, each holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of any Secured Obligation as may be available to it by law or agreement.

               SECTION 6.2 Remedies Cumulative. Secured Party may exercise and enforce each right and remedy available to it upon the occurrence of an Event of Default either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

               SECTION 6.3 Surplus, Deficiency. Any surplus proceeds of any sale or other disposition of Collateral by Secured Party remaining after all the Secured Obligations are paid in full shall be paid over to the Grantor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but if any obligation to make Advances then remains outstanding or if any contingent, unliquidated or unmatured Secured Obligation then remains outstanding, such surplus proceeds may be retained by Secured Party and held as Collateral until such time as all such obligations have expired or been terminated and all outstanding Secured Obligations have been determined, liquidated, paid in full and discharged. The Grantors shall be and remain liable for any deficiency.

               SECTION 6.4 Information Related to Collateral. If Secured Party determines to sell or otherwise dispose of any Collateral, the Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of such Collateral or would or might facilitate its sale.

               SECTION 6.5 Sale Exempt from Registration. Secured Party shall be entitled at any sale or other disposition of Collateral, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will provide assurances satisfactory to Secured Party that they may be offered and sold the Collateral to be sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable


                                     B-3-8
state or federal statute, and upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its commercially reasonable judgment, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act as then in effect (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

               SECTION 6.6 Registration Rights. During the continuance of an Event of Default, if Secured Party determines that registration of any securities constituting Collateral under the Securities Act or other applicable law is required or desirable in connection with any sale, the Grantors will use their best efforts to cause such registration to be effectively made, at no expense to Secured Party, and to continue any such registration effective for such time as may be reasonably necessary in the opinion of the Secured Party.


                                  ARTICLE VII
                                 SECURED PARTY

               SECTION 7.1 Credit Agreement Provisions. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, as Lender under the Credit Agreement. The provisions of Article VI of the Credit Agreement and all rights, powers, immunities and indemnities granted to the Lender under the Credit Agreement and other Loan Documents shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or with respect to this Agreement.

               SECTION 7.2 No Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, perfection, priority or enforceability of any security interest granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

               SECTION 7.3 Duty of Care. Neither Secured Party nor any director, officer, employee, attorney or agent of Secured Party shall be obligated to care for the Collateral hereunder or to collect, enforce, vote or protect the Collateral or any rights or interests of the Grantor related thereto or to preserve or enforce any rights which the Grantor or any other Person may have against any third party, except only that Secured Party shall exercise reasonable care in physically safekeeping any item of Collateral that was delivered into Secured Party's possession. Secured Party shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Secured Party accords to its own property or if it selects, with reasonable care, a custodian or agent to hold such collateral for Secured Party's account.


                                     B-3-9

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

               SECTION 8.1 Notices. All notices, requests, approvals, consents and other communications required or permitted to be made hereunder shall, except as otherwise provided, be given in the manner specified and to the addresses set forth in Section 7.2 of the Credit Agreement.

               SECTION 8.2 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

               SECTION 8.3 Changes. This Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced or otherwise in accordance with Section 7.1 of the Credit Agreement except as provided in Section 5.2(e) of the Credit Agreement or as required to comply with
Section 4.1(b). Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 8.4 Grantor Remains Liable. The Grantor shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise or enforcement by Secured Party of any of its rights and remedies under this Agreement or in respect of the Collateral shall not release the Grantor from any of its duties or obligations under any such contracts or agreements. Secured Party shall not be obligated to perform any such duties or obligations and shall not be liable for any breach thereof.

               SECTION 8.5 No Waiver. No failure by Secured Party to exercise, or delay by Secured Party in exercising, any power, right or remedy under this Agreement shall operate as a waiver thereof. No waiver by Secured Party shall be effective unless given in a writing signed by it. No waiver so given shall operate as a waiver in respect of any other matter or in respect of the same matter on a future occasion. Acceptance of or acquiescence in a course of performance in respect of this Agreement shall not waive or affect the construction or interpretation of the terms of this Agreement even if the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               SECTION 8.6 Entire Agreement. This Agreement and the other Loan Documents are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms and conditions thereof.

               SECTION 8.7 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in any other application, shall not be in any way affected or impaired thereby and such other provisions and applications shall be enforceable to the full extent lawful.

               SECTION 8.8 Power of Attorney. Each Grantor hereby appoints and constitutes Secured Party or any delegate, nominee or agent acting for Secured Party as the


                                     B-3-10

Grantor's attorney-in-fact with the power and authority (but not the duty), in the name of the Grantor or in the name of Secured Party or such delegate, nominee or agent, to (i) execute, deliver and file such financing statements, agreements, deeds and writings as the Grantor is required to execute, deliver or file hereunder, (ii) endorse, collect or transfer any item of Collateral (A) which the Grantor is required to endorse, collect or transfer hereunder after either (x) the occurrence and continuance of an Event of Default, or (y) Secured Party has requested that Grantor so endorse, collect or transfer and Grantor has failed to so endorse, collect or transfer or which Secured Party is permitted to endorse, collect or transfer hereunder, (iii) make any payments or take any action under Section 2.4 or Section 4.1(g) hereof, (iv) take any other action
(A) permitted to Secured Party hereunder or (B) required of the Grantor hereunder after either (x) an Event of Default has occurred and is continuing or
(y) the Secured Party has requested that Grantor take such action and Grantor has failed to do so, and (z) take any action reasonably necessary to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable as to the Grantor. Secured Party shall have no duty whatsoever to exercise any power herein granted it.

               SECTION 8.9 Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

               SECTION 8.10 Costs and Expenses. The Grantor hereby agrees to pay or reimburse Secured Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and court costs) incurred in connection with or as a result of the exercise or enforcement by Secured Party of any right or remedy available to it or the protection or enforcement of its interest in the Collateral in any bankruptcy case or insolvency proceeding.

               SECTION 8.11 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY; WAIVER OF BOND.

               (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

               (b) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. SERVICE OF ANY SUMMONS,


                                     B-3-11

        COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY CALIFORNIA LAW.

               (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, AND AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               (d) LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE GRANTOR AGAINST SECURED PARTY OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

               (e) WAIVER OF BOND. THE GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF SECURED PARTY IN CONNECTION WITH THE ENFORCEMENT OF ANY OF ITS REMEDIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY ORDER OR WRIT FOR REPLEVIN OR DELIVERY OF POSSESSION OF ANY COLLATERAL.

               SECTION 8.12 Successors and Assigns. This Agreement is binding upon and enforceable against the Grantors and their successors and assigns. It shall inure to the benefit of and may be enforced by Secured Party and its successors and assigns, for its and their own benefit and for the benefit of each and every present and future Lender or other Person entitled to enforce any of the Secured Obligations and each of their respective heirs, representatives, successors and assigns.


                                     B-3-12

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                    OCULAR SCIENCES, INC.



                                    By:_______________________________
                                         Greg E. Lichtwardt Vice President,
                                        Finance, and Chief Financial Officer


                                    COMERICA BANK-CALIFORNIA



                                    By:_______________________________
                                       Lori S. Edwards, First Vice President


                                     B-3-13

                                          SCHEDULE A

                                        PLEDGED SHARES



                                                                                                       Percentage of
                                           Stock Certificate                           Number           Outstanding
Stock Issuer          Class of Stock             No(s).             Par Value         of Shares           Shares
------------          --------------            --------            ---------         ---------           ------



                                     B-3-A-1

                                   SCHEDULE B

                             CHIEF EXECUTIVE OFFICE
                                       AND
                                 OTHER LOCATIONS


                                     B-3-B-1

                                   SCHEDULE C

                                   TRADE NAMES



                                     B-3-C-1

                                   SCHEDULE D

                           RESTRICTIONS ON COLLATERAL


                                    B-3-D-1

                                   SCHEDULE E

                               TAXPAYER ID NUMBER


                                    B-3-E-1

                                   EXHIBIT C-1
                              FORM OF LEGAL OPINION

                                November 7, 1997


Comerica Bank-California
155 Grand Avenue, Suite 402
Oakland, California  94612
Attn:  Ms. Lori S. Edwards

        RE:  OCULAR SCIENCES, INC. AND OCULAR SCIENCES PUERTO RICO, INC.

Ladies and Gentlemen:

        We have acted as special counsel for Ocular Sciences, Inc., a Delaware corporation ("Ocular Sciences"), and Ocular Sciences Puerto Rico, Inc. ("O.S.I. Puerto Rico") (collectively the "Borrowers"), in connection with that certain Amended and Restated Credit Agreement dated as of even date herewith, including all exhibits and schedules thereto (the "Credit Agreement") by and between the Borrowers and Comerica Bank-California, a California chartered bank ("Lender"). We are rendering this opinion pursuant to Section 3.1(f) of the Credit Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

        In connection with this opinion, we have examined the following documents (the items referred to in clauses 1 through 6 below are referenced to herein as the "Loan Documents"):

        1.      The Credit Agreement;

        2. The Amended and Restated Subsidiary Guaranty (the "Subsidiary Guaranty");

        3.      The Amended and Restated Pledge Agreement (the "Pledge
                Agreement");

        4.      The Parent Guaranty;

        5. A UCC-2 financing statement for filing with the Secretary of State of California naming Ocular Sciences as the debtor and the Lender as the secured party (the "Financing Statement");

        6.      Assignments Separate From Certificates evidencing the Pledged
                Shares;


                                      C-1-1

Comerica Bank-California
November 7, 1997
Page 2


        7. Certificate of Incorporation and Bylaws of Ocular Sciences and O.S.I. Puerto Rico, certified by the Secretary of Ocular Sciences and O.S.I. Puerto Rico, respectively; and

        8. An officer's certificate of Ocular Sciences, a copy of which is attached as Exhibit A hereto ("Ocular Sciences' Certificate"), and an officer's certificate of O.S.I. Puerto Rico, a copy of which is attached as Exhibit B hereto ("O.S.I. Puerto Rico's Certificate").

        In addition, we have examined and relied upon originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the Ocular Sciences' Certificate and O.S.I. Puerto Rico's Certificate.

        We are admitted to practice law only in the State of California, and we express no opinion concerning any law other than the law of the State of California, the Delaware General Corporation Law, and the law of the United States of America.

        In rendering this opinion, we have assumed the genuineness and authenticity of all signatures (other than that of Ocular Sciences and O.S.I. Puerto Rico) on original documents; that all natural persons who are signatories are legally competent to execute and deliver such documents; the authenticity and completeness of all documents submitted to us as originals; the conformity of originals to all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Ocular Sciences and O.S.I. Puerto Rico of the Loan Documents to which they respectively are parties) where authorization, execution and delivery are prerequisites to the effectiveness of such documents; the power and authority of the Lender to enter into and perform their obligations under the Loan Documents; that each of the Loan Documents has been duly executed by the Lender and delivered to Ocular Sciences and O.S.I. Puerto Rico and is the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with their terms; that the Lender is duly qualified in the State of California to do business of the type contemplated by the Loan Documents; that the Lender qualifies for an exemption from the otherwise applicable interest rate limitations of California law for loans or forbearances contained in Article XV, Section 1 of the California Constitution; that all loans under the Loan Documents will be made by the Lender for its own account or for the account of another person or entity that qualifies for an exemption from the interest rate limitations of California law, and there is no present agreement or plan, express or implied, on the part of the Lender to sell participations or any other interest in the loans to be made under the


                                      C-1-2

Comerica Bank-California
November 7, 1997
Page 3


Loan Documents to any person or entity other than a person or entity that also qualifies for an exemption from the interest rate limitations of California law; that except for the Loan Documents, there are no documents or agreements between the parties which would expand or otherwise modify the respective rights and obligations of the parties set forth in the Loan Documents; and with respect to matters of fact (as distinguished from matters of law), with your permission and without verification by us, we also have relied upon and assumed that the representations of Ocular Sciences, O.S.I. Puerto Rico and the other parties set forth in the Loan Documents, the Ocular Sciences' Certificate, O.S.I. Puerto Rico's Certificate and any other certificates, instruments or agreements executed in connection therewith or delivered to us are true, correct, complete and not misleading. We have made no independent investigation of any such facts stated in any such certificate or representation.

        Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is intended to indicate that during the course of our representation of Ocular Sciences and O.S.I. Puerto Rico in connection with the Loan Documents, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered or are rendering legal services to Ocular Sciences and O.S.I. Puerto Rico in connection with the Loan Documents. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Ocular Sciences and O.S.I. Puerto Rico.

        With respect to our opinion in paragraph 4 below, we have relied solely upon copies, supplied to us by Ocular Sciences, of those undertakings, contracts, indentures, mortgages, deeds of trust or other instruments, documents or agreements which have been identified to us by Ocular Sciences in the Ocular Sciences' Certificate as all material undertakings, contracts, indentures, mortgages, deeds of trust or other instruments, documents or agreements to which Ocular Sciences is a party or by which it is bound (the "Ocular Sciences Material Contracts"). We have not undertaken any independent investigation of such matters, other than the inquiries we have made of the officers of Ocular Sciences and the review we have made of the corporate records of Ocular Sciences described above.

        With respect to our opinion in paragraph 5 below, we have relied solely upon copies, supplied to us by O.S.I. Puerto Rico, of those undertakings, contracts,


                                      C-1-3

Comerica Bank-California
November 7, 1997
Page 4


indentures, mortgages, deeds of trust or other instruments, documents or agreements which have been identified to us by O.S.I. Puerto Rico in O.S.I. Puerto Rico's Certificate as all material undertakings, contracts, indentures, mortgages, deeds of trust or other instruments, documents or agreements to which O.S.I. Puerto Rico is a party or by which it is bound (the "O.S.I. Puerto Rico Material Contracts"). We have not undertaken any independent investigation of such matters, other than the inquiries we have made of the officers of O.S.I. Puerto Rico and the review we have made of the corporate records of O.S.I. Puerto Rico described above.

        In rendering our opinion in the second and last sentences of paragraph 1, we have relied solely on a certificate of good standing from each of the Secretary of State's office of each of the states specified in that paragraph.

        On the basis of the foregoing, and subject to the qualifications stated below, we are of the opinion that:

        1. Ocular Sciences is a corporation, duly incorporated and validly existing under the laws of Delaware and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged. Ocular Sciences is duly qualified and in good standing as a foreign corporation authorized to transact business in California and in each of the states listed below its name on Exhibit C. O.S.I. Puerto Rico is a corporation, duly incorporated and validly existing under the laws of Delaware and has the requisite corporate power and authority. O.S.I. Puerto Rico is duly qualified and in good standing as a foreign corporation authorized to transact business in California and in each of the states listed below its name on Exhibit C.

        2. Ocular Sciences and O.S.I. Puerto Rico have taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents to which they respectively are parties, and each has the corporate power and authority to execute, deliver and perform the Loan Documents to which it is respectively a party.

        3. The Credit Agreement, the Pledge Agreement and the Parent Guaranty have been duly executed and delivered by Ocular Sciences. The Credit Agreement and the Subsidiary Guaranty have been duly executed and delivered by O.S.I. Puerto Rico. The Credit Agreement, the Pledge Agreement, and the Parent Guaranty constitute the legal, valid and binding obligations of Ocular Sciences, enforceable against Ocular Sciences in accordance with their respective terms. The Credit Agreement and the Subsidiary Guaranty constitute the legal, valid and binding


                                      C-1-4

Comerica Bank-California
November 7, 1997
Page 5


obligations of O.S.I. Puerto Rico, enforceable against O.S.I. Puerto Rico in accordance with their respective terms.

        4. The execution, delivery and performance by Ocular Sciences of the Loan Documents to which it is a party do not (a) to the best of our knowledge, violate or contravene any order of any court or United States or California governmental agency as presently in effect applicable to Ocular Sciences; (b) violate or contravene any United States or California law presently in effect and applicable to Ocular Sciences; (c) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of Ocular Sciences; (d) to the best of our knowledge, violate or result in a breach of or constitute any default under any of the Ocular Sciences Material Contracts; and
(e) result in or require the creation or imposition of any lien on any of Ocular Sciences' properties pursuant to any order of any court or United States or California governmental agency as presently in effect applicable to Ocular Sciences or any of the Ocular Sciences Material Contracts, other than the liens created pursuant to the Loan Documents.

        5. The execution, delivery and performance by O.S.I. Puerto Rico of the Loan Documents to which it is a party do not (a) to the best of our knowledge, violate or contravene any order of any court or United States or California governmental agency as presently in effect applicable to O.S.I. Puerto Rico; (b) violate or contravene any United States or California law presently in effect and applicable to O.S.I. Puerto Rico; (c) conflict with, or result in a breach of, or constitute a default under the Certificate of Incorporation or Bylaws of O.S.I. Puerto Rico; (d) to the best of our knowledge, violate or result in a breach of, or constitute any default under, any of the O.S.I. Puerto Rico Material Contracts; and (e) result in, or require the creation or imposition of, any lien on any of O.S.I. Puerto Rico's properties pursuant to any order of any court or United States or California governmental agency as presently in effect applicable to O.S.I. Puerto Rico or any of the O.S.I. Puerto Rico Material Contracts, other than the liens created pursuant to the Loan Documents.

        6. No authorization, consent, approval, license, qualification or formal exemption from, nor notice to, nor any filing, recordation, declaration or registration with, any United States or California governmental authority is necessary or required on the part of Ocular Sciences or O.S.I. Puerto Rico in connection with the execution, delivery, or performance by Ocular Sciences or O.S.I. Puerto Rico of the Loan Documents to which they respectively are parties, except for such filings or recordations as may be necessary to perfect the security interests or liens granted by the Loan Documents.


                                      C-1-5

Comerica Bank-California
November 7, 1997
Page 6


        7. To the best of our knowledge, there is no action, suit or proceeding at law or in equity by or before any court or governmental agency now pending against Ocular Sciences with respect to the Loan Documents to which it is a party.

        8. To the best of our knowledge, there is no action, suit or proceeding at law or in equity by or before any court or governmental agency threatened against O.S.I. Puerto Rico with respect to the Loan Documents to which it is a party.

        9. The delivery to the Lender of (a) the original stock certificates evidencing the Pledged Shares (as defined in the Pledge Agreement), and (b) the duly executed Assignments, in blank, and the Lender's continuous possession of such documents, perfects the Lender's security interest in the Pledged Shares. Upon the due execution by Ocular Sciences and the proper filing of the Financing Statement in the Office of the Secretary of State of California (assuming that the representations made by Ocular Sciences and by O.S.I. Puerto Rico with respect to the location of the Collateral, its place of business and chief executive office are and remain true and correct), the security interests granted by Ocular Sciences under the Pledge Agreement in and to such Collateral to secure the Secured Obligations (as defined in the Pledge Agreement) will constitute perfected security interests therein to the extent that security interests in such Collateral may be perfected by filing a financing statement under Division 9 of the California Uniform Commercial Code ("CUCC"). Except for the filing of periodic continuation statements, it is not necessary under the CUCC to re-record, re-register or refile a UCC-1 financing statement, or to record, register or file any other or additional documents, instruments or statements in order to maintain perfection of the security interests in any such Collateral granted in favor of the Lender, except that additional financing statements may be required to be filed if Ocular Sciences or O.S.I. Puerto Rico changes its name, identity or corporate structure so as to make a financing statement seriously misleading (unless new appropriate financing statements indicating the new name, identity or corporate structure are duly filed), or if there is any change in the location of its chief executive office or chief place of business or the state in which any of the Collateral is located.

        10. Neither Ocular Sciences nor O.S.I. Puerto Rico is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        11. To the best of our knowledge, neither Ocular Sciences nor O.S.I. Puerto Rico is generally engaged in the business of purchasing or selling margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System) or extending credit for the purpose of purchasing or carrying margin stock. To the best of our knowledge, no proceeds of any Advance will be


                                      C-1-6

Comerica Bank-California
November 7, 1997
Page 7


used for any purpose that requires any Lender to deliver or obtain any certification under, or to comply with any margin requirements or other provision of, Regulations G, T, V or X of the Board of Governors of the Federal Reserve System.

        The opinions expressed in this letter are subject to the following qualifications:


                          [ADD RELEVANT QUALIFICATIONS]







                                        Very truly yours,


                                        ---------------------------------------
                                        FENWICK & WEST LLP


                                      C-1-7

                                    Exhibit A

                        Officer's Certificate of Ocular Sciences, Inc.


                                      C-1-8

                                    Exhibit B

                   Officer's Certificate of O.S.I. Puerto Rico


                                      C-1-9

                                    Exhibit C

                                  Good Standing

Ocular Sciences, Inc.

California
Delaware
New Jersey
Pennsylvania

O.S.I. Puerto Rico

California
Delaware
Commonwealth of Puerto Rico


                                     C-1-10

                                  EXHIBIT C-2


                        [BIRD BIRD & HESTRES LETTERHEAD]


                                                November 7, 1997


Comerica Bank-California
155 Grand Avenue
Suite 402
Oakland, CA 94612

                                                RE: Ocular Sciences Puerto Rico,
                                                    Inc.
                                                    BBH NO. 80.7

Ladies and Gentlemen:

     We have acted as counsel to Ocular Sciences Puerto Rico, Inc., formerly known as O.S.I. Puerto Rico Corporation, a Delaware corporation ('O.S.I. Puerto Rico'), in connection with the Amended and Restated Credit Agreement by and between Ocular Sciences, Inc., a Delaware corporation previously known as O.S.I. Corporation, a California corporation ('Ocular Sciences') and O.S.I. Puerto Rico, as Borrowers and Comerica Bank-California (the "Lender") as lender, dated as of November 7, 1997 (the 'Credit Agreement'). This opinion is delivered to you pursuant to the provisions of Section 3.1(f) of Article III of the Credit Agreement (the 'Credit Agreement'). Except as otherwise defined herein, capitalized terms shall have the respective meanings given to them in the Credit Agreement.

     In connection with this opinion, we have examined the following documents, each dated as of November 7, 1997, unless otherwise noted (collectively, the "Loan Documents"):

     1.   The Amended and Restated Credit Agreement by and between

Comerica Bank-California
November 7, 1997
Page - 2 -

          Ocular Sciences, O.S.I. Puerto Rico, and the Lender;

     2. The Parent Guaranty between Ocular Sciences and the Lender (the 'Parent Guaranty');

     3. The Amended and Restated Pledge Agreement by and between Ocular Sciences, Inc. and the Lender;

     4. The Amended and restated Subsidiary Guaranty between O.S.I. Puerto Rico and the Lender (the 'Subsidiary Agreement');

     5.   The Certificate of Incorporation and By-Laws of O.S.I. Puerto Rico;
          and

     6. Such other agreements, corporate records and documents, including originals, or copies, certified or otherwise, identified to our satisfaction of such certificates of public officials and of officers and representatives of O.S.I. Puerto Rico as we have deemed necessary as a basis for the opinions hereinafter expressed.

     In addition, as to certain matters, we have relied upon certificates and advice from various public officials. We assume the accuracy of all material and factual matters contained therein, which are not independently established. We have also examined, and as to matters of fact, relied upon the representations and warranties set forth in the Credit Agreement and certificates delivered pursuant thereto. We have assumed the due authorization, execution and delivery of the Loan Documents and other documents executed and delivered by O.S.I. Puerto Rico and Ocular Sciences, and by all other parties thereto other than said entities.

     The opinions expressed herein are qualified to the extent that the validity or enforceability of any of the agreements, documents or obligations referred to herein may be subject to or affected by applicable reorganization, moratorium, bankruptcy, insolvency, or other laws relating to or affecting the rights of creditors generally. We do not express any opinion on the availability of any equitable (whether in a proceeding at law or in equity) or other specific remedy upon breach of any of the agreements, documents or obligations referred to herein.

Comerica Bank-California
November 7, 1997
Page - 3 -


     On the basis of and subject to the foregoing, it is our opinion that:

     1. The courts of the Commonwealth of Puerto Rico would observe and give effect to the choice of California law as the governing law of the Credit Agreement and the Subsidiary Agreement.

     2. The United States District Court in the Commonwealth of Puerto Rico would enforce a judgment obtained in a United States federal court in California with respect to O.S.I. Puerto Rico and its obligations under the Credit Agreement, as a Borrower, and under the Subsidiary Guaranty, as a Guarantor. In the case of a judgment rendered by a California state court, for the judgment to be enforceable in the Commonwealth of Puerto Rico an exequatur petition would have to be filed in the General Court of Justice of the Commonwealth of Puerto Rico in order to give full faith and credit to the California judgment.

     3. O.S.I. Puerto Rico is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on O.S.I. Puerto Rico.

     This opinion is issued solely for your information in connection with the transaction described above and should not be quoted in whole or in part or otherwise referred to in any financial statement or other document or furnished to any other party or agency without our prior written consent and with the consent of O.S.I. Puerto Rico, except that (i) the rights of the Lender under this letter shall benefit any permitted successors, assigns and participants of the Lender, and (ii) copies of this letter may be shown to or delivered to (A) any regulatory or supervisory authority having jurisdiction over the Lender and its successors and assigns, and (B) to the Lender's and its successors and assigns' accountants, auditors and attorneys.

     We are qualified to practice law in the Commonwealth of Puerto Rico and do not purport to be experts on, or express any opinion herein concerning any law other than the laws of the Commonwealth of Puerto Rico. In rendering the foregoing opinions we have made no independent investigation of any laws other than the laws of the

Comerica Bank-California
November 7, 1997
Page - 4 -


Commonwealth of Puerto Rico and the General Corporation Law of the Commonwealth of Puerto Rico.


                                                  Very truly yours,


                                                  BIRD BIRD & HESTRES


EFH/

                                  EXHIBIT C-3

Our Ref        RPB.CF 7056.311
Your Ref                                 [MOORE BLATCH SOLICITORS LETTERHEAD]

7 November 1997

Comerica Bank - California
333 West Santa Clara Street
San Jose
CA 95113
USA






Dear Sirs


OCULAR SCIENCES INC. (OSI) - EQUITABLE PLEDGE OF SHARES OF OCULAR SCIENCES LIMITED (THE COMPANY)

1.   INTRODUCTION

We have been asked to give an opinion in connection with an equitable pledge (the Charge) of, inter alia 1,950,000 ordinary shares of pound 1 each in the capital of the Company comprising 65 per cent of the issued share capital of the Company (the CHARGED SHARES) pursuant to an amended and restated pledge and security agreement dated as of 7 November 1997 (the PLEDGE AGREEMENT) between OSI and Comerica Bank - California (the BANK) as part security for a loan facility of US $30,000,000 from the Bank to OSI and Ocular Sciences Puerto Rico Inc. (OSI PR) pursuant to an amended and restated credit agreement likewise dated as of 7 November 1997 between OSI, OSI PR and the Bank (the CREDIT AGREEMENT).

In this Opinion, reference to the DOCUMENTS shall be construed as reference to the Credit Agreement and the Pledge Agreement.

Words and expressions defined in the Documents will, unless otherwise defined herein, have the same meaning when used herein.

This opinion is given only in respect of the matters stated as at 7 November 1997 and on the basis of the law as it existed at that date.

We have been acting as legal advisers in England to OSI and the Company in connection with the Charge to the extent addressed in this Opinion.

2.      DOCUMENTS

For the purpose of giving this Opinion we have examined the following documents.

2.1     a copy of the Credit Agreement executed by the parties thereto.

2.2     a copy of the Pledged Agreement executed by the parties thereto.

2.3 copies of the Memorandum of Association and the Articles of Association of the Company, certified as being true and correct copies as at 5 November 1997 by a director or the company secretary of the Company.

2.4 our agent's report following their search on 4 November 1997 of the public records of the Company on file which were available for inspection by the public at the Companies Registry;

2.5 a copy of the undated stock transfer form in respect of the Charged Shares executed by OSI in favour of the Bank,

2.6 copies of the share certificates dated on or before 7 November 1997 sealed by the Company in favour of OSI in respect of the Charged Shares.

and such other documents, records and papers as we think necessary or relevant as a basis for our opinions herein contained.

3.      ASSUMPTIONS

For the purpose of this Opinion, we have assumed (without making any investigation thereof):

3.1 the authenticity of all documents or instruments submitted to us as originals;

3.2 the completeness and the conformity to original documents or instruments or all documents or instruments submitted to us as certified or other copies of originals;

3.3 the genuineness of all signatures and seals on the documents and instruments submitted to us;

3.4 that the entry into the Documents by OSI and OSI PR has been properly approved by unanimous resolutions of the board of directors of OSI and OSI PR and that the Documents have been duly and properly executed by the persons authorised to execute the Documents by resolutions of the board of directors of OSI and OSI PR;

3.5 that there have been and will be no amendments to the Memorandum of Association or the Articles of Association of the Company as examined by us and certified as being true and correct copies by a director or the company secretary of the Company as referred to in paragraph 2.3;


                                    -page 2-